PROSPECTUS SUPPLEMENT
(To Base Prospectus dated December 18, 2006)
$685,929,000
(Approximate)

Bear Stearns Asset Backed Securities I Trust 2007-HE2
Issuing Entity

Asset-Backed Certificates, Series 2007-HE2

EMC Mortgage Corporation
Sponsor and Master Servicer

Bear Stearns Asset Backed Securities I LLC
Depositor
________________

The issuing entity is offering the following classes of certificates pursuant to this prospectus supplement and the base prospectus:

Consider carefully the risk factors beginning on page S-21 in this prospectus supplement and on page 6 in the base prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, EMC Mortgage Corporation, LaSalle Bank National Association or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the base prospectus.

Class	Original Certificate Principal Balance	Pass-Through Rate	Class	Original Certificate Principal Balance	Pass-Through Rate
Class I-A-1	$47,550,000	(1)(2)	Class II-1A-1	$148,947,000	(1)(2)
Class I-A-2	$26,157,000	(1)(2)(3)	Class II-1A-2	$ 69,533,000	(1)(2)(4)
Class I-A-3	$12,483,000	(1)(2)(3)	Class II-1A-3	$ 38,024,000	(1)(2)(4)
Class I-A-4	$15,544,000	(1)(2)(3)	Class II-1A-4	$ 23,768,000	(1)(2)(4)
Class I-M-1	$ 4,660,000	(1)(2)(3)	Class II-2A	$ 75,162,000	(1)(2)(4)
Class I-M-2	$ 4,142,000	(1)(2)(3)	Class II-3A	$ 77,349,000	(1)(2)(4)
Class I-M-3	$ 2,395,000	(1)(2)(3)	Class II-M-1	$ 33,704,000	(1)(2)(4)
Class I-M-4	$ 2,200,000	(1)(2)(3)	Class II-M-2	$ 28,932,000	(1)(2)(4)
Class I-M-5	$ 2,006,000	(1)(2)(3)	Class II-M-3	$ 12,527,000	(1)(2)(4)
Class I-M-6	$ 1,877,000	(1)(2)(3)	Class II-M-4	$ 12,527,000	(1)(2)(4)
Class I-M-7	$ 1,812,000	(1)(2)(3)	Class II-M-5	$ 12,527,000	(1)(2)(4)
Class I-M-8	$ 1,682,000	(1)(2)(3)	Class II-M-6	$ 6,860,000	(1)(2)(4)
Class I-M-9	$ 1,488,000	(1)(2)(3)	Class II-M-7	$ 8,352,000	(1)(2)(4)
			Class II-M-8	$ 6,264,000	(1)(2)(4)
			Class II-M-9	$ 7,457,000	(1)(2)(4)

(1) The pass-through rates on these classes of certificates are adjustable rates as described under “Summary—Description of the Certificates—Pass-Through Rates” in this prospectus supplement.
(2) Subject to a cap as described in this prospectus supplement.
(3) Subject to a step-up if the group I optional termination right is not exercised.
(4) Subject to a step-up if the group II optional termination right is not exercised.

The certificates represent interests in a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties.

Credit enhancement will be provided by:
• excess spread generated from the related loan group;
• overcollateralization with respect to the related loan group;
• cross-collateralization with respect to subgroup II-1, subgroup II-2 and subgroup II-3;
• with respect to each group of offered certificates, the related interest rate swap agreement;
• with respect to the Class I-A Certificates, subordination of the Class I-M Certificates, and with respect to the Class I-M Certificates, subordination of the Class I-M Certificates with a higher numerical designation; and
• with respect to the Class II-A Certificates, subordination of the Class II-M Certificates, and with respect to the Class II-M Certificates, subordination of the Class II-M Certificates with a higher numerical designation.

The interest rate swap agreements will each be between the related supplemental interest trust trustee and ABN AMRO Bank N.V. for the benefit of the related certificateholders.

The group I certificates and group II certificates will not be cross-collateralized.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the base prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case on or about February 28, 2007.

Bear, Stearns & Co. Inc.
The date of the prospectus supplement is February 27, 2007

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
SUMMARY
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
SERVICING OF THE MORTGAGE LOANS
DESCRIPTION OF THE CERTIFICATES
THE GROUP I INTEREST RATE SWAP AGREEMENT
THE GROUP II INTEREST RATE SWAP AGREEMENT
THE SWAP ADMINISTRATION AGREEMENT
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
INDEX OF DEFINED TERMS
SCHEDULE A
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES-S

PROSPECTUS
RISK FACTORS.
DESCRIPTION OF THE SECURITIES
THE TRUST FUNDS
CREDIT ENHANCEMENT
SERVICING OF LOANS.
THE AGREEMENTS.
MATERIAL LEGAL ASPECTS OF THE LOANS.
THE SPONSOR
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
REPORTABLE TRANSACTION
STATE AND LOCAL TAX CONSIDERATIONS.
ERISA CONSIDERATIONS.
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY
REFERENCE
RATINGS.
LEGAL INVESTMENT CONSIDERATIONS.
PLAN OF DISTRIBUTION.
GLOSSARY OF TERMS

Important Notice About Information Presented In This
Prospectus Supplement And The Base Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the base prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. The description of your certificates in this prospectus supplement is intended to enhance the related description in the base prospectus and you are encouraged to rely on the information in this prospectus supplement as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this prospectus supplement as if fully set forth in this prospectus supplement

Cross-references are included in this prospectus supplement and the base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this prospectus supplement or under the caption “Glossary of Terms” in the base prospectus.

SUMMARY

•
This summary highlights selected information from this document but does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this prospectus supplement and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Certificates, Series 2007-HE2, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties and certain other assets described in this prospectus supplement.

Originators

Approximately 27.05% of the mortgage loans in loan group I were purchased by EMC Mortgage Corporation from various originators through the conduit correspondent channel and were originated pursuant to the general underwriting guidelines as described in this prospectus supplement. Approximately 54.24% of the mortgage loans in loan group I were originated by Performance Credit Corporation. Approximately 18.71% of the mortgage loans in loan group I were originated by Bear Stearns Residential Mortgage Corporation.

Approximately 67.21, 54.39% and 94.20% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 69.80% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, were originated by Performance Credit Corporation. The remainder of the mortgage loans in loan group II were originated by various originators, none of which have originated more than 10% of the mortgage loans in loan group II.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Mortgage Loan Sellers

EMC Mortgage Corporation, in its capacity as a mortgage loan seller, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell a portion of the mortgage loans to the depositor. The remainder of the mortgage loans will be sold directly to the depositor by Master Funding LLC, a special purpose entity that was established by EMC Mortgage Corporation, which, in turn, acquired those mortgage loans from EMC Mortgage Corporation.

Master Servicer

EMC Mortgage Corporation.

Trustee

LaSalle Bank National Association, a national banking association.

Issuing Entity

Bear Stearns Asset Backed Securities I Trust 2007-HE2, a New York common law trust.

Pooling and Servicing Agreement

The pooling and servicing agreement among EMC as seller, the master servicer, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

Cut-off Date

February 1, 2007.

Closing Date

On or about February 28, 2007.

The Mortgage Loans

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $725,964,476. The aggregate principal balance of the mortgage loans in loan group I as of the cut-off date is approximately $129,432,421. The aggregate principal balance of the mortgage loans in subgroup II-1 as of the cut-off date is approximately $386,315,839. The aggregate principal balance of the mortgage loans in subgroup II-2 as of the cut-off date is approximately $103,600,886. The aggregate principal balance of the mortgage loans in subgroup II-3 as of the cut-off date is approximately $106,615,330. The aggregate principal balance of the mortgage loans in loan group II as of the cut-off date is approximately $596,532,055. The mortgage loans are fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first and second liens on one- to four-family residential properties. We will divide the mortgage loans into two separate groups, loan group I and loan group II. We refer to each group of mortgage loans as a loan group. Loan group II will be further divided into three subgroups, subgroup II-1, subgroup II-2 and subgroup II-3. The mortgage loans that we have allocated to loan group I and subgroup II-1 are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits. The mortgage loans that we have allocated to subgroup II-2 are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits. The mortgage loans that we have allocated to subgroup II-3 are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits.

The adjustable rate mortgage loans in loan group I will adjust based on Six-Month LIBOR. The interest rates borne by those adjustable rate mortgage loans in loan group I that adjust based on Six-Month LIBOR have an initial fixed-rate period of two, three or five years. The adjustable rate mortgage loans in loan group II will adjust based on Six-Month LIBOR or One-Year LIBOR. The interest rates borne by those adjustable rate mortgage loans in loan group II that adjust based on Six-Month LIBOR have an initial fixed-rate period of one, two, three or five years. The interest rates borne by those adjustable rate mortgage loans in loan group II that adjust based on One-Year LIBOR have an initial fixed-rate period of two or three years.

The interest rate borne by the adjustable rate mortgage loans will be adjusted in each case to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this prospectus supplement. As to each mortgage loan, the master servicer will be responsible for calculating and implementing interest rate adjustments.

Approximately 15.89% of the mortgage loans in loan group I will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

Approximately 17.98% of the mortgage loans in subgroup II-1 will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years. Approximately 16.27% of the mortgage loans in subgroup II-2 will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years. Approximately 14.71% of the mortgage loans in subgroup II-3 will receive interest only for the initial period set forth in the related mortgage note, ranging from three to ten years. Approximately 17.10% of the mortgage loans in loan group II in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from three to ten years.

Loan Group I

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans	612
Percentage of mortgage loans with 100%
loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans).	3.24%
Aggregate principal balance	$129,432,421
Average principal balance	$211,491
Range of principal balances	$18,995 to $892,358
Range of mortgage rates	5.625% to 14.250%
Weighted average
mortgage rate	8.591%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	79.67%
Weighted average combined
original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	80.97%
Weighted average stated
remaining term to maturity	357 months
Range of stated remaining
terms to maturity	178 months to 360 months
Type of mortgaged properties
Single-family dwellings	75.47%
2-4 family dwellings	5.49%
Planned unit developments	14.77%
Condominiums	3.02%
Townhouse	1.24%
Owner-occupied	93.26%
State concentrations (greater than 5%)
California	29.23%
Florida	11.26%
Maryland	8.65%
New York	7.51%
First lien	98.42%
Second lien	1.58%
Balloon Loans	42.66%
Fixed Rate Loans	20.14%
Adjustable Rate Loans	79.86%
Weighted Average Gross Margin (per annum)*	5.625%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.469%
Weighted Average Periodic Cap (per annum)*	1.002%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	14.070%
Weighted Average Months to First Interest
Adjustment Date*	24 months
*Adjustable Rate Loans only

Loan Group II

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group II as of the cut-off date:

Number of mortgage loans	2,581
Percentage of mortgage loans with 100%
loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans).	6.15%
Aggregate principal balance	$596,532,055
Average principal balance	$231,124
Range of principal balances	$17,283 to $1,199,478
Range of mortgage rates	5.740% to 14.400%
Weighted average
mortgage rate	8.291%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	81.56%
Weighted average combined
original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	84.81%
Weighted average stated
remaining term to maturity	354 months
Range of stated remaining
terms to maturity	119 months to 359 months
Type of mortgaged properties
Single-family dwellings	71.29%
2-4 family dwellings	8.78%
Planned unit developments	14.22%
Condominiums	5.54%
Townhouse	0.17%
Owner-occupied	92.99%
State concentrations (greater than 5%)
California	36.19%
Florida	10.43%
New York	7.21%
Illinois	7.04%
Maryland	5.71%
First lien	96.42%
Second lien	3.58%
Balloon Loans	39.96%
Fixed Rate Loans	22.07%
Adjustable Rate Loans	77.93%
Weighted Average Gross Margin (per annum)*	5.796%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.321%
Weighted Average Periodic Cap (per annum)*	1.034%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	13.683%
Weighted Average Months to First Interest
Adjustment Date*	24 months
*Adjustable Rate Loans only

Subgroup II-1

The following table summarizes the approximate characteristics of all of the mortgage loans in subgroup II-1 as of the cut-off date:

Number of mortgage loans	1,587
Percentage of mortgage loans with 100%
loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans).	8.58%
Aggregate principal balance	$386,315,839
Average principal balance	$243,425
Range of principal balances	$17,978 to $1,199,478
Range of mortgage rates	5.900% to 14.400%
Weighted average
mortgage rate	8.374%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	79.56%
Weighted average combined
original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	83.42%
Weighted average stated
remaining term to maturity	353 months
Range of stated remaining
terms to maturity	119 months to 359 months
Type of mortgaged properties
Single-family dwellings	70.56%
2-4 family dwellings	8.48%
Planned unit developments	15.23%
Condominiums	5.58%
Townhouse	0.15%
Owner-occupied	93.88%
State concentrations (greater than 5%)
California	40.75%
Florida	10.53%
New York	8.59%
Maryland	5.93%
First lien	95.50%
Second lien	4.50%
Balloon Loans	37.72%
Fixed Rate Loans	21.22%
Adjustable Rate Loans	78.78%
Weighted Average Gross Margin (per annum)*	5.840%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.342%
Weighted Average Periodic Cap (per annum)*	1.045%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	13.772%
Weighted Average Months to First Interest
Adjustment Date*	24 months
*Adjustable Rate Loans only

Subgroup II-2

The following table summarizes the approximate characteristics of all of the mortgage loans in subgroup II-2 as of the cut-off date:

Number of mortgage loans	542
Percentage of mortgage loans with 100%
loan-to-value (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans).	3.40%
Aggregate principal balance	$103,600,886
Average principal balance	$191,146
Range of principal balances	$17,283 to $639,018
Range of mortgage rates	5.890% to 12.950%
Weighted average
mortgage rate	8.262%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	85.50%
Weighted average combined
original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	88.64%
Weighted average stated
remaining term to maturity	354 months
Range of stated remaining
terms to maturity	175 months to 359 months
Type of mortgaged properties
Single-family dwellings	71.88%
2-4 family dwellings	9.89%
Planned unit developments	11.84%
Condominiums	5.98%
Townhouse	0.41%
Owner-occupied	92.19%
State concentrations (greater than 5%)
California	27.07%
Illinois	11.63%
Florida	7.94%
New York	5.80%
First lien	96.14%
Second lien	3.86%
Balloon Loans	39.16%
Fixed Rate Loans	23.49%
Adjustable Rate Loans	76.51%
Weighted Average Gross Margin (per annum)*	5.954%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.520%
Weighted Average Periodic Cap (per annum)*	1.029%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	13.748%
Weighted Average Months to First Interest
Adjustment Date*	24 months
*Adjustable Rate Loans only

Subgroup II-3

The following table summarizes the approximate characteristics of all of the mortgage loans in subgroup II-3 as of the cut-off date:

Number of mortgage loans	452
Aggregate principal balance	$106,615,330
Average principal balance	$235,875
Range of principal balances	$42,728 to $551,886
Range of mortgage rates	5.740% to 11.500%
Weighted average
mortgage rate	8.018%
Weighted average
original loan-to-value ratio (using original loan-to-value ratio for first lien loans and combined original loan-to-value ratio for second lien loans)	84.96%
Weighted average combined
original loan-to-value ratio (using combined original loan-to-value ratio for first and second lien loans)	86.10%
Weighted average stated
remaining term to maturity	358 months
Range of stated remaining
terms to maturity	179 months to 359 months
Type of mortgaged properties
Single-family dwellings	73.39%
2-4 family dwellings	8.78%
Planned unit developments	12.88%
Condominiums	4.95%
Owner-occupied	90.54%
State concentrations (greater than 5%)
California	28.55%
Florida	12.47%
Illinois	10.49%
Maryland	6.29%
New Jersey	5.08%
First lien	100.00%
Balloon Loans	48.86%
Fixed Rate Loans	23.75%
Adjustable Rate Loans	76.25%
Weighted Average Gross Margin (per annum)*	5.479%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.047%
Weighted Average Periodic Cap (per annum)*	1.000%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	13.283%
Weighted Average Months to First Interest
Adjustment Date*	24 months
*Adjustable Rate Loans only

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor of the mortgage loans, and receipt of, subject to further review by the custodian, the mortgage loan files and the exceptions to the mortgage loan files. If the trustee receives written notice that any mortgage loan is defective on its face or if a representation or warranty with respect to any mortgage loan is breached, the trustee, or the custodian on its behalf, will promptly notify the sponsor of such defect or breach. If the sponsor cannot or does not cure such defect or breach within 90 days from the date of notice and, in each case such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan within 90 days of the date of notice; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

The trust will issue the certificates in two certificate groups. No collections or recoveries from the mortgage loans in loan group I will be used to support the certificates in subgroup II-1, the certificates in subgroup II-2 or the certificates in subgroup II-3. No collections or recoveries from the mortgage loans in subgroup II-1, subgroup II-2 or subgroup II-3 will be used to support the group I certificates. Collections or recoveries from the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3 may be used to support the certificates related to the other subgroups of group II certificates.

General

Description of the Group I Certificates

With respect to the mortgage loans in loan group I, the trust will issue senior and subordinate certificates. We sometimes refer to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates in this prospectus supplement collectively as the Class I-A Certificates or the group I senior certificates. The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates will each represent subordinated interests in loan group I, and we sometimes refer to these certificates in this prospectus supplement collectively as the Class I-M Certificates or the group I subordinated certificates. We sometimes refer to the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates in this prospectus supplement collectively as the group I offered certificates.

With respect to the mortgage loans in loan group I, the trust will also issue the Class I-R-1, Class I-R-2, Class I-R-3 and Class I-RX Certificates (also referred to in this prospectus supplement collectively as the Class I-R Certificates or the group I residual certificates), which represent the residual interests in the related real estate mortgage investment conduits established by the trust, and the Class I-P Certificates and the Class I-CE Certificates, all of which, along with the Class I-M-10 Certificates, we are not offering by this prospectus supplement. We sometimes refer to the Class I-A, Class I-M, Class I-R, Class I-P and Class I-CE Certificates in this prospectus supplement collectively as the group I certificates.

The last scheduled distribution date for the group I offered certificates (other than the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates) is the distribution date in March 2037. The last scheduled distribution date for the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates is the distribution date in February 2031, November 2035 and January 2037, respectively.

Description of the Group II Certificates

With respect to the mortgage loans in loan group II, the trust will issue senior and subordinate certificates. The Class II-1A-1, Class II-1A-2, Class II-1A-3 and Class II-1A-4 Certificates will represent interests principally in subgroup II-1, and we sometimes refer to these certificates in this prospectus supplement collectively as the Class II-1A Certificates. The Class II-2A Certificates will represent interests principally in subgroup II-2. The Class II-3A Certificates will represent interests principally in subgroup II-3. We sometimes refer to the Class II-1A, Class II-2A and Class II-3A Certificates collectively in this prospectus supplement as the Class II-A Certificates or the group II senior certificates. The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates will each represent subordinated interests in subgroup II-1, subgroup II-2 and subgroup II-3, and we sometimes refer to these certificates in this prospectus supplement collectively as the Class II-M Certificates or the group II subordinated certificates. We sometimes refer to the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates in this prospectus supplement collectively as the group II offered certificates.

With respect to the mortgage loans in loan group II, the trust will also issue the Class II-R-1 Certificates and Class II-RX Certificates (also referred to in this prospectus supplement together as the Class II-R Certificates or the group II residual certificates), which represent the residual interests in the related real estate mortgage investment conduits established by the trust, and the Class II-P Certificates and the Class II-CE Certificates, all of which, along with the Class II-M-10 Certificates, we are not offering by this prospectus supplement. We sometimes refer to the Class II-A, Class II-M, Class II-R, Class II-P and Class II-CE Certificates in this prospectus supplement collectively as the group II certificates.

The last scheduled distribution date for the group II offered certificates (other than the Class II-1A-1, Class II-1A-2 and Class II-1A-3 Certificates) is the distribution date in February 2037. The last scheduled distribution date for the Class II-1A-1, Class II-1A-2 and Class II-1A-3 Certificates is the distribution date in October 2030, April 2035 and January 2037, respectively.

The Certificates

We sometimes refer to the Class I-A Certificates and Class II-A Certificates in this prospectus supplement collectively as the senior certificates or the Class A Certificates. We sometimes refer to the Class I-M Certificates and Class II-M Certificates in this prospectus supplement collectively as the subordinated certificates or the Class M Certificates. We sometimes refer to the group I offered certificates and group II offered certificates collectively in this prospectus supplement as the offered certificates. We sometimes refer to the Class I-R Certificates and Class II-R Certificates in this prospectus supplement collectively as the residual certificates or Class R Certificates. We sometimes refer to the Class I-CE Certificates and Class II-CE Certificates together in this prospectus supplement as the Class CE Certificates. We sometimes refer to the Class I-P Certificates and Class II-P Certificates together in this prospectus supplement as the Class P Certificates. We sometimes refer to the group I certificates and group II certificates collectively in this prospectus supplement as the certificates.

Record Date

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise, the record date will be the last business day of the month immediately preceding the applicable distribution date.

Denominations

For each class of offered certificates, $100,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates — Book-Entry Registration” and “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus supplement.

Pass-Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under “Reports to Certificateholders” in this prospectus supplement. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date with respect to the related loan group, a specified margin as follows:

•	Class I-A-1 Certificates: 0.100% per annum.

•	Class I-A-2 Certificates: 0.170% per annum.

•	Class I-A-3 Certificates: 0.220% per annum.

•	Class I-A-4 Certificates: 0.320% per annum.

•	Class I-M-1 Certificates: 0.500% per annum.

•	Class I-M-2 Certificates: 0.550% per annum.

•	Class I-M-3 Certificates: 0.600% per annum.

•	Class I-M-4 Certificates: 0.900% per annum.

•	Class I-M-5 Certificates: 1.550% per annum.

•	Class I-M-6 Certificates: 2.200% per annum.

•	Class I-M-7 Certificates: 2.500% per annum.

•	Class I-M-8 Certificates: 2.500% per annum.

•	Class I-M-9 Certificates: 2.500% per annum.

•	Class II-1A-1 Certificates: 0.040% per annum.

•	Class II-1A-2 Certificates: 0.110% per annum.

•	Class II-1A-3 Certificates: 0.160% per annum.

•	Class II-1A-4 Certificates: 0.230% per annum.

•	Class II-2A Certificates: 0.140% per annum.

•	Class II-3A Certificates: 0.140% per annum.

•	Class II-M-1 Certificates: 0.250% per annum.

•	Class II-M-2 Certificates: 0.270% per annum.

•	Class II-M-3 Certificates: 0.300% per annum.

•	Class II-M-4 Certificates: 0.370% per annum.

•	Class II-M-5 Certificates: 0.400% per annum.

•	Class II-M-6 Certificates: 0.500% per annum.

•	Class II-M-7 Certificates: 1.750% per annum.

•	Class II-M-8 Certificates: 2.250% per annum.

•	Class II-M-9 Certificates: 2.250% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods will be determined as described under “Description of the Certificates — Calculation of One-Month LIBOR” in this prospectus supplement.

On any distribution date, the pass-through rate for the Class A Certificates and Class M Certificates will be subject to an interest rate cap which we describe below.

After the first possible group I optional termination date, we will increase the margin applicable to the pass-through rate for the Class I-A-2 Certificates as described above, to 0.340% per annum, the margin applicable to the pass-through rate for the Class I-A-3 Certificates as described above, to 0.440% per annum, the margin applicable to the pass-through rate for the Class I-A-4 Certificates as described above, to 0.640% per annum, the margin applicable to the pass-through rate for the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 Certificates, as described above, to 0.750%, 0.825%, 0.900%, 1.350%, 2.325%, 3.300%, 3.750%, 3.750% and 3.750% per annum, respectively; after the first possible group II optional termination date, we will increase the margin applicable to the pass-through rate for the Class II-1A-2 Certificates as described above, to 0.220% per annum, the margin applicable to the pass-through rate for the Class II-1A-3 Certificates as described above, to 0.320% per annum, the margin applicable to the pass-through rate for the Class II-1A-4 Certificates as described above, to 0.460% per annum, the margin applicable to the pass-through rate for the Class II-2A Certificates as described above, to 0.280% per annum, the margin applicable to the pass-through rate for the Class II-3A Certificates as described above, to 0.280% per annum, and the margin applicable to the pass-through rate for the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, as described above, to 0.375%, 0.405%, 0.450%, 0.555%, 0.600%, 0.750%, 2.625%, 3.375% and 3.375% per annum, respectively. Each such increased rate will remain subject to the related interest rate cap.

The interest rate cap for the Class I-A Certificates and Class I-M Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans in loan group I, adjusted for any related net swap payments and certain related swap termination payments payable to the group I swap provider as described in this prospectus supplement.

The interest rate cap for the Class II-1A Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans in subgroup II-1, adjusted for any related net swap payments and certain related swap termination payments payable to the group II swap provider as described in this prospectus supplement.

The interest rate cap for the Class II-2A Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans in subgroup II-2, adjusted for any related net swap payments and certain related swap termination payments payable to the group II swap provider as described in this prospectus supplement.

The interest rate cap for the Class II-3A Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans in subgroup II-3, adjusted for any related net swap payments and certain related swap termination payments payable to the group II swap provider as described in this prospectus supplement.

The interest rate cap for the Class II-M Certificates is equal to the weighted average of the weighted average of the net mortgage rates of all of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, weighted in proportion to the results of subtracting from the aggregate stated principal balance of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, the certificate principal balance of the related group II senior certificates, adjusted for any related net swap payments and certain related swap termination payments payable to the group II swap provider as described in this prospectus supplement.

If on any distribution date, the pass-through rates for the Class I-A Certificates and Class I-M Certificates are limited to the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the Class I-A Certificates and Class I-M Certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Class I-A Certificates and Class I-M Certificates and the payment of certain fees and expenses of the trust, and to the extent there are amounts available under the group I interest rate swap agreement to pay amounts as described in this prospectus supplement.

In addition, on any distribution date on or prior to the first possible group I optional termination date, the pass-through rate per annum for the Class I-M-10 Certificates will be based on One-Month LIBOR plus 2.500% per annum, and on any distribution date after the first possible group I optional termination date, One-Month LIBOR plus 3.750% per annum. The Class I-M-10 Certificates will have an initial certificate principal balance of approximately $1,553,000.

If on any distribution date, the pass-through rates for the Class II-A Certificates and Class II-M Certificates are limited to the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the Class II-A Certificates and Class II-M Certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are related available funds remaining after certain other distributions on the Class II-A Certificates and Class II-M Certificates and the payment of certain fees and expenses of the trust, and to the extent there are amounts available under the group II interest rate swap agreement to pay amounts as described in this prospectus supplement.

In addition, on any distribution date on or prior to the first possible group II optional termination date, the pass-through rate per annum for the Class II-M-10 Certificates will be based on One-Month LIBOR plus 2.250% per annum, and on any distribution date after the first possible group II optional termination date, One-Month LIBOR plus 3.375% per annum. The Class II-M-10 Certificates will have an initial certificate principal balance of approximately $11,036,000.

We refer you to “Description of the Certificates—Distributions on the Certificates” and “—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Distribution Dates

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in March 2007 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

Interest Payments

On each distribution date, holders of the Class A Certificates and Class M Certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

•	any interest due on any prior distribution date that was not paid, less

•	interest shortfalls allocated to such certificates.

Any interest due on a prior distribution date that was not paid on a prior distribution date will be payable from interest funds and excess cashflow in the case of the Class A Certificates and from excess cashflow in the case of the Class M Certificates, in each case as and to the extent described in this prospectus supplement.

The Class I-A Certificates and Class I-M Certificates may receive additional interest distributions from payments under the group I interest rate swap agreement as described below under “The Group I Interest Rate Swap Agreement”.

The Class II-A Certificates and Class II-M Certificates may receive additional interest distributions from payments under the group II interest rate swap agreement as described below under “The Group II Interest Rate Swap Agreement”.

The accrual period for the Class A Certificates and Class M Certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the Class A Certificates and Class M Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Principal Payments

On each distribution date, holders of the Class A Certificates and Class M Certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal from related available funds. Monthly principal distributions will generally include:

•	principal payments on the mortgage loans in the related loan group, and

•
until a specified overcollateralization level has been reached, interest payments on the mortgage loans in the related loan group not needed to pay interest on the related certificates and monthly fees and expenses.

You are encouraged to review the priority of payments described under“Description of the Certificates — Distributions on the Certificates” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans in the related loan group. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that related senior certificateholders will receive regular payments of interest and principal.

The group I senior certificates will have a payment priority over the certificates designated as group I subordinated certificates. Among the classes of group I subordinated certificates:

•	the Class I-M-1 Certificates will have payment priority over the Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates,

•	the Class I-M-2 Certificates will have payment priority over the Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates,

•	the Class I-M-3 Certificates will have payment priority over the Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates,

•	the Class I-M-4 Certificates will have payment priority over the Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates,

•	the Class I-M-5 Certificates will have payment priority over the Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates,

•	the Class I-M-6 Certificates will have payment priority over the Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates,

•	the Class I-M-7 Certificates will have payment priority over the Class I-M-8, Class I-M-9 and Class I-M-10 Certificates,

•	the Class I-M-8 Certificates will have payment priority over the Class I-M-9 Certificates and Class I-M-10 Certificates, and

•	the Class I-M-9 Certificates will have payment priority over the Class I-M-10 Certificates.

The group II senior certificates will have a payment priority over the certificates designated as group II subordinated certificates. Among the classes of group II subordinated certificates:

•
the Class II-M-1 Certificates will have payment priority over the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates,

•	the Class II-M-2 Certificates will have payment priority over the Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates,

•	the Class II-M-3 Certificates will have payment priority over the Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates,

•	the Class II-M-4 Certificates will have payment priority over the Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates,

•	the Class II-M-5 Certificates will have payment priority over the Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates,

•	the Class II-M-6 Certificates will have payment priority over the Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates,

•	the Class II-M-7 Certificates will have payment priority over the Class II-M-8, Class II-M-9 and Class II-M-10 Certificates,

•	the Class II-M-8 Certificates will have payment priority over the Class II-M-9 Certificates and Class II-M-10 Certificates, and

•	the Class II-M-9 Certificates will have payment priority over the Class II-M-10 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses on the mortgage loans in the related loan group, first to reduce the amount of excess spread for the related loan group, second to reduce the related overcollateralization amount, and third among the related certificates, beginning with the related class of subordinated certificates with the lowest payment priority, until the certificate principal balance of that subordinated class has been reduced to zero. We then allocate realized losses on the mortgage loans in a loan group to the next most junior class of related subordinated certificates, until the certificate principal balance of each class of related subordinated certificates is reduced to zero. If none of the related Class M Certificates are outstanding, all such losses will be allocated to the related Class A Certificates as described in this prospectus supplement.

We refer you to “Description of the Certificates—Distributions on the Certificates” in this prospectus supplement.

Excess Spread and Overcollateralization. We expect the mortgage loans in each loan group to generate more interest than is needed to pay interest on the related Class A Certificates and Class M Certificates and certain trust expenses because we expect the weighted average net interest rate of the mortgage loans in the related loan group, adjusted for related net swap payments and swap termination payments payable to the related swap provider, to be higher than the weighted average pass-through rate on the related Class A Certificates and Class M Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans in the related loan group that is larger than the aggregate certificate principal balance of the related Class A Certificates and Class M Certificates. Interest payments received in respect of the mortgage loans in the related loan group in excess of the amount that is needed to pay interest on the related Class A Certificates and Class M Certificates and related trust expenses will be used to reduce the total certificate principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization for each loan group will be met.

We refer you to “Description of the Certificates —Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Cross-Collateralization. The payment rules require that after the group II senior certificates relating to a subgroup receive certain payments on each distribution date, available funds from that subgroup otherwise allocable to such senior certificates will be available for allocation to the senior certificates relating to the other subgroups as described in this prospectus supplement. This feature is called “cross-collateralization.”

No collections or recoveries from the mortgage loans in loan group I will be used to support the mortgage loans in loan group II. No collections or recoveries from the mortgage loans in loan group II will be used to support the mortgage loans in loan group I.

Interest Rate Swap Agreements. LaSalle Bank National Association, in its capacity as group I supplemental interest trust trustee of the group I supplemental interest trust, will enter into an interest rate swap agreement with respect to loan group I with ABN AMRO Bank N.V., in such capacity, the group I swap provider. LaSalle Bank National Association, in its capacity as group II supplemental interest trust trustee of the group II supplemental interest trust, will enter into an interest rate swap agreement with respect to loan group II with ABN AMRO Bank N.V., in such capacity, the group II swap provider. Each supplemental interest trust trustee will appoint LaSalle Bank National Association as swap administrator pursuant to the swap administration agreement to receive and distribute funds with regard to each interest rate swap agreement on behalf of the related supplemental interest trust, whether payable by or to the related swap provider pursuant to the related interest rate swap agreement. On or before each distribution date commencing with the distribution date in March 2007 and ending with the distribution date in February 2012, the swap administrator will be obligated to make a fixed payment to the related swap provider, and the related swap provider will be obligated to make a floating payment to the swap administrator, on behalf of the related supplemental interest trust, in each case as set forth in the related interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment under each interest rate swap agreement exceeds the related floating payment in respect of any distribution date, amounts otherwise available to the related certificateholders will be applied to make a net payment to the swap administrator for payment to the related swap provider. To the extent that the floating payment under each interest rate swap agreement exceeds the related fixed payment in respect of any distribution date, the related swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to the swap administration agreement, will remit to holders of the related Class A Certificates and Class M Certificates an amount necessary for certain distributions as described in this prospectus supplement.

Upon early termination of each interest rate swap agreement, the swap administrator or the related swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that the swap administrator is required to make a swap termination payment to the related swap provider, the trust will be required to make a payment to the swap administrator in the same amount from the related loan group (other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related supplemental interest trust trustee), which amount will be paid by the trust with respect to the related loan group on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the related Class A and Class M certificateholders, except in the case of certain swap termination payments resulting from an event of default or certain termination events with respect to the related swap provider as described in this prospectus supplement, in which event payment of such amount by the trust with respect to the related loan group to the swap administrator will be subordinated to all distributions to the related Class A and Class M certificateholders. The obligations of the swap administrator to make a swap termination payment to the related swap provider will be limited to the extent of funds received from the trust with respect to the related loan group for such purpose.

Except as described in the second preceding sentence, amounts payable by the trust with respect to a loan group to the swap administrator for payment to the related swap provider will be deducted from related available funds before distributions to related certificateholders.

We refer you to“The Group I Interest Rate Swap Agreement and The Group II Interest Rate Swap Agreement” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans (other than any balloon payments) in general to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans in the related loan group. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Any interest shortfalls on the mortgage loans resulting from prepayments made during the related prepayment period that are being distributed to the related certificateholders on that distribution date will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement.

Trustee Fee

The trustee will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the trustee fee rate multiplied by the aggregate stated principal balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be 0.0035% per annum and the trustee shall also be entitled to amounts earned on funds in the distribution account.

Optional Termination

Group I Offered Certificates

At its option, the majority holder of the Class I-CE Certificates may purchase all of the remaining assets in the trust fund relating to loan group I when the principal balance of the mortgage loans in loan group I and any related foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans in loan group I as of the cut-off date. If the majority holder of the Class I-CE Certificates does not exercise such right, then the master servicer may purchase all of the remaining assets in loan group I when the principal balance of the mortgage loans in loan group I and any related foreclosed real estate owned by the trust fund has declined to or below 5% of the principal balance of the mortgage loans in loan group I as of the cut-off date. Such a purchase, in either case, will result in the early retirement of all the group I certificates (other than the Class I-R-2 Certificates and Class I-R-3 Certificates, in each case to the extent that any group II certificates are outstanding, as described below).

Group II Offered Certificates

At its option, the majority holder of the Class II-CE Certificates may purchase all of the remaining assets in the trust fund relating to loan group II when the principal balance of the mortgage loans in loan group II and any related foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans in loan group II as of the cut-off date. If the majority holder of the Class II-CE Certificates does not exercise such right, then the master servicer may purchase all of the remaining assets in loan group II when the principal balance of the mortgage loans in loan group II and any related foreclosed real estate owned by the trust fund has declined to or below 5% of the principal balance of the mortgage loans in loan group II as of the cut-off date. Such a purchase, in either case, will result in the early retirement of all the group II certificates.

The Class I-R-2 Certificates and Class I-R-3 Certificates will not be retired until the later of (i) the retirement of all of the group II certificates and (ii) the retirement of all the group I certificates (other than the Class I-R-2 Certificates and Class I-R-3 Certificates).

Federal Income Tax Consequences

For federal income tax purposes, the trust (other than the reserve funds and, for the avoidance of doubt, the supplemental interest trusts, the swap administration agreement, the swap accounts and the interest rate swap agreements) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (in each case exclusive of any right to receive amounts in respect of basis risk shortfall carry forward amounts as described in this prospectus supplement, and the right to receive, or the obligation to make, payments under the related notional principal contract component as described in this prospectus supplement) will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

Each of the Class R Certificates will represent the beneficial ownership of the sole class of “residual interests” in the related REMIC. The offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to“Federal Income Tax Consequences” in this prospectus supplement and“Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment” in this prospectus supplement and“Legal Investment Considerations” in the prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to“ERISA Considerations” in this prospectus supplement and in the prospectus.

Ratings

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s” and Moody’s Investors Service, Inc., which we refer to as “Moody’s”.

Class	Standard & Poor’s Rating	Moody’s Rating
I-A-1	--	Aaa
I-A-2	--	Aaa
I-A-3	--	Aaa
I-A-4	--	Aaa
I-M-1	--	Aa1
I-M-2	--	Aa2
I-M-3	--	Aa3
I-M-4	--	A1
I-M-5	--	A2
I-M-6	--	A3
I-M-7	--	Baa1
I-M-8	--	Baa2
I-M-9	--	Baa3
II-1A-1	AAA	Aaa
II-1A-2	AAA	Aaa
II-1A-3	AAA	Aaa
II-1A-4	AAA	Aaa
II-2A	AAA	Aaa
II-3A	AAA	Aaa
II-M-1	AA+	Aa1
II-M-2	AA	Aa2
II-M-3	AA-	Aa3
II-M-4	A+	A1
II-M-5	A	A2
II-M-6	A-	A3
II-M-7	BBB+	Baa1
II-M-8	BBB	Baa2
II-M-9	BBB-	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

TRANSACTION STRUCTURE

Mortgagors
loan payments
originate loans
amount financed
Originators
EMC Mortgage Corporation
Master Servicer
Aggregates collections
purchase loans
loan purchase price
EMC Mortgage Corporation
Sponsor
Purchases loans
Forms pool
Master Funding LLC
Seller
Purchase loans
asset pool
net offering proceeds
net offering proceeds
Bear, Stearns & Co. Inc.
Underwriter
Sells certificates to investors
Bear Stearns Asset Backed Securities I LLC
Depositor
Creates issuing entity
certificates
offering proceeds
LaSalle Bank National Association
Trustee, Group I Supplemental Interest Trust Trustee and Group II Supplemental Interest Trust Trustee
Represents investors interests
Calculates cashflows
Remits to investors
asset pool
certificates
monthly distributions
Bear Stearns Asset Backed Securities I Trust 2007-HE2
Issuing entity
Holds pool
Issues certificates
Monthly distributions/Certain proceeds payable under the related Interest Rate Swap Agreement certificates
Investors

RISK FACTORS

In addition to the matters described elsewhere in this prospectus supplement and the base prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

The subordinated certificates have a greater risk of loss than the senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination”. For purposes of this prospectus supplement, “subordinated classes” means:
•  with respect to the group I senior certificates: the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates;
•  with respect to the Class I-M-1 Certificates: the Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates;
•  with respect to the Class I-M-2 Certificates: the Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates;
•  with respect to the Class I-M-3 Certificates: the Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates;
•  with respect to the Class I-M-4 Certificates: the Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates;
•  with respect to the Class I-M-5 Certificates: the Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates;
•  with respect to the Class I-M-6 Certificates: the Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates;
•  with respect to the Class I-M-7 Certificates: the Class I-M-8, Class I-M-9 and Class I-M-10 Certificates;
•  with respect to the Class I-M-8 Certificates: the Class I-M-9 Certificates and Class I-M-10 Certificates; and
•  with respect to the Class I-M-9 Certificates: the Class I-M-10 Certificates.
•  with respect to the group II senior certificates: the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates;

• with respect to the Class II-M-1 Certificates: the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates;
• with respect to the Class II-M-2 Certificates: the Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates;

•  with respect to the Class II-M-3 Certificates: the Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates;
•  with respect to the Class II-M-4 Certificates: the Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates;

•  with respect to the Class II-M-5 Certificates: the Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates;
•  with respect to the Class II-M-6 Certificates: the Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates;
•  with respect to the Class II-M-7 Certificates: the Class II-M-8, Class II-M-9 and Class II-M-10 Certificates;
•  with respect to the Class II-M-8 Certificates: the Class II-M-9 Certificates and Class II-M-10 Certificates; and
•  with respect to the Class II-M-9 Certificates: the Class II-M-10 Certificates.

We will provide credit enhancement for the related certificates, first, by the right of the holders of the related certificates to receive certain payments of interest and principal prior to the related subordinated classes and, second, by the allocation of realized losses on the mortgage loans in the related loan group to the related subordinated classes. This form of credit enhancement uses collections on the mortgage loans in the related loan group otherwise payable to the holders of the related subordinated classes to pay amounts due on the related more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses on the mortgage loans in the related loan group will be allocated, first, to reduce the amount of excess spread for the related loan group, second, to reduce the overcollateralization amount for the related loan group, third, to each class of related subordinated certificates, beginning with the class of related subordinated certificates with the lowest payment priority, in each case until the certificate principal balance of that class has been reduced to zero, and fourth, to the related Class A Certificates as described below. This means that with respect to the Class I-A Certificates and Class I-M Certificates, realized losses on the mortgage loans in loan group I would first be allocated to the Class I-M-10 Certificates, and then to the other classes of Class I-M Certificates in reverse order of numerical designation until the certificate principal balance of each such class of Class I-M Certificates is reduced to zero, then to the Class I-A Certificates, on a pro rata basis, based on the certificate principal balance of each such class, each as described in this prospectus supplement. This means that with respect to the Class II-A Certificates and Class II-M Certificates, realized losses on the mortgage loans in loan group II would first be allocated to the Class II-M-10 Certificates, and then to the other classes of Class II-M Certificates in reverse order of numerical designation until the certificate principal balance of each such class of Class II-M Certificates is reduced to zero, and then to the related classes of Class II-A Certificates, on a pro rata basis, based on the certificate principal balance of each such class, and then to the non-related classes of Class II-A Certificates, each as described in this prospectus supplement. Accordingly, if the certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for distributions to holders of the remaining related subordinated class or classes and, if the aggregate certificate principal balance of all the related subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to holders of the related senior certificates.

You are encouraged to fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the mortgage loans in the related loan group.
See“Description of the Certificates” in this prospectus supplement.

Additional risks associated with the subordinated certificates
The weighted average lives of, and the yields to maturity on, the subordinated certificates in a loan group will be progressively more sensitive, in the order of their numerical designation, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans in the related loan group. If the actual rate and severity of losses on the mortgage loans in the related loan group are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans in a loan group will also affect an investor’s actual yield to maturity on the related subordinated certificates, even if the rate of defaults and severity of losses over the life of the mortgage loans in the related loan group are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans in a loan group, to the extent they exceed the amount of excess spread for the related loan group for the related distribution date and the overcollateralization following distributions of principal on the related loan group on the related distribution date, will reduce the certificate principal balance of each of the related subordinated certificates, in reverse order of their numerical designation. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

It is not expected that the subordinated certificates will be entitled to any principal distributions until at least March 2010 or during any period in which delinquencies or losses on the mortgage loans in the related loan group exceed certain levels. As a result, the weighted average lives of the related subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time. As a result of the longer weighted average lives of the related subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans in the related loan group. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans in the related loan group experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans in the related loan group and the timing thereof, to the extent such losses are not covered by excess spread with respect to such loan group, overcollateralization with respect to such loan group, or a class of related subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the related subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Also, investors in the subordinate certificates should be aware that in cases where principal distributions are made sequentially to the related subordinate certificates on or after the related stepdown date, the most subordinate class of related subordinate certificates then outstanding may receive more than such class’s pro rata share of principal for that distribution date. As a result, the certificate principal balance of the most related subordinate class or classes of subordinate certificates may be reduced to zero prior to the related more senior class or classes of related subordinate certificates.

Credit enhancement may be inadequate to cover losses and/or to build overcollateralization
The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related Class A Certificates and Class M Certificates and certain trust fund expenses because we expect the weighted average interest rate on the mortgage loans in a loan group, adjusted for any related net swap payments and related swap termination payments, to be higher than the weighted average pass-through rate on the related Class A Certificates and Class M Certificates. If the mortgage loans in a loan group generate more interest than is needed to pay interest on the related Class A Certificates and Class M Certificates and related trust fund expenses, adjusted for any related net swap payments and related swap termination payments, we will use such “excess spread” to make additional principal payments on those related Class A Certificates and Class M Certificates, which will reduce the total certificate principal balance of those Class A Certificates and Class M Certificates below the aggregate principal balance of the mortgage loans in the related loan group, until the required level of overcollateralization has been met. In addition, amounts payable to the trust with respect to each loan group under the related interest rate swap agreement may be used to restore and maintain the required level of overcollateralization with respect to such loan group. Overcollateralization is intended to provide limited protection to related certificateholders by absorbing the certificate’s share of losses from related liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans in the related loan group or that amounts payable under the related interest rate swap agreement will be sufficient to maintain the required level of overcollateralization from any group of certificates. As of the closing date it is expected that the required level of overcollateralization for each loan group will be met.

The excess spread for the related loan group available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans in such loan group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans in the related loan group.

If the protection afforded by overcollateralization for the related loan group is insufficient, then you could experience a loss on your investment.

The related interest rate cap may reduce the yields on the offered certificates
The pass-through rates on the Class A Certificates and Class M Certificates are each subject to an interest rate cap as described in this prospectus supplement. If on any distribution date the pass-through rate for a class of Class A Certificates and Class M Certificates is limited to the applicable interest rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the applicable interest rate cap. If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are related available funds remaining after certain other distributions on the related Class A Certificates and Class M Certificates and the payment of certain related fees and expenses of the trust and to the extent there are amounts available under the related interest rate swap agreement to pay such amounts as described in this prospectus supplement.

See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

The offered certificates may not always receive interest based on One- Month LIBOR plus the related margin
The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the applicable interest rate cap is less than One-Month LIBOR plus the related margin, the interest rate on the offered certificates will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the applicable interest rate cap. The prepayment or default of mortgage loans in the related loan group with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the applicable interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the related offered certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the applicable interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the related offered certificates will be funded to the extent of payments, if any, received from the related swap provider under the related interest rate swap agreement. However, if payments under the related interest rate swap agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the related optional termination date.

In addition, although the Class A Certificates and Class M Certificates are entitled to payments under the related interest rate swap agreement during periods of increased One-Month LIBOR rates, the related swap provider will only be obligated to make such payments under certain circumstances.

We refer you to“The Group I Interest Rate Swap Agreement” and “The Group II Interest Rate Swap Agreement” in this prospectus supplement for a discussion of the related swap provider’s obligations to make payments under the related interest rate swap agreement.

Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates
Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e. borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that: • the mortgaged properties fail to provide adequate security for the mortgage loans in the related loan group, and
• the protection provided by the subordination of certain classes and the availability of overcollateralization are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your certificates.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:

• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Certain of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, approximately 70.88% of the mortgage loans in loan group I, by aggregate principal balance of such mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to four years after origination, which prepayment charges may discourage prepayments during the applicable period. Approximately 70.69% of the mortgage loans in subgroup II-1 and approximately 68.97% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of such mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. Approximately 65.32% and 66.32% of the mortgage loans in subgroup II-2 and subgroup II-3, respectively, and approximately 68.95% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the master servicer, please see “The Mortgage Pool — Prepayment Charges on the Mortgage Loans” in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans in the related loan group, which may fluctuate significantly from time to time.

You are encouraged to note that:
•  if you purchase your certificates at a discount and principal is repaid on the mortgage loans in the related loan group slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your certificates at a premium and principal is repaid on the mortgage loans in the related loan group faster than you anticipate, then your yield may be lower than you anticipate;
• if you purchase a certificate bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the related interest rate cap;

•  since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations with respect to mortgage loans in the related loan group is higher than you expect;

•  the overcollateralization provisions, whenever overcollateralization for a loan group is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the related classes of Class A Certificates and Class M Certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans in the related loan group will influence the yield on the related offered certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments for the related loan group than you expected.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, The sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to“The Mortgage Pool” and“Yield, Prepayment and Maturity Considerations” in this prospectus supplement and“Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the interest rate caps
Modifications of mortgage loans agreed to by the master servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on the related certificates or, if such modifications downwardly adjust interest rates, may lower the applicable interest rate cap or caps.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans in the related loan group, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The sponsor and Master Funding LLC will each treat the transfer of its respective mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor or Master Funding LLC, as applicable, becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans in the related loan group were not sold but were only pledged to secure a loan to such entity. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Approximately 29.23% and 11.26% of the mortgage loans in loan group I, by aggregate principal balance of such mortgage loans as of the cut-off date, are secured by mortgaged properties that are located in the states of California and Florida, respectively. Approximately 40.75%, 27.07% and 28.55% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 36.19% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, are secured by mortgaged properties that are located in the state of California. Approximately 10.53%, 7.94% and 12.47% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 10.43% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, are secured by mortgaged properties that are located in the state of Florida. Property in those states or in any other region having a significant concentration of properties underlying the mortgage loans, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•  declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•  any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
•  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

Some of the mortgage loans provide for balloon payments at maturity
Approximately 42.66% of the mortgage loans in loan group I, by aggregate principal balance of such mortgage loans as of the cut-off date, are balloon loans. Approximately 37.72%, 39.16% and 48.86% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 39.96% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, are balloon loans. These mortgage loans will require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

You may have difficulty selling your certificates
The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. Current or future military operations of the United States may increase the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. Shortfalls resulting from the application of the Relief Act or similar state or local laws may be paid out of excess cashflow as described in this prospectus supplement. See “Description of the Certificates—Excess Spread and Overcollateralization Provisions”. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

The interest rate swap agreements and the swap providers
Net swap payments payable to the swap administrator by each swap provider under the related interest rate swap agreement and the swap administration agreement will be available as described in this prospectus supplement to pay any necessary interest carry forward amounts to the extent due to the interest portion of realized losses with respect to the mortgage loans in the related loan group or subgroup, to reimburse for certain interest shortfalls previously allocated to such certificates and any related basis risk shortfalls, and, to the extent not covered by excess spread with respect to the related loan group, amounts necessary to restore and maintain the required level of overcollateralization for such group of certificates, each as described in this prospectus supplement. However, no net amounts will be payable by either swap provider unless the floating amount owed by either such swap provider on a distribution date exceeds the fixed amount owed to such swap provider on such distribution date. This will not occur with respect to the group I interest rate swap agreement except in periods when One-Month LIBOR (as determined pursuant to the group I interest rate swap agreement) generally exceeds 5.2070% per annum. This will not occur with respect to the group II interest rate swap agreement except in periods when One-Month LIBOR (as determined pursuant to the group II interest rate swap agreement) generally exceeds 5.2070% per annum. No assurance can be made that any amounts will be received under either interest rate swap agreement, or that any amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls, in each case, with respect to the related loan group. Any net swap payment payable to a swap provider under the terms of the related interest rate swap agreement will reduce amounts available for distribution to related certificateholders, and may reduce the pass-through rates of the related certificates. If the rate of prepayments on the mortgage loans in the related loan group is substantially faster than anticipated, the schedule on which payments due under the related interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the related swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related offered certificates. In addition, any swap termination payment payable to a swap provider in the event of early termination of the related interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain related termination events with respect to the related swap provider, as described in this prospectus supplement, and other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related supplemental interest trust trustee) will reduce amounts available for distribution to the related offered certificateholders.

Upon early termination of either interest rate swap agreement, the swap administrator or the related swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the related interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the related swap provider, the trust will be required to make a payment to the swap administrator in the same amount from the related loan group (other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related supplemental interest trust trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the related offered certificateholders (other than certain swap termination payments resulting from an event of default or certain related termination events with respect to the related swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the related offered certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the related available funds, the related subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust with respect to a loan group before such effects are borne by the related senior certificates, and one or more classes of related subordinated certificates may suffer a loss as a result of such payment.

Net swap payments payable to the swap administrator by the related swap provider under the related interest rate swap agreement will be used to pay any necessary related interest carry forward amounts to the extent due to the interest portion of realized losses with respect to the related loan group, to reimburse for certain interest shortfalls previously allocated to such certificates and any related basis risk shortfalls and, to the extent not covered by the related excess spread, to restore and maintain the required level of overcollateralization for such group of certificates as described in this prospectus supplement. However, if the related swap provider defaults on its obligations under the related interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread for such loan group may be reduced. To the extent that distributions on the related Class A Certificates and Class M Certificates depend in part on payments to be received by the swap administrator, on behalf of the related supplemental interest trust trustee, under the related interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the related swap provider.

Some of the mortgage loans are secured by second liens, which may result in increased losses with respect to these mortgage loans
Approximately 1.58% of the mortgage loans in loan group I, by aggregate principal balance of such mortgage loans as of the cut-off date, are secured by second liens, rather than first liens. Approximately 4.50% and 3.86% of the mortgage loans in subgroup II-1 and subgroup II-2, respectively, and approximately 3.58% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, are secured by second liens, rather than first liens. The weighted average combined loan-to-value ratio at origination of such mortgage loans in loan group I is approximately 99.91%. The weighted average combined loan-to-value ratio at origination of such mortgage loans in subgroup II-1 and subgroup II-2 is approximately 99.83% and 99.59%, respectively. The weighted average combined loan-to-value ratio at origination of such mortgage loans in loan group II in the aggregate is approximately 99.78%. The related first lien may or may not be included in this mortgage pool. In the case of second liens, there is a possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In that case, the trust, as holder of the junior mortgage, could incur a loss.

Some of the mortgage loans were originated simultaneously with second liens
With respect to approximately 7.24% of the mortgage loans in loan group I, by aggregate principal balance of such mortgage loans as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans in loan group I is approximately 81.14%, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) in loan group I is approximately 99.10%. With respect to approximately 20.25%, 16.68% and 6.29% of the mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, and approximately 17.14% of the mortgage loans in loan group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively, is approximately 80.35%, 80.57% and 81.22%, and of the mortgage loans in loan group II in the aggregate, is approximately 80.44%, and the weighted average combined loan-to-value ratio at origination of such mortgage loans in subgroup II-1, subgroup II-2 and subgroup II-3, respectively (including the second lien) is approximately 99.39%, 99.37% and 99.41%, and of the mortgage loans in loan group II in the aggregate is approximately 99.39%. With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors are encouraged to also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender. In addition, a title insurance policy may not have been obtained with respect to some of these simultaneous second lien mortgage loans (although a title search will have been done with respect to the related first lien mortgage loan), which may increase the risk that adequate funds will not be received in connection with a foreclosure of such mortgage loan.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this prospectus supplement.

Recent developments in the residential mortgage market may adversely affect the market value of your securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

You should consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

THE MORTGAGE POOL

General

We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of February 28, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted on the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. If, as of the closing date, any material pool characteristics differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement to this prospectus supplement, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present in this prospectus supplement regarding the mortgage loans and in Schedule A is expressed as of the cut-off date, which is February 1, 2007.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Each mortgage loan in the trust fund will bear interest at a fixed rate or adjustable rate, is a conventional, closed-end sub-prime mortgage loan and will be secured by a first and/or second lien on the related mortgaged property and will be assigned to one of the two loan groups, each of which constitutes a separate sub-trust and is referred respectively to as Loan Group I and Loan Group II in this prospectus supplement. Loan Group II will be further divided into three subgroups, which are referred respectively to as Subgroup II-1, Subgroup II-2 and Subgroup II-3. We sometimes refer to Subgroup II-1, Subgroup II-2 and Subgroup II-3 collectively in this prospectus supplement as Loan Group II. The mortgage loans in Loan Group I and Subgroup II-1 are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits. The mortgage loans in Subgroup II-2 are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits. The mortgage loans in Subgroup II-3 are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits. All of the mortgage loans we will include in the trust fund will be fully amortizing or have a balloon payment. The mortgage loans have original terms to maturity of not greater than 30 years, except with respect to approximately 0.86%, 5.38%, 6.38% and 2.36% of the mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 5.01% of the mortgage loans in Loan Group II in the aggregate, that amortize based on a 40-year scheduled maturity for the first ten years, and thereafter require reamortized mortgage payments which are scheduled to be paid over the remaining 20 years as described in the related mortgage note.

Approximately 79.86% of the mortgage loans in Loan Group I are adjustable rate mortgage loans. Approximately 78.78%, 76.51% and 76.25% of the mortgage loans in Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 77.93% of the mortgage loans in Loan Group II in the aggregate, are adjustable rate mortgage loans. The adjustable rate mortgage loans in Loan Group I will adjust based on Six-Month LIBOR. The interest rate borne by these adjustable rate mortgage loans in Loan Group I that adjust based on Six-Month LIBOR have an initial fixed-rate period of two, three or five years. The adjustable rate mortgage loans in Loan Group II will adjust based on Six-Month LIBOR or One-Year LIBOR. The interest rates borne by those adjustable rate mortgage loans in Loan Group II that adjust based on Six-Month LIBOR have an initial fixed-rate period of one, two, three or five years. The interest rates borne by those adjustable rate mortgage loans in Loan Group II that adjust based on One-Year LIBOR have an initial fixed-rate period of two or three years. The interest rate borne by these adjustable rate mortgage loans, in each case, will be adjusted in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. The master servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

Approximately 15.89% of the mortgage loans in Loan Group I will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

Approximately 17.98% of the mortgage loans in Subgroup II-1 will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years. Approximately 16.27% of the mortgage loans in Subgroup II-2 will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years. Approximately 14.71% of the mortgage loans in Subgroup II-3 will receive interest only for the initial period set forth in the related mortgage note, ranging from three to ten years. Approximately 17.10% of the mortgage loans in loan group II in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from three to ten years.

Approximately 12.87%, 25.84%, 34.27% and 6.52% of the mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 23.85% of the mortgage loans in Loan Group II in the aggregate, are assumable in accordance with the terms of the related mortgage note. The remainder of the mortgage loans contain due-on-sale clauses. We refer you to“Servicing of the Mortgage Loans—Collection and other Servicing Procedures”.

Six-Month LIBOR. Approximately 79.86%, 78.46%, 76.51% and 76.25% of the mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 77.73% of the mortgage loans in Loan Group II in the aggregate, will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	Six-Month LIBOR
Adjustment Date	2000	2001	2002	2003	2004	2005	2006	2007
January 1	6.13%	6.20%	2.03%	1.38%	1.22%	2.79%	4.71%	5.37%
February 1	6.29	5.26	2.08	1.35	1.21	2.97	4.82
March 1	6.33	4.91	2.04	1.34	1.17	3.19	4.98
April 1	6.53	4.71	2.36	1.23	1.16	3.39	5.14
May 1	6.73	4.30	2.12	1.29	1.38	3.41	5.22
June 1	7.11	3.98	2.08	1.21	1.60	3.54	5.39
July 1	7.00	3.91	1.95	1.12	1.89	3.73	5.59
August 1	6.89	3.69	1.87	1.21	1.93	3.95	5.51
September 1	6.83	3.45	1.80	1.20	1.98	4.00	5.42
October 1	6.76	2.52	1.71	1.14	2.20	4.27	5.38
November 1	6.72	2.15	1.60	1.23	2.32	4.47	5.37
December 1	6.64	2.03	1.47	1.27	2.63	4.63	5.33

One-Year LIBOR. Approximately 0.32% of the mortgage loans in Subgroup II-1 and approximately 0.21% of the mortgage loans in Loan Group II in the aggregate, will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

EMC Mortgage Corporation, referred to in this prospectus supplement as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly in privately negotiated transactions. Subsequently, these mortgage loans were transferred to EMC. We refer you to“The Mortgage Pool—General Underwriting Guidelines”, “The Mortgage Pool—PCC Underwriting Guidelines”, “The Mortgage Pool—BSRM Underwriting Guidelines” and “Servicing of the Mortgage Loans” for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

The cut-off date pool principal balance is approximately $725,964,476 which is equal to the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to Loan Group I on the closing date will consist of 612 mortgage loans with an aggregate principal balance of approximately $129,432,421. The mortgage loans to be transferred by the depositor to Subgroup II-1 on the closing date will consist of 1,587 mortgage loans with an aggregate principal balance of approximately $386,315,839. The mortgage loans to be transferred by the depositor to Subgroup II-2 on the closing date will consist of 542 mortgage loans with an aggregate principal balance of approximately $103,600,886. The mortgage loans to be transferred by the depositor to Subgroup II-3 on the closing date will consist of 452 mortgage loans with an aggregate principal balance of approximately $106,615,330. The mortgage loans to be transferred by the depositor to Loan Group II on the closing date will consist of 2,581 mortgage loans with an aggregate principal balance of approximately $596,532,055.

As of the cut-off date, no scheduled payment on any mortgage loan is more than 30 days past due and no scheduled payment on any mortgage loan has been more than 30 days past due since origination.

A mortgage loan is “delinquent” if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Loan-to-Value Ratio or Combined Loan-to-Value Ratio. With respect to any mortgage loan secured by a first lien, the loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property. With respect to any mortgage loan secured by a second lien, the combined loan-to-value ratio is equal to the principal balance of the mortgage loan plus the principal balance of any related senior mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the mortgage loans in the related loan group.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans in the related loan group.

Prepayment Charges on the Mortgage Loans

Any mortgage loan may be prepaid in full or in part at any time. In addition, approximately 70.88% of the mortgage loans in Loan Group I, by aggregate principal balance of such mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to four years after origination. Approximately 70.69% of the mortgage loans in Subgroup II-1 and 68.97% of the mortgage loans in Loan Group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. Approximately 65.32% and 66.32% of the mortgage loans in Subgroup II-2 and Subgroup II-3, respectively, and 68.95% of the mortgage loans in Loan Group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

The holders of the Class I-P Certificates will be entitled to all prepayment charges received on the mortgage loans in Loan Group I, and these amounts will not be available for distribution on the other classes of Group I Certificates. The holders of the Class II-P Certificates will be entitled to all prepayment charges received on the mortgage loans in Loan Group II, and these amounts will not be available for distribution on the other classes of Group II Certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans in the related loan group. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See “Material Legal Aspects of the Loans—Enforceability of Prepayment and Late Payment Fees” in the prospectus.

In addition, the master servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the master servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow to the offered certificates from the related pool assets.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Mortgage Loan Statistical Data

Schedule A to this prospectus supplement sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2, Subgroup II-3 and Loan Group II in the aggregate. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2, Subgroup II-3 or in Loan Group II in the aggregate, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans in Loan Group I, Subgroup II-1, Subgroup II-2 and Subgroup II-3 will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this prospectus supplement as the Pooling and Servicing Agreement) with Loan Group I, Subgroup II-1, Subgroup II-2 and Subgroup II-3 separately identified. Such schedule will include information as to the principal balance of each related mortgage loan group as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with LaSalle Bank National Association, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, endorsed in blank, or without recourse in the following form: “Pay to the order of LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-HE2” with all intervening endorsements that show a complete chain of endorsement from the originators to the related seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)  the original recorded mortgage or a photocopy thereof to the extent provided in the Pooling and Servicing Agreement;

(c)  a duly executed assignment of the mortgage in blank, or to “LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-HE2”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

(d)  all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)  with respect to any first or second lien mortgage loan (other than any Piggyback Loan), the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance or, in the event such original title policy has not been received from the title insurer, such original policy will be delivered within one year of the closing date or, in the event such original title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property; and with respect to any Piggyback Loan, the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance issued as to the related first lien mortgage loan or, in lieu thereof, a lien search on the related property that was conducted in connection with the related first lien mortgage loan.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan will be registered electronically through the MERS® System and MERS will serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and will not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the related seller, or (ii) with respect to any mortgage loan electronically registered through the MERS® System, the sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement with respect to itself and to Master Funding LLC, as of the cut-off date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

1.  the information set forth in the mortgage loan schedule attached to the mortgage loan purchase agreement is, true and correct in all material respects;

2.  immediately prior to the conveyance of the mortgage loans by the related seller to the depositor pursuant to the mortgage loan purchase agreement, the related seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell or assign the same pursuant to the mortgage loan purchase agreement;

3.  the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

4.  the mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

5.  with respect to any first lien mortgage loan, a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related originator’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related originator and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan; and the originator is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable. With respect to any second lien mortgage loan, other than any Piggyback Loan that has an initial principal amount less than or equal to $200,000, (a) a lender’s title insurance policy or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related originator’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related originator and its successors and assigns; and the related originator is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable, or (b) a lien search was conducted at the time of origination with respect to the related property ;

6.  the terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the trustee, on behalf of the certificateholders; and

7.  at the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the related certificates in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the sponsor in writing. As described in the mortgage loan purchase agreement, a breach of certain representations and warranties with respect to a mortgage loan in Subgroup II-3 made by the sponsor with respect to any mortgage loan in Subgroup II-3 will be deemed to materially and adversely affect the interests of the holders of the certificates backed by Subgroup II-3. If the sponsor cannot or does not cure such omission or defect with respect to a missing or defective document, or if the sponsor does not cure such breach with respect to a breach of a representation or warranty, in each case within 90 days of its receipt of notice, the sponsor is required to repurchase the related mortgage loan from the trust fund within 90 days from the date of notice at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the closing date. Notwithstanding anything to the contrary, if any such defect or breach would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach or defect was discovered.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

Originators

Approximately 27.05% of the mortgage loans in Loan Group I were purchased by EMC Mortgage Corporation from various originators through the conduit correspondent channel and were originated pursuant to the general underwriting guidelines as described in this prospectus supplement. Approximately 54.24% of the mortgage loans in Loan Group I were originated by Performance Credit Corporation. Approximately 18.71% of the mortgage loans in Loan Group I were originated by Bear Stearns Residential Mortgage Corporation.

Approximately 67.21%, 54.39% and 94.20% of the mortgage loans in Subgroup II-1, Subgroup II-2 and Subgroup II-3, respectively, and approximately 69.80% of the mortgage loans in Loan Group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, were originated by Performance Credit Corporation. The remainder of the mortgage loans in Loan Group II were originated by various originators, none of which have originated more than 10% of the mortgage loans in Loan Group II.

General Underwriting Guidelines

The following discussion provides a general description of the underwriting guidelines applicable to all of the mortgage loans, other than the mortgage loans originated by Performance Credit Corporation.

The underwriting guidelines are primarily intended to assess the borrower’s ability to repay the mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the related mortgage loan. While the originator’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor’s credit history, repayment ability and debt service to income ratio as well as the type and use of the mortgaged property. Some of the mortgage loans bear higher rates of interest than mortgages loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans in the mortgage pool that were originated by the originators will represent these exceptions.

Each applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, market rent analysis based on the rental of comparable homes in the area. All appraisals are required to conform to the Uniform Standard of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

The mortgage loans were originated consistent with and generally conform to the underwriting guidelines’ full/alternative documentation, stated income documentation and limited documentation residential loan programs. Under each of the programs, the originator reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service to income ratio, if required, to determine the applicant’s ability to repay the loan, and reviews the appraisal. In determining the ability of the applicant to repay the loan a qualifying rate has been created under the underwriting guidelines that generally is equal to the interest rate on that loan. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure that complies with applicable federal, state and local laws and regulations. The maximum amount loaned to a borrower and the maximum loan to value ratio allowed for that loan depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, homeownership history, mortgage payment history or rental payment history, repayment ability and debt service to income ratio, as well as the type and use of the property. With respect to purchase money, rate/term and cash out refinance loans secured by single family primary residences the following loan to value ratios and original principal balances are allowed: loan-to-value ratios at origination of up to 100% for A+ credit grade mortgage loans with original principal balances of up to $750,000, up to 100% for A credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $500,000, up to 95% for A- and B credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $500,000, up to 80% for C credit grade mortgage loans secured by single family, primary residences with original principal balances of up to $450,000 and up to 70% for C- credit grade mortgage loans secured by single family, primary residences with original principal balances up to $400,000. The maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

With respect to mortgage loans secured by investment properties, owner occupied loan-to-value ratios are reduced 10% for one-to-two family residences and by 15% for three-to-four family residences. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

In evaluating the credit quality of the borrowers, the originator utilizes credit bureau risk scores. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner if the LTV is less than or equal to 95%. If the LTV is greater than 95%, the lower of both of the borrower’s credit scores will be used. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

The underwriting guidelines require that the income of each applicant for a mortgage loan under the full/alternative documentation program be verified. The specific income documentation required for the originator’s various programs is as follows: under the full/alternative documentation program, applicants are required to submit one written form of verification from the employer of stable income for at least 12 months. The documentation may take the form of a Verification of Employment form provided by the employer, the most recent pay stub with year-to-date earnings and the most recent W-2 or a copy of the borrower’s federal tax returns. Under the limited documentation program the borrower may choose to submit 12 consecutive months of personal checking account bank statements. Under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. Income stated on the application is not verified under the stated income documentation program. All of the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant’s employment. Verification of the source of funds to close the loan, if any, deposited by the applicant into escrow in the case of a purchase money loan is required.

Performance Credit Corporation

The following discussion provides a general description of the underwriting guidelines applicable to the mortgage loans originated by Performance Credit Corporation.

Performance Credit Corporation (formerly known as Encore Credit Corp.) (“PCC”), a California corporation, is a mortgage finance company that, until February 9, 2007, originated and purchased one-to-four-family residential mortgage loans offered to borrowers with a particular emphasis on “nonconforming” borrowers who generally do not satisfy the credit, collateral, documentation or other standards required by conventional mortgage lenders and loan buyers. PCC is owned directly by ECC Capital Corporation, a Maryland corporation, which is a real estate investment trust that invests in residential mortgage loans financed by the issuance of non-recourse debt. ECC Capital Corporation (“ECC Capital”) is a public company, the common stock of which currently trades on the New York Stock Exchange under the ticker symbol “ECR”.

PCC was incorporated in October 2001 under the name “Encore Credit Corp.” and commenced wholesale lending operations in March 2002. PCC began originating retail mortgage loans during the third quarter of 2004. During the first quarter of 2005, the retail operation was transitioned from PCC to Bravo Credit Corporation, a wholly owned subsidiary of PCC. From the second quarter of 2006 until February 9, 2007, all of PCC’s retail operations were conducted by PCC solely out of its Irvine location. As of December 31, 2006, PCC operated its mortgage lending business through a network of approved mortgage lenders and brokers located in 48 states and the District of Columbia where PCC is licensed, exempt or authorized to engage in its mortgage lending business. On February 9, 2007, PCC sold certain assets used in its subprime wholesale mortgage banking division to Bear Stearns Residential Mortgage Corporation, a wholly owned subsidiary of The Bear Stearns Companies Inc., whereupon PCC effectively exited the wholesale mortgage business.

PCC outsourced the servicing of all the loans it originated to third party servicers or sub-servicers. PCC currently utilizes EMC Mortgage Corporation and Option One Mortgage Corporation as its sub-servicers for loans held in its portfolio pending sale or transfer to a securitization. Loans included in the securitizations completed in 2005 and 2006 are also being sub-serviced by EMC Mortgage Corporation and Option One Mortgage Corporation, and Countrywide Home Loan Servicing LP and CitiMortgage, Inc. act as the master servicers. PCC’s principal executive offices are located presently at 1733 Alton Parkway, Irvine, California 92606, and its main telephone number is (949) 856-8300.

As of the dates set forth below, PCC’s total portfolio of nonconforming mortgage loans was as follows:

	31-Dec-03		31-Dec-04		31-Dec-05
Loan Type	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number

Nonconforming	$4,584,619,982	24,823	$9,114,332,309	45,948	$14,040,631,625	65,863

PCC Underwriting Guidelines

Prior to its cessation of originations on February 9, 2007, PCC underwrote each mortgage loan that it originated in accordance with its internal underwriting guidelines. PCC developed internal underwriting processes and criteria that it believes generated quality loans and gave it the ability to approve and fund loans quickly. PCC’s internal underwriting guidelines were designed to help it evaluate a borrower’s credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. PCC reviewed the borrower’s credit history from Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc. In addition, PCC reviewed credit scores derived from the borrower’s credit history by one or more nationally recognized credit scoring models.

Underwriting Personnel. All of PCC’s loans were underwritten by its on-site underwriting personnel. PCC did not delegate underwriting authority to any broker or third party. PCC adhered to strict internal standards with respect to who has the authority to approve a loan. In the event that an underwriting exception was required for approval, only specifically designated personnel, dictated by the exception needed, are authorized to make such exceptions. PCC regularly trained its operation managers, who supervised their underwriters, on emerging trends in production. PCC believes that these managers and underwriters were highly qualified and experienced and were familiar with PCC’s underwriting guidelines. PCC believes that its regionalized underwriting process provides it with the ability to fund loans faster than many of its competitors, and that the experience of its operations managers, its information systems and its rigorous quality control process ensured the continued quality of its loans.

Underwriting Guidelines. PCC’s internal underwriting guidelines were established by its credit committee. PCC’s credit committee met regularly with its production and operations managers to review proposed changes to the underwriting guidelines. If an individual loan application did not meet PCC’s formal written underwriting guidelines, but the underwriter was confident both that the borrower had the ability and willingness to pay and that the property provided adequate collateral for the borrower’s obligations, PCC’s underwriters could make underwriting exceptions up to certain limits within their formal exception policies and approval authorities. All of PCC’s loan programs had tiered exception levels whereby approval of certain exceptions, such as LTV ratio exceptions, loan amount exceptions, and debt-to-income exceptions, are escalated to higher loan approval authority levels.

PCC’s guidelines were primarily intended to (1) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (2) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. The underwriting of a mortgage loan to be originated or purchased by PCC generally included a review of the completed loan package, which included the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications and all closed loans offered to PCC for purchase had to be approved by PCC in accordance with its underwriting criteria. PCC regularly reviewed its underwriting guidelines and made changes when appropriate to respond to market conditions, the performance of loans representing a particular loan product and changes in laws or regulations.

PCC required satisfactory title insurance coverage on all residential properties securing mortgage loans it originated or purchased. The loan originator and its assignees were generally named as the insured. Title insurance policies indicated the lien position of the mortgage loan and protected PCC against loss if the title or lien position was not as indicated. The applicant was also required to maintain hazard and, in certain instances, flood insurance in an amount that complies with applicable laws and was sufficient to cover the new loan and any senior mortgage, subject to the maximum amount available under the National Flood Insurance Program.

Credit Scores. Credit scores were obtained by PCC in connection with mortgage loan applications to help assess a borrower’s creditworthiness. Credit scores were obtained from credit reports provided by Experian Information Solutions, Inc., Trans Union Corp. and Equifax, Inc., which may employ differing computer models and methodologies from one another. The credit score is designed to assess a borrower’s credit history at a fixed point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to 850, with higher scores generally indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender; that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Moreover, credit scores were developed to indicate a level of default probability over the period of the next two years, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the LTV, the collateral for the mortgage loan, or the debt-to-income ratio. PCC’s core underwriting guidelines at the time the loans in the pool described in this prospectus supplement were originated required a minimum credit score of 500, although a higher credit score was often required to qualify for the maximum LTV under each program. There can be no assurance that the credit scores of the mortgagors will be accurate predictors of the likelihood of repayment of the related mortgage loans.

Verification of Borrower’s Income. PCC’s mortgage programs included several levels of documentation used to verify the borrower’s income.

•
Full income documentation. PCC’s highest level of income documentation generally required a stable, two-year history of income. A wage-earner could document income by any of the following: a verification of employment or a current pay stub reflecting year to date income and the borrower’s most recent Wage and Tax Statement, or W-2; the borrower’s two most recent IRS Form 1040s; or for higher credit score borrowers, the borrower’s personal bank statements for the previous one or two years showing average monthly deposits sufficient to support the qualifying income. A self-employed borrower could document income with either the two most recent federal tax returns or bank statements for the previous one or two years depending on the borrower’s credit score.

•
Limited income documentation. This documentation level generally required a twelve-month history of stable income, together with personal bank statements for the previous twelve months to support the borrower’s qualifying income.

•
Stated income documentation. The borrower’s income used to qualify for the loan was taken from the borrower’s signed application and compared to the borrower’s line of work or profession for reasonableness. Self-employed borrowers typically had to provide satisfactory evidence of existence of the business and demonstrate a two-year history of employment in the same profession. A verification of employment and position was done for each stated income loan.

Appraisal Review. An assessment of the adequacy of the real property as collateral for the loan was made, primarily based upon an appraisal of the property and a calculation of the LTV ratio of the loan applied for and the combined LTV to the appraised value of the property at the time of origination. Appraisers determined a property’s value by reference to the sales prices of comparable properties recently sold, adjusted to reflect the condition of the property as determined through inspection. As lenders that generally specialize in loans made to credit impaired borrowers, PCC implemented an appraisal review process to support the value used to determine the LTV ratio. PCC used a variety of steps in its appraisal review process in order to attempt to ensure the accuracy of the value provided by the initial appraiser. This includes obtaining an independent automated property review on a majority of the loans that it originates. PCC’s review process required a written review on every appraisal report either by a qualified independent underwriter or by a staff appraiser. PCC employed several methods to determine which appraisals are higher risk and attempted to direct those reviews to one of its staff appraisers. The criteria for identifying higher risk appraisal reports included those properties receiving lower scores from the automated property review, properties with larger loan amounts and those units and properties that fail a scoring template used by the internal underwriting staff. PCC also employed an appraisal review staff consisting mostly of staff appraisers. As part of their review process, the review department where available, verified the subject property’s sales history, those of comparable properties as well as reviews additional comparable data. In some cases the value of the property used to determine the LTV ratio was reduced where it was determined by PCC’s staff appraisers that the original appraised value cannot be supported.

Quality Control. PCC’s quality control program was intended to monitor loan production with the overall goal of improving the quality of loan production generated by its retail loan operation and independent mortgage broker channel. Through systematically monitoring loan production, the quality control department could identify and communicate to management existing or potential underwriting and loan packaging problems or other areas of concern. The quality control file review ensured compliance with PCC’s underwriting guidelines and federal and state regulations. This was accomplished by focusing on:

•	the accuracy of all credit and legal information;

•	a collateral analysis, which may include a desk or field re-appraisal of the property and review of the original appraisal;

•	employment and/or income verification; and

•	legal document review to ensure that the necessary documents are in place.

Loan Programs and Risk Categories. PCC established loan programs and risk categories, which identified the types of loans that they originated. A majority of PCC’s loan originations were underwritten using the “Credit Score Advantage” program. This program made loans available to a broad group of borrowers who fit a more traditional non-conforming profile. However, there were borrowers who requested LTV ratios higher than those stated for this program, larger loan amounts or more unusual financing options. Rather than attempt to incorporate all of these specialized requests into one loan program, PCC established separate loan programs to accommodate borrowers who would otherwise require individual exceptions to a single, broader loan program. PCC established these programs to allow its underwriting personnel to process loan applications from borrowers who fit a particular program’s criteria quickly and efficiently. The criteria for each of these programs were guidelines only. All of PCC’s loan programs had tiered exception levels whereby approval of an exception was escalated to a higher loan approval authority. Although PCC generally did not make adjustments to the credit category of any applicant, PCC could determine on a case-by-case basis that an applicant warranted a LTV ratio exception, a loan amount exception, a debt-to-income exception or another exception. PCC could allow such an exception if the application reflected certain compensating factors, such as a lower than the maximum LTV ratio for the specific loan program, a maximum of one 30-day late payment on all mortgage loans during the last 12 months, job and income stability or a meaningful amount of liquid assets. PCC could also grant an exception if the applicant provided a down payment of at least 20% of the purchase price of the underlying property or if the new mortgage loan significantly reduced the applicant’s aggregate monthly debt service payments. PCC expects that a substantial number of the mortgage loans they originated represented such underwriting exceptions.

Determining a Borrower’s Credit Categories

Under its internal underwriting guidelines, PCC established several different credit categories within each loan program, and PCC assigned a credit category to each applicant based on the applicant’s credit history. These credit categories established the maximum permitted LTV ratio, the maximum loan amount and the allowed use of loan proceeds given the applicant’s mortgage payment history, consumer credit history, liens/charge-offs/bankruptcy history, debt-to-income ratio, use of proceeds, documentation type and other factors.

Because the industry does not use standard credit categories, the definitions and credit categories of the loans PCC originated may differ from those used by its competitors. As a result, the credit categories and other data with respect to its loan production that PCC provides in this Prospectus may not be comparable to similar data of its competitors. Also, PCC may have changed its credit category system from year-to-year, based on its on-going evaluation of historical performance and market demand. Thus, data with respect to specific credit categories within its loan production may not be comparable on a historical basis.

In general, higher risk mortgage applications are graded in categories that permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. PCC’s underwriting guidelines for first mortgages contain categories and criteria for grading that evaluate the likelihood that an applicant will satisfy the repayment obligations of a mortgage loan; higher grades being more likely and lower grades being less likely.

Credit Score Programs

This program offered loan to individuals with a wide range of credit backgrounds and offered PCC’s widest range of underwriting criteria. The Credit Score Advantage Program had five credit categories: AA, A+, B, C and C-. Borrowers with a higher credit category typically qualified for higher allowable LTV and higher amounts relative to other borrowers within this program. However, since credit scores within each credit category could range from 500 to 850, loans with different characteristics were available to borrowers within a particular credit category based on a borrower’s credit score. Within a particular credit category, the borrower’s credit score is used to determine the applicable interest rate, maximum allowable LTV and maximum available loan amount. Generally, a borrower with a higher credit score could obtain a loan with a lower rate, higher allowable LTV and higher loan amount than a borrower within the same credit category but with a lower credit score.

“AA” Risk Category: In order to qualify under the AA risk category the applicant generally had to have no mortgage or rental late payments within the past 12 months. No mortgage foreclosure or notice of default filings could have occurred during the preceding 24 months. No bankruptcy filing could have occurred during the past 24 months if the borrowers credit score is less that 550. If the borrower had made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must have been discharged at or prior to funding of the loan. The maximum loan amount under this risk grade was $1,500,000 in California and $1,200,000 elsewhere for loans with full, limited or stated income documentation. Permissible LTV varied depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program is 100% for first mortgages and 100% for second mortgages. The allowable debt to income ratio was 50% for LTV over 80% and 55% for an LTV of 80% or less.

“A+” Risk Category: In order to qualify under the A+ risk category the applicant must generally had no more than 12 times 30 day late mortgage or rental payments within the past 12 months for LTV up to 90% and no more than one 30 day mortgage or rental late within the past 12 months for LTV up to 95%. No mortgage foreclosure or notice of default filings may have occurred during the preceding 18 months. No bankruptcy filing may have occurred during the past 18 months if the borrower’s credit score is less than 550. If the borrower had made a Chapter 13 bankruptcy filing the borrower must have paid in accordance with the bankruptcy plan and the bankruptcy must be discharged at or prior to funding of the loan. The maximum loan amount under this risk grade was $1,000,000 for loans with full, limited or stated income documentation. Permissible Loan-to-Value Ratios varied depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program was 95% for first mortgages. The allowable debt to income ratio was 50% for LTV over 80% and 55% for an LTV of 80% or less.

“B” Risk Category: In order to qualify under the B risk category the applicant must generally have had no more than one 60 day mortgage or rental late payment within the past 12 months. 30 day mortgage or rental late payments are acceptable. No mortgage foreclosure or notice of default filings may have occurred during the preceding 18 months. No bankruptcy filing may have occurred during the past 12 months if the borrower’s credit score is less than 550. If the borrower had made a Chapter 13 bankruptcy the borrower’s bankruptcy could be paid off with the proceeds of this loan. The maximum loan amount under this risk grade was $750,000 for loans with full or limited income documentation and $600,000 for loans with stated income documentation. Permissible LTV varied depending upon, among other matters the loan amount; the documentation type, the occupancy, the property type and the borrowers credit score. The maximum LTV under this program was 85% for first mortgages. The allowable debt to income ratio was 55% for LTV’s less than or equal to 80% and 50% for LTV’s greater than 80%.

“C” Risk Category: In order to qualify under the C risk category the applicant must generally have had no more than one 90 day late mortgage or rental payment within the past 12 months. 30 and 60-day late payments are acceptable. No mortgage foreclosure or notice of default filings may have occurred during the preceding 12 months. No bankruptcy filing may have occurred during the past 6 months if the borrower’s credit score is less than 550. If the borrower had made a Chapter 13 bankruptcy the borrower’s bankruptcy could be paid off with the proceeds of this loan. The maximum loan amount under this risk grade was $650,000 for loans with full or limited income documentation and $600,000 for loans with stated income documentation. Permissible LTV varied depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program was 80% for first mortgages. The allowable debt to income ratio was 55%.

“C-” Risk Category: In order to qualify under the C- risk category the applicant must generally have had no more than one 120 day late mortgage or rental payment late within the past 12 months. 30, 60 and 90-day late payments were acceptable. Bankruptcy filing may have occurred during the past 12 months. If the borrower had made a Chapter 13 bankruptcy the borrower could pay off the bankruptcy through the loan. The maximum loan amount under this risk grade is $400,000 for loans with full, limited or stated income documentation. Permissible LTV varied depending upon, among other matters, the loan amount, the documentation type, the occupancy, the property type and the borrower’s credit score. The maximum LTV under this program was 70% for first mortgages. The maximum allowable debt to income ratio was 55%.

Specialty Advantage Program

For those borrowers seeking PCC’s highest allowable LTVs, PCC offered a specialty program that offers loans with a maximum LTV ratio of up to 100% based on either full, limited or stated income documentation. This program offer loans to borrowers in PCC’s highest credit category, AA. Because of the additional risk associated with loans with LTV ratios at the high end of what PCC offered, there were additional limitations that were not placed on similar grades in other programs. These additional restrictions reduced the risk associated with originating loans to borrowers with these higher LTV ratios.

Interest-Only Option

This option offers borrowers the opportunity to obtain a loan that allows them to make monthly payments of interest only for the first two, three or five years of the loan. At the end of the interest-only term, the borrower’s loan balance is fully amortized for the remaining term of the loan. The initial interest-only period provides borrowers with lower payments for a period of time allowing them to use a greater portion of their cash flow to pay off other debt, to qualify for larger loan amounts or for other uses. Because there is a slightly higher risk associated with the absence of principal reduction for the initial interest-only period, the minimum credit score required for this option was higher, as was the interest rate the borrower is charged. This option was available to borrowers in PCC’s two highest credit categories, AA and A+.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2007-he2.

Information provided through the internet address above will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Bear Stearns Asset Backed Securities I Trust 2007-HE2 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2007-HE2 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment of Agreement” in the base prospectus.

The assets of Bear Stearns Asset Backed Securities I Trust 2007-HE2 will consist of the mortgage loans and certain related assets.

Bear Stearns Asset Backed Securities I Trust 2007-HE2’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of September 30, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $65,247,999,772. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005		September 30, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	54,448	$16,005,022,680.66
Alt-A Fixed	15,907	$3,638,653,583.24	15,344	$4,005,790,504.28	17,294	$3,781,150,218.13	10,480	$2,487,265,691.18
HELOC	-	$-	-	$-	9,309	$509,391,438.93	9,642	$671,297,933.89
Neg-Am ARM							36,469	$13,375,355,933.41
Prime ARM	16,279	$7,179,048,567.39	30,311	$11,852,710,960.78	27,384	$13,280,407,388.92	7,050	$3,481,137,519.89
Prime Fixed	2,388	$1,087,197,396.83	1,035	$509,991,605.86	3,526	$1,307,685,538.44	1,803	$484,927,212.35
Prime Short Duration ARM	7,089	$2,054,140,083.91	23,326	$7,033,626,375.35	38,819	$14,096,175,420.37	12,256	$5,085,828,335.31
Reperforming	2,800	$247,101,330.36	2,802	$311,862,677.46	2,877	$271,051,465.95	1,084	$115,127,847.83
Seconds	-	$-	14,842	$659,832,093.32	114,899	$5,609,656,263.12	96,106	$5,363,659,738.17
SubPrime	29,303	$2,898,565,285.44	98,426	$13,051,338,552.19	101,156	$16,546,152,274.44	43,470	$7,619,506,951.48
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	272,808	$54,689,129,844.17

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

SERVICING OF THE MORTGAGE LOANS

General

EMC will act as the master servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2007, among the depositor, EMC, in its capacity as master servicer and seller, and the trustee.

In the event of a default by EMC under the Pooling and Servicing Agreement, the trustee, subject to the provisions of the Pooling and Servicing Agreement, will be required to enforce any remedies against the master servicer and will either find a successor master servicer or will assume the master servicing obligations itself.

The Master Servicer

EMC Mortgage Corporation (“EMC”) will act as master servicer under the Pooling and Servicing Agreement. See “The Sponsor” in this prospectus supplement.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the prospectus supplement.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to September 30, 2006 the loan count of EMC’s servicing portfolio grew by approximately 91.4% and the unpaid principal balance of EMC’s servicing portfolio grew by approximately 140%.

As of September 30, 2006, EMC was acting as servicer for approximately 259 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $66.8 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alt-A Arm	2,439	$653,967,868.93	1.40%	4.75%	19,498	$4,427,820,707.76	7.96%	15.94%
Alt-A Fixed	19,396	3,651,416,056.79	11.14	26.51	25,539	4,578,725,473.28	10.43	16.48
PrimeArm	7,978	868,798,347.46	4.58	6.31	8,311	1,045,610,015.30	3.39	3.76
PrimeFixed	16,377	1,601,411,491.35	9.40	11.63	14,560	1,573,271,574.42	5.95	5.66
Seconds	25,290	690,059,168.80	14.52	5.01	39,486	1,381,961,155.08	16.13	4.98
Subprime	76,166	5,058,932,125.93	43.73	36.73	114,436	13,706,363,249.78	46.74	49.34
Other	26,523	1,249,014,372.71	15.23	9.07	23,010	1,063,682,459.11	9.40	3.83
Total	174,169	$13,773,599,431.97	100.00%	100.00%	244,840	$27,777,434,634.73	100.00%	100.00%

	As of December 31, 2005				As of September 30, 2006
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	57,510	$13,625,934,321.62	12.69%	23.00%	49,349	$12,808,629,725.93	10.53%	19.18%
Alt-A Fixed	17,680	3,569,563,859.33	3.90	6.03	29,790	5,963,962,331.86	6.36	8.93
Prime Arm	7,428	1,010,068,678.92	1.64	1.71	6,580	892,567,395.07	1.40	1.34
Prime Fixed	15,975	2,140,487,565.90	3.52	3.61	15,228	2,175,294,849.14	3.25	3.26
Seconds	155,510	7,164,515,426.20	34.31	12.10	163,821	7,935,367,229.73	34.96	11.88
Subprime	142,890	20,373,550,690.52	31.53	34.40	130,821	18,898,856,704.61	27.91	28.30
Other	56,216	11,347,144,055.57	12.40	19.16	73,059	18,107,974,659.14	15.59	27.11
Total	453,209	$59,231,264,598.06	100.00%	100.00%	468,648	$66,782,652,895.48	100.00%	100.00%

There have been no appreciable changes to EMC’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

Collection and Other Servicing Procedures

The master servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the Pooling and Servicing Agreement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the certificateholders, the master servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated realized loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the master servicer may modify the loan only to the extent set forth in the Pooling and Servicing Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the master servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The master servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the master servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the base prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the master servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The master servicer will establish and maintain, in addition to the protected account described below under “—Protected Account,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Pooling and Servicing Agreement.

The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Pooling and Servicing Agreement.

Hazard Insurance

The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Pooling and Servicing Agreement or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the master servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of the trustee to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the hazard insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The master servicer, on behalf of the trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The master servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The master servicer will take such action either as such deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the master servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Pooling and Servicing Agreement, the master servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The master servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

EMC will not receive a fee in its capacity as master servicer but will receive a servicing fee for the mortgage loans it will service as described below. EMC will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on mortgage loans in the related loan group resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this prospectus supplement. The master servicer will also be entitled to any amounts earned on funds in the protected account.

In addition to the primary compensation described above, the master servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors. The master servicer will not be entitled to retain any prepayment charges or penalties; prepayment charges with respect to the mortgage loans in Loan Group I and penalties will be distributed to the holders of the Class I-P Certificates and prepayment charges with respect to the mortgage loans in Loan Group II and penalties will be distributed to the holders of the Class II-P Certificates.

The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this prospectus supplement.

Protected Account

The master servicer will establish and maintain a custodial account, an account referred to in this prospectus supplement as the protected account into which it will deposit daily or at such other time specified in the Pooling and Servicing Agreement with respect to each loan group all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the master servicer’s own funds, less the applicable servicing fee. The protected account and amounts at any time credited thereto will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies.

With respect to each loan group, the master servicer will retain in the protected account for distribution directly to the trustee the daily collections of interest and principal, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price with respect to any repurchased mortgage loans with respect to the mortgage loans.

On the second business day prior to each distribution date, the master servicer will withdraw from the protected account amounts on deposit therein as described above with respect to each loan group and will remit them to the trustee for deposit in the Distribution Account.

Distribution Account

The trustee will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account, referred to in this prospectus supplement as the Distribution Account, into which on the second business day prior to each distribution date it will deposit all amounts with respect to each loan group transferred to it by the master servicer from the protected account and all proceeds of any mortgage loans and REO properties with respect to each loan group transferred in connection with the optional termination of such loan group. All amounts deposited to the Distribution Account will be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the trustee in permitted investments. The trustee will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the Pooling and Servicing Agreement.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

On each distribution date, the trustee will withdraw available funds with respect to each loan group from the Distribution Account and make payments to the related certificateholders in accordance with the provisions set forth under “Description of the Certificates— Distributions on the Certificates” in this prospectus supplement. The trustee will be entitled to a trustee fee equal to the trustee fee rate, multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be 0.0035% per annum. The trustee will also be entitled to any amounts earned on funds in the Distribution Account. The trustee will also be entitled to be reimbursed for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. When a borrower prepays a portion of a mortgage loan between due dates, the borrower does not pay interest on the amount prepaid. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the related offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the master servicer for such month will, to the extent of such shortfall, be deposited by the master servicer in the protected account for distribution to the trustee for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” Any such deposit or remittance by the master servicer will be reflected in the distributions to holders of the related offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

Advances

If the scheduled payment on a mortgage loan (other than any balloon payments) which was due on a related due date is delinquent other than as a result of application of the Relief Act, the master servicer will remit to the trustee within the number of days prior to the related distribution date set forth in the Pooling and Servicing Agreement an amount equal to such delinquency, net of the servicing fee rate except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until the liquidation of the related mortgaged property. Failure by the master servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement would constitute an event of default under the Pooling and Servicing Agreement. See “Description of the Certificates—Events of Default” in this prospectus supplement.

The master servicer will discontinue making advances with respect to any second lien mortgage loan that becomes 60 days delinquent. If the master servicer determines that a net recovery is possible through foreclosure proceedings or other disposition of the related second lien mortgage loan that becomes 60 days delinquent, the master servicer may continue making advances on such second lien mortgage loan.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before March 15 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the trustee on or before March 15 of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

•	the master servicer has proposed a successor master servicer to the trustee and the trustee has consented thereto, such consents not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of Class A Certificates and Class M Certificates.

In addition, the master servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation or removal will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will further provide that neither the master servicer, nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer, nor the depositor nor any such person will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Class A Certificates and Class M Certificates.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the Pooling and Servicing Agreement, which will be filed with the Commission in a current report on Form 8-K following the issuance of the certificates. We refer to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates collectively in this prospectus supplement as the Class I-A Certificates or the group I senior certificates; and we refer to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates collectively in this prospectus supplement as the Class I-M Certificates or the group I subordinated certificates. We refer to the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 and Class I-M-9 collectively in this prospectus supplement as the group I offered certificates (“Group I Offered Certificates”). We refer to the Class I-R-1, Class I-R-2, Class I-R-3 and Class I-RX Certificates collectively in this prospectus supplement as the Class I-R Certificates or the group I residual certificates. We refer to the Class I-A, Class I-M, Class I-R, Class I-CE and Class I-P Certificates collectively in this prospectus supplement as the Group I Certificates. We refer to the Class II-1A-1, Class II-1A-2, Class II-1A-3 and Class II-1A-4 Certificates collectively in this prospectus supplement as the Class II-1A Certificates. We refer to the Class II-1A, Class II-2A and Class II-3A Certificates collectively in this prospectus supplement as the Class II-A Certificates or the group II senior certificates; and we refer to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates collectively in this prospectus supplement as the Class II-M Certificates or the group II subordinated certificates. We refer to the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 collectively in this prospectus supplement as the group II offered certificates (“Group II Offered Certificates”). We refer to the Class II-R-1 Certificates and Class II-RX Certificates collectively in this prospectus supplement as the Class II-R Certificates or the group II residual certificates. We refer to the Class II-A, Class II-M, Class II-R, Class II-CE and Class II-P Certificates collectively in this prospectus supplement as the Group II Certificates. We refer to the Class I-A Certificates and Class II-A Certificates in this prospectus supplement collectively as the senior certificates or the Class A Certificates. We refer to the Class I-M Certificates and Class II-M Certificates in this prospectus supplement collectively as the subordinated certificates or the Class M Certificates. We refer to the Class A Certificates and Class M Certificates (other than the Class I-M-10 Certificates and Class II-M-10 Certificates) collectively in this prospectus supplement as the offered certificates. We refer to the Class I-R Certificates and Class II-R Certificates in this prospectus supplement collectively as the residual certificates or Class R Certificates. We refer to the Class I-CE Certificates and Class II-CE Certificates together in this prospectus supplement as the Class CE Certificates. We refer to the Class I-P Certificates and Class II-P Certificates together in this prospectus supplement as the Class P Certificates.

The initial owner of the Class R Certificates is expected to be Bear, Stearns & Co. Inc.

The Group I Certificates and Group II Certificates are not cross-collateralized.

The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

•
we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner’s percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Applied Realized Loss Amount” with respect to any class of Class A Certificates and Class M Certificates and as to any distribution date means the sum of the Realized Losses with respect to the mortgage loans in the related loan group, which have been applied in reduction of the Certificate Principal Balance of such class, minus any related Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Basis Risk Shortfall Carry Forward Amount” as of any distribution date for the Class A Certificates and Class M Certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of:

1.  The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate been calculated at a per annum rate equal to One-Month LIBOR plus the applicable Margin, over

2.  The amount of Current Interest that such class received on such distribution date at the related Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

•
the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for the current distribution date.

“Certificate Principal Balance” with respect to any class of Class A Certificates and Class M Certificates (other than the Class I-M-10 Certificates and Class II-M-10 Certificates) and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this prospectus supplement, and with respect to the Class I-M-10 Certificates and Class II-M-10 Certificates approximately $1,553,000 and $11,036,000, respectively, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of Class A Certificates or Class M Certificates with the highest payment priority to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the mortgage loans in the related loan group not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See “— Allocation of Losses” in this prospectus supplement.

“Class I-A Certificates” means any of the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates.

“Class I-A Principal Distribution Amount” with respect to the Class I-A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the related Principal Distribution Amount for that distribution date and (y) the excess, if any, of:

•	the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 57.20% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $647,162.

“Class I-M Certificates” means any of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates.

“Class I-M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 64.40% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $647,162.

“Class I-M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 70.80% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $647,162.

“Class I-M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 74.50% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $647,162.

“Class I-M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount and the Class I-M-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class I-M-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 77.90% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $647,162.

“Class I-M-5 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount and the Class I-M-4 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class I-M-5 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 81.00% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $647,162.

“Class I-M-6 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount and the Class I-M-5 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class I-M-6 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 83.90% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $647,162.

“Class I-M-7 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount, the Class I-M-5 Principal Distribution Amount and the Class I-M-6 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class I-M-6 Certificates (after taking into account the payment of the Class I-M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class I-M-7 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 86.70% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $647,162.

“Class I-M-8 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount, the Class I-M-5 Principal Distribution Amount, the Class I-M-6 Principal Distribution Amount and the Class I-M-7 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class I-M-6 Certificates (after taking into account the payment of the Class I-M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class I-M-7 Certificates (after taking into account the payment of the Class I-M-7 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class I-M-8 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 89.30% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $647,162.

“Class I-M-9 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount, the Class I-M-5 Principal Distribution Amount, the Class I-M-6 Principal Distribution Amount, the Class I-M-7 Principal Distribution Amount and the Class I-M-8 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class I-M-6 Certificates (after taking into account the payment of the Class I-M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class I-M-7 Certificates (after taking into account the payment of the Class I-M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class I-M-8 Certificates (after taking into account the payment of the Class I-M-8 Principal Distribution Amount on such distribution date) and (10) the Certificate Principal Balance of the Class I-M-9 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 91.60% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $647,162.

“Class I-M-10 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, the Class I-M-3 Principal Distribution Amount, the Class I-M-4 Principal Distribution Amount, the Class I-M-5 Principal Distribution Amount, the Class I-M-6 Principal Distribution Amount, the Class I-M-7 Principal Distribution Amount, the Class I-M-8 Principal Distribution Amount and the Class I-M-9 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class I-M-3 Certificates (after taking into account the payment of the Class I-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class I-M-4 Certificates (after taking into account the payment of the Class I-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class I-M-5 Certificates (after taking into account the payment of the Class I-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class I-M-6 Certificates (after taking into account the payment of the Class I-M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class I-M-7 Certificates (after taking into account the payment of the Class I-M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class I-M-8 Certificates (after taking into account the payment of the Class I-M-8 Principal Distribution Amount on such distribution date), (10) the Certificate Principal Balance of the Class I-M-9 Certificates (after taking into account the payment of the Class I-M-9 Principal Distribution Amount on such distribution date) and (11) the Certificate Principal Balance of the Class I-M-10 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 94.00% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) minus approximately $647,162.

“Class II-A Certificates” means any of the Class II-1A-1, Class II-1A-2, Class II-1A-3, Class II-1A-4, Class II-2A and Class II-3A Certificates.

“Class II-1A Principal Distribution Amount” with respect to the Class II-1A Certificates and any distribution date is the product of the Class II-A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Subgroup II-1 for such distribution date and the denominator of which is the aggregate Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Class II-2A Principal Distribution Amount” with respect to the Class II-2A Certificates and any distribution date is the product of the Class II-A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Subgroup II-2 for such distribution date and the denominator of which is the aggregate Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Class II-3A Principal Distribution Amount” with respect to the Class II-3A Certificates and any distribution date is the product of the Class II-A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Subgroup II-3 for such distribution date and the denominator of which is the aggregate Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Class II-A Principal Distribution Amount” with respect to the Class II-A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the related Principal Distribution Amount for that distribution date and (y) the excess, if any, of:

•	the aggregate Certificate Principal Balance of the Class II-A Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 45.10% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $2,982,660.

“Class II-M Certificates” means any of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates.

“Class II-M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 56.40% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $2,982,660.

“Class II-M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount and the Class II-M-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 66.10% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $2,982,660.

“Class II-M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount and the Class II-M-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 70.30% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $2,982,660.

“Class II-M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount and the Class II-M-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the

Class II-M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 74.50% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $2,982,660.

“Class II-M-5 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount and the Class II-M-4 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 78.70% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $2,982,660.

“Class II-M-6 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount and the Class II-M-5 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class II-M-5 Certificates (after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class II-M-6 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 81.00% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $2,982,660.

“Class II-M-7 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount, the Class II-M-5 Principal Distribution Amount and the Class II-M-6 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class II-M-5 Certificates (after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class II-M-6 Certificates (after taking into account the payment of the Class II-M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class II-M-7 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 83.80% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $2,982,660.

“Class II-M-8 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount, the Class II-M-5 Principal Distribution Amount, the Class II-M-6 Principal Distribution Amount and the Class II-M-7 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class II-M-5 Certificates (after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class II-M-6 Certificates (after taking into account the payment of the Class II-M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class II-M-7 Certificates (after taking into account the payment of the Class II-M-7 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class II-M-8 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 85.90% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)           the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $2,982,660.

“Class II-M-9 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount, the Class II-M-5 Principal Distribution Amount, the Class II-M-6 Principal Distribution Amount, the Class II-M-7 Principal Distribution Amount and the Class II-M-8 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class II-M-5 Certificates (after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class II-M-6 Certificates (after taking into account the payment of the Class II-M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class II-M-7 Certificates (after taking into account the payment of the Class II-M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class II-M-8 Certificates (after taking into account the payment of the Class II-M-8 Principal Distribution Amount on such distribution date) and (10) the Certificate Principal Balance of the Class II-M-9 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 88.40% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $2,982,660.

“Class II-M-10 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining related Principal Distribution Amount for that distribution date after distribution of the Class II-A Principal Distribution Amount, the Class II-M-1 Principal Distribution Amount, the Class II-M-2 Principal Distribution Amount, the Class II-M-3 Principal Distribution Amount, the Class II-M-4 Principal Distribution Amount, the Class II-M-5 Principal Distribution Amount, the Class II-M-6 Principal Distribution Amount, the Class II-M-7 Principal Distribution Amount, the Class II-M-8 Principal Distribution Amount and the Class II-M-9 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class II-M-1 Certificates (after taking into account the payment of the Class II-M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class II-M-2 Certificates (after taking into account the payment of the Class II-M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class II-M-3 Certificates (after taking into account the payment of the Class II-M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class II-M-4 Certificates (after taking into account the payment of the Class II-M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class II-M-5 Certificates (after taking into account the payment of the Class II-M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class II-M-6 Certificates (after taking into account the payment of the Class II-M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class II-M-7 Certificates (after taking into account the payment of the Class II-M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class II-M-8 Certificates (after taking into account the payment of the Class II-M-8 Principal Distribution Amount on such distribution date), (10) the Certificate Principal Balance of the Class II-M-9 Certificates (after taking into account the payment of the Class II-M-9 Principal Distribution Amount on such distribution date) and (11) the Certificate Principal Balance of the Class II-M-10 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 92.10% and (ii) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) minus approximately $2,982,660.

“Current Interest” with respect to each class of Class A Certificates and Class M Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Class A Certificates and Class M Certificates described under “Distributions on the Certificates — Interest Distributions” in this prospectus supplement.

“Due Period” with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Excess Cashflow” with respect to any distribution date and any loan group is the sum of (i) the Remaining Excess Spread with respect to such loan group for such distribution date and (ii) the related Overcollateralization Release Amount for such distribution date.

“Excess Spread” with respect to any distribution date and any loan group is the excess, if any, of the Interest Funds with respect to the related loan group for such distribution date, over the Current Interest on the related Class A Certificates and Class M Certificates and Interest Carry Forward Amounts on the related Class A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under“Description of the Certificates—Excess Spread and Overcollateralization Provisions”) on such distribution date.

“Extra Principal Distribution Amount” means any of the Group I Extra Principal Distribution Amount or Group II Extra Principal Distribution Amount.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Group I Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-M Certificates and (ii) the Group I Overcollateralization Amount, in each case prior to the distribution of the related Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month).

“Group I Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Group I Overcollateralization Target Amount for such distribution date, over the Group I Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Group I Extra Principal Distribution Amount) and (b) the related Excess Spread for such distribution date.

“Group I Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), over (b) the aggregate Certificate Principal Balance of the Class I-A Certificates and Class I-M Certificates on such distribution date (after taking into account the payment of principal other than any Group I Extra Principal Distribution Amount on such certificates).

“Group I Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the Principal Funds with respect to Loan Group I for such distribution date and (y) the excess, if any, of (i) the Group I Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Group I Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Group I Overcollateralization Amount is less than or equal to the Group I Overcollateralization Target Amount on that distribution date).

“Group I Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Group I Stepdown Date, approximately 3.00% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date, (b) on or after the Group I Stepdown Date and if a Group I Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 3.00% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date and (2) approximately 6.00% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month) and (ii) approximately $647,162 or (c) on or after the Group I Stepdown Date and if a Group I Trigger Event is in effect, the Group I Overcollateralization Target Amount for the immediately preceding distribution date.

“Group I Stepdown Date” means the later to occur of:

(a)	the distribution date occurring in March 2010 and

(b)	the first distribution date for which the Group I Current Specified Enhancement Percentage is greater than or equal to approximately 42.80%.

A “Group I Trigger Event” with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans in Loan Group I that are 60 or more days delinquent (including for this purpose any such mortgage loans in Loan Group I in bankruptcy or foreclosure and mortgage loans in Loan Group I with respect to which the related mortgaged property has been acquired by the trust) by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I, as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group I, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group I incurred during the prior calendar month), exceeds 41.95% of the Group I Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the mortgage loans in Loan Group I since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date exceeds the applicable percentage set forth below:

March 2010 through February 2011	3.70% with respect to March 2010, plus an additional 1/12th of the difference between 5.80% and 3.70% for each month thereafter
March 2011 through February 2012	5.80% with respect to March 2011, plus an additional 1/12th of the difference between 7.50% and 5.80% for each month thereafter
March 2012 through February 2013	7.50% with respect to March 2012, plus an additional 1/12th of the difference between 8.45% and 7.50% for each month thereafter
March 2013 and thereafter	8.45%

“Group II Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-M Certificates and (ii) the Group II Overcollateralization Amount, in each case prior to the distribution of the Group II Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month).

“Group II Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Group II Overcollateralization Target Amount for such distribution date, over the Group II Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Group II Extra Principal Distribution Amount) and (b) the related Excess Spread for such distribution date.

“Group II Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), over (b) the aggregate Certificate Principal Balance of the Group II Offered Certificates on such distribution date (after taking into account the payment of principal other than any Group II Extra Principal Distribution Amount on such certificates).

“Group II Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the Principal Funds with respect to Loan Group II for such distribution date and (y) the excess, if any, of (i) the Group II Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Group II Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Group II Overcollateralization Amount is less than or equal to the Group II Overcollateralization Target Amount on that distribution date).

“Group II Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Group II Stepdown Date, approximately 3.95% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date, (b) on or after the Group II Stepdown Date and if a Group II Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 3.95% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date and (2) approximately 7.90% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month) and (ii) approximately $2,982,660 or (c) on or after the Group II Stepdown Date and if a Group II Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding distribution date.

“Group II Stepdown Date” means the later to occur of:

(a)	the distribution date occurring in March 2010 and

(b)	the first distribution date for which the Group II Current Specified Enhancement Percentage is greater than or equal to approximately 54.90%.

A “Group II Trigger Event” with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans in Loan Group II that are 60 or more days delinquent (including for this purpose any such mortgage loans in Loan Group II in bankruptcy or foreclosure and mortgage loans in Loan Group II with respect to which the related mortgaged property has been acquired by the trust) by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II, as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period with respect to Loan Group II, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to Loan Group II incurred during the prior calendar month), exceeds 29.00% of the Group II Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the mortgage loans in Loan Group II since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date exceeds the applicable percentage set forth below:

March 2010 through February 2011	3.85% with respect to March 2010, plus an additional 1/12th of the difference between 6.05% and 3.85% for each month thereafter
March 2011 through February 2012	6.05% with respect to March 2011, plus an additional 1/12th of the difference between 7.80% and 6.05% for each month thereafter
March 2012 through February 2013	7.80% with respect to March 2012, plus an additional 1/12th of the difference between 8.80% and 7.80% for each month thereafter
March 2013 and thereafter	8.80%

“Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Interest Carry Forward Amount” with respect to each class of Class A Certificates and Class M Certificates and any distribution date, is the sum of:

•	the excess of:

(a) Current Interest for such class with respect to such distribution date and any prior distribution dates over

(b) the amount actually distributed to such class with respect to interest on such distribution dates, and

•
interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related accrual period including the accrual period relating to the current distribution date.

“Interest Funds” with respect to each loan group or subgroup and any distribution date are equal to the sum for such distribution date, without duplication, of:

•
all scheduled interest collected in respect of the mortgage loans in the related loan group or subgroup, less the related servicing fee, the trustee fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustees and the Swap Administrator as provided in the Pooling and Servicing Agreement,

•	all advances relating to interest on the mortgage loans in the related loan group or subgroup,

•	all Compensating Interest on the mortgage loans in the related loan group or subgroup,

•
Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month, in each case with respect to the mortgage loans in the related loan group or subgroup,

•	the interest portion of proceeds of the repurchase of any mortgage loans in the related loan group or subgroup, and

•
the interest portion of the purchase price of the assets of the trust in the related loan group or subgroup upon exercise by the majority holder of the related Class CE Certificates or the master servicer, as applicable, of the related optional termination right, minus

•
any related Net Swap Payments or related Swap Termination Payments not due to a related Swap Provider Trigger Event owed to the Swap Administrator for payment to the related Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates.

“Interest Rate Swap Agreement” means any of the Group I Interest Rate Swap Agreement or Group II Interest Rate Swap Agreement.

“Liquidation Proceeds” are all net proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed advances, servicing fees and servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

“Margin” with respect to Loan Group I and any distribution date on or prior to the first possible group I optional termination date and (i) with respect to the Class I-A-1 Certificates, 0.100% per annum, (ii) with respect to the Class I-A-2 Certificates, 0.170% per annum, (iii) with respect to the Class I-A-3 Certificates, 0.220% per annum, (iv) with respect to the Class I-A-4 Certificates, 0.320% per annum, (v) with respect to the Class I-M-1 Certificates, 0.500% per annum, (vi) with respect to the Class I-M-2 Certificates, 0.550% per annum, (vii) with respect to the Class I-M-3 Certificates, 0.600% per annum, (viii) with respect to the Class I-M-4 Certificates, 0.900% per annum, (ix) with respect to the Class I-M-5 Certificates, 1.550% per annum, (x) with respect to the Class I-M-6 Certificates, 2.200% per annum, (xi) with respect to the Class I-M-7 Certificates, 2.500% per annum, (xii) with respect to the Class I-M-8 Certificates, 2.500% per annum, (xiii) with respect to the Class I-M-9 Certificates, 2.500% per annum, and (xiv) with respect to the Class I-M-10 Certificates, 2.500% per annum; and any distribution date after the first possible group I optional termination date, the Margin will increase to (i) with respect to the Class I-A-2 Certificates, 0.340% per annum, (ii) with respect to the Class I-A-3 Certificates, 0.440% per annum, (iii) with respect to the Class I-A-4 Certificates, 0.640% per annum, (iv) with respect to the Class I-M-1 Certificates, 0.750% per annum, (v) with respect to the Class I-M-2 Certificates, 0.825% per annum, (vi) with respect to the Class I-M-3 Certificates, 0.900% per annum, (vii) with respect to the Class I-M-4 Certificates, 1.350% per annum, (viii) with respect to the Class I-M-5 Certificates, 2.325% per annum, (ix) with respect to the Class I-M-6 Certificates, 3.300% per annum, (x) with respect to the Class I-M-7 Certificates, 3.750% per annum, (xi) with respect to the Class I-M-8 Certificates 3.750% per annum, (xii) with respect to the Class I-M-9 Certificates 3.750% per annum, and (xiii) with respect to the Class I-M-10 Certificates 3.750% per annum; With respect to Loan Group II and any distribution date on or prior to the first possible group II optional termination date and (i) with respect to the Class II-1A-1 Certificates, 0.040% per annum, (ii) with respect to the Class II-1A-2 Certificates, 0.110% per annum, (iii) with respect to the Class II-1A-3 Certificates, 0.160% per annum, (iv) with respect to the Class II-1A-4 Certificates, 0.230% per annum, (v) with respect to the Class II-2A Certificates, 0.140% per annum, (vi) with respect to the Class II-3A Certificates, 0.140% per annum, (vii) with respect to the Class II-M-1 Certificates, 0.250% per annum, (viii) with respect to the Class II-M-2 Certificates, 0.270% per annum, (ix) with respect to the Class II-M-3 Certificates, 0.300% per annum, (x) with respect to the Class II-M-4 Certificates, 0.370% per annum, (xi) with respect to the Class II-M-5 Certificates, 0.400% per annum, (xii) with respect to the Class II-M-6 Certificates, 0.500% per annum, (xiii) with respect to the Class II-M-7 Certificates, 1.750% per annum, (xiv) with respect to the Class II-M-8 Certificates, 2.250% per annum, (xv) with respect to the Class II-M-9 Certificates, 2.250% per annum, and (xvi) with respect to the Class II-M-10 Certificates, 2.250% per annum; and any distribution date after the first possible group II optional termination date, the Margin will increase to (i) with respect to the Class II-1A-2 Certificates, 0.220% per annum, (ii) with respect to the Class II-1A-3 Certificates, 0.320% per annum, (iii) with respect to the Class II-1A-4 Certificates, 0.460% per annum, (iv) with respect to the Class II-2A Certificates, 0.280% per annum, (v) with respect to the Class II-3A Certificates, 0.280% per annum, (vi) with respect to the Class II-M-1 Certificates, 0.375% per annum, (vii) with respect to the Class II-M-2 Certificates, 0.405% per annum, (viii) with respect to the Class II-M-3 Certificates, 0.450% per annum, (ix) with respect to the Class II-M-4 Certificates, 0.555% per annum, (x) with respect to the Class II-M-5 Certificates, 0.600% per annum, (xi) with respect to the Class II-M-6 Certificates, 0.750% per annum, (xii) with respect to the Class II-M-7 Certificates, 2.625% per annum, (xiii) with respect to the Class II-M-8 Certificates 3.375% per annum, (xiv) with respect to the Class II-M-9 Certificates 3.375% per annum, and (xv) with respect to the Class II-M-10 Certificates 3.375% per annum.

“Net Rate Cap” with respect to any distribution date and the Class I-A Certificates and Class I-M Certificates, a per annum rate equal to the excess, if any, of (A) the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, over (B) a per annum rate equal to the sum of the Group I Net Swap Payment payable to the Group I Swap Provider and any Group I Swap Termination Payment not due to a Group I Swap Provider Trigger Event payable to the Group I Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group I Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12.

With respect to any distribution date and (A)(1) the Class II-1A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-1 as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; (2) the Class II-2A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-2 as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; (3) the Class II-3A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-3 as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; and (4) the Class II-M Certificates, the weighted average of the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-1, Subgroup II-2 and Subgroup II-3 as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans of Subgroup II-1, Subgroup II-2 and Subgroup II-3 the aggregate Certificate Principal Balance of the related group II senior certificates, in each case over (B) a per annum rate equal to the sum of the Group II Net Swap Payment payable to the Group II Swap Provider and any Group II Swap Termination Payment not due to a Group II Swap Provider Trigger Event payable to the Group II Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans in Loan Group II as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12.

The Net Rate Caps will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Net Rate Caps, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the trustee fee and the lender paid mortgage insurance fee, if any.

“Pass-Through Rate” with respect to each class of offered certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under “ — Calculation of One-Month LIBOR” plus the related Margin, and (y) the related Net Rate Cap.

“Piggyback Loan” is a second lien mortgage loan originated by the same originator to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

“Prepayment Period” with respect to a distribution date and each principal prepayment in full, is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs (or with respect to the first distribution date, the period commencing on the cut-off date) and ending on the 15th day of the month in which such distribution date occurs. With respect to a distribution date and each partial principal prepayment, the calendar month prior to the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each loan group and distribution date is equal to:

•	the related Principal Funds for such distribution date, plus

•	any Extra Principal Distribution Amount for the related loan group for such distribution date, less

•	any Overcollateralization Release Amount for the related loan group for such distribution date.

“Principal Funds” with respect to each loan group or subgroup and any distribution date are equal to the sum, without duplication, of:

•	the scheduled principal collected on the mortgage loans in the related loan group or subgroup during the related Due Period or advanced on or before the related servicer advance date,

•	prepayments in respect of the mortgage loans in the related loan group or subgroup, exclusive of any prepayment charges, collected in the related Prepayment Period,

•	the Stated Principal Balance of each mortgage loan in the related loan group or subgroup that was repurchased by the sponsor or the master servicer,

•
the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans in the related loan group or subgroup is less than the aggregate unpaid principal balance of any deleted mortgage loans in the related loan group or subgroup delivered by the sponsor in connection with a substitution of a mortgage loan,

•
all Liquidation Proceeds and Subsequent Recoveries collected during the prior calendar month on the mortgage loans in the related loan group or subgroup, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

•
the principal portion of the purchase price of the assets of the trust related to such loan group or subgroup upon the exercise by the majority holder of the related Class CE Certificates or the master servicer, as applicable, of the related optional termination right; minus

•
any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustees or the Swap Administrator as provided in the Pooling and Servicing Agreement, and

•
any related Net Swap Payments or Swap Termination Payments not due to a related Swap Provider Trigger Event owed to the Swap Administrator for payment to the related Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the related Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates, in each case to the extent not covered by related Interest Funds.

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the master servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. With respect to any mortgage loan that has been modified upon a default or a reasonably foreseeable default, (a)(1) the amount by which the monthly payment of such mortgage loan has been reduced, (2) the sum of any other amounts owing under the mortgage loan that were forgiven and (3) servicing advances that are forgiven and are reimbursable to the master servicer, and (b) any such amount with respect to a monthly payment that was or would have been due in the month immediately following the month in which a principal prepayment or the purchase price of such mortgage loan is received or is deemed to have been received and not paid due to such modification. To the extent that the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of related certificates on any distribution date.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any distribution date and each loan group is the Excess Spread for such loan group less any Extra Principal Distribution Amount for such loan group, in each case for such distribution date.

“Stated Principal Balance” of any mortgage loan means with respect to any distribution date the cut-off date principal balance thereof minus the sum of:

(i)	the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

(ii)	all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period;

(iii)
all Liquidation Proceeds to the extent applied by the master servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement that were received by the master servicer as of the close of business on the last day of the calendar month immediately preceding such distribution date, and

(iv)	any Realized Loss thereon incurred during the prior calendar month.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Subgroup II-1 Principal Distribution Amount” with respect to the Class II-1A Certificates and any distribution date is the product of the Principal Distribution Amount related to Loan Group II, and a fraction, the numerator of which is the Principal Funds for Subgroup II-1 for such distribution date and the denominator of which is the Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Subgroup II-1 Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-1 as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date.

“Subgroup II-2 Principal Distribution Amount” with respect to the Class II-2A Certificates and any distribution date is the product of the Principal Distribution Amount related to Loan Group II, and a fraction, the numerator of which is the Principal Funds for Subgroup II-2 for such distribution date and the denominator of which is the Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Subgroup II-2 Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-2 as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date.

“Subgroup II-3 Principal Distribution Amount” with respect to the Class II-3A Certificates and any distribution date is the product of the Principal Distribution Amount related to Loan Group II, and a fraction, the numerator of which is the Principal Funds for Subgroup II-3 for such distribution date and the denominator of which is the Principal Funds for Subgroup II-1, Subgroup II-2 and Subgroup II-3 for such distribution date.

“Subgroup II-3 Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-3 as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date.

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

“Unpaid Realized Loss Amount” with respect to the related Class A Certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the related Class A Certificates in respect of any related Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,

•	which have been designated as such by the trustee and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee’s calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period will, in the absence of manifest error, be final and binding.

Distributions on the Certificates

General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Interest Distributions. On each distribution date, the trustee will withdraw the related available funds from the Distribution Account for such distribution date and apply Interest Funds for each loan group in the following manner and order of priority:

1. From Interest Funds in respect of Loan Group I:

(a)  To the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(b)  From remaining related Interest Funds sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, the Current Interest for each such class.

2.  From Interest Funds in respect of Loan Group II:

(a)  From Interest Funds related to Subgroup II-1, to the Class II-1A-1, Class II-1A-2, Class II-1A-3 and Class II-1A-4 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(b)  From Interest Funds related to Subgroup II-2, to the Class II-2A Certificates, the Current Interest and then any Interest Carry Forward Amount for such class;

(c)  From Interest Funds related to Subgroup II-3, to the Class II-3A Certificates, the Current Interest and then any Interest Carry Forward Amount for such class;

(i)
From remaining Interest Funds in respect of Subgroup II-1, to the Class II-2A Certificates and Class II-3A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon;

(ii)
From remaining Interest Funds in respect of Subgroup II-2, to the Class II-1A Certificates and Class II-3A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(iii)
From remaining Interest Funds in respect of Subgroup II-3, to the Class II-1A Certificates and Class II-2A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(d)  From remaining Interest Funds in respect of Loan Group II, sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates, in that order, the Current Interest for each such class.

On any distribution date, any shortfalls resulting from the application of the Relief Act for the related loan group and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest for the related loan group will be allocated, first, in reduction of amounts otherwise distributable to the related Class CE Certificates, and thereafter, to the accrued interest payable to the related Class A Certificates and Class M Certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the related Class A Certificates and Class M Certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the related Excess Spread to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions”. The holders of the related Class A Certificates and Class M Certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

Any Excess Spread in respect of Loan Group I to the extent necessary to meet a level of overcollateralization equal to the Group I Overcollateralization Target Amount will be the Group I Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount for the Class I-A Certificates and Class I-M Certificates and distributed as described below under “—Principal Distributions”. Any Excess Spread in respect of Loan Group I remaining after the distribution of the Group I Extra Principal Distribution amount will be the Remaining Excess Spread for Loan Group I and, together with any Group I Overcollateralization Release Amount, will be applied as Excess Cashflow for Loan Group I as described under “—Excess Spread and Overcollateralization Provisions”.

Any Excess Spread in respect of Loan Group II to the extent necessary to meet a level of overcollateralization equal to the Group II Overcollateralization Target Amount will be the Group II Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount for the Class II-A Certificates and Class II-M Certificates and distributed as described below under “—Principal Distributions”. Any Excess Spread in respect of Loan Group II remaining after the distribution of the Group II Extra Principal Distribution Amount will be the Remaining Excess Spread for Loan Group II and, together with any Group II Overcollateralization Release Amount, will be applied as Excess Cashflow for Loan Group II as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions.

Loan Group I

On each distribution date, the trustee will apply the Principal Distribution Amount for Loan Group I for such distribution date in the following manner and order of priority:

(A) For each distribution date (i) prior to the Group I Stepdown Date or (ii) on which a Group I Trigger Event is in effect:

1. To the Class I-A Certificates, the related Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

2. To the Class I-M-1 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class I-M-2 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4. To the Class I-M-3 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5. To the Class I-M-4 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6. To the Class I-M-5 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7. To the Class I-M-6 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8. To the Class I-M-7 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9. To the Class I-M-8 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

10. To the Class I-M-9 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

11. To the Class I-M-10 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(B)  For each distribution date on or after the Group I Stepdown Date, so long as a Group I Trigger Event is not in effect:

1. To the Class I-A Certificates, the Class I-A Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero:

2. To the Class I-M-1 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class I-M-2 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4. To the Class I-M-3 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5. To the Class I-M-4 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6. To the Class I-M-5 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7. To the Class I-M-6 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8. To the Class I-M-7 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9. To the Class I-M-8 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-8 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

10. To the Class I-M-9 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-9 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

11. To the Class I-M-10 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group I for such distribution date, the Class I-M-10 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Group I Net Swap Payment or Group I Swap Termination Payment is payable from principal collections related to Loan Group I, Principal Distribution Amounts with respect to Loan Group I will be deemed paid to the most subordinate class of related certificates (other than the Class I-R Certificates and Class I-P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Loan Group II

On each distribution date, the trustee will apply the Principal Distribution Amount for Loan Group II for such distribution date in the following manner and order of priority:

(A) For each distribution date (i) prior to the Group II Stepdown Date or (ii) on which a Group II Trigger Event is in effect:

1.  To the Class II-A Certificates, the related Principal Distribution Amount for such distribution date to be distributed as follows:

(a)  From the Subgroup II-1 Principal Distribution Amount for such distribution date, sequentially to the Class II-1A-1, Class II-1A-2, Class II-1A-3 and Class II-1A-4 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

(b)  From the Subgroup II-2 Principal Distribution Amount for such distribution date, to the Class II-2A Certificates, until the Certificate Principal Balance thereof is reduced to zero; and

(c)  From the Subgroup II-3 Principal Distribution Amount for such distribution date, to the Class II-3A Certificates, until the Certificate Principal Balance thereof is reduced to zero;

2.  To the Class II-M-1 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3.  To the Class II-M-2 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.  To the Class II-M-3 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.  To the Class II-M-4 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.  To the Class II-M-5 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.  To the Class II-M-6 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.  To the Class II-M-7 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.  To the Class II-M-8 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

10.  To the Class II-M-9 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

11.  To the Class II-M-10 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(B) For each distribution date on or after the Group II Stepdown Date, so long as a Group II Trigger Event is not in effect:

1. To the Class II-A Certificates, the related Principal Distribution Amount for such distribution date to be distributed as follows:

(a)  From the Subgroup II-1 Principal Distribution Amount for such distribution date, sequentially to the Class II-1A-1, Class II-1A-2, Class II-1A-3 and Class II-1A-4 Certificates, in that order, the Class II-1A Principal Distribution Amount for such distribution date, in each case until the Certificate Principal Balance thereof is reduced to zero;

(b)  From the Subgroup II-2 Principal Distribution Amount for such distribution date, to the Class II-2A Certificates, the Class II-2A Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

(c)  From the Subgroup II-3 Principal Distribution Amount for such distribution date, to the Class II-3A Certificates, the Class II-3A Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

2. To the Class II-M-1 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3. To the Class II-M-2 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4. To the Class II-M-3 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5. To the Class II-M-4 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6. To the Class II-M-5 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7. To the Class II-M-6 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8. To the Class II-M-7 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9. To the Class II-M-8 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-8 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

10. To the Class II-M-9 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-9 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

11. To the Class II-M-10 Certificates, from any remaining Principal Distribution Amount in respect of Loan Group II for such distribution date, the Class II-M-10 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

Notwithstanding the provisions of clauses (A) and (B) above, with respect to Loan Group II, if on any distribution date the Class II-A Certificates related to a subgroup are no longer outstanding, the portion of the applicable Principal Distribution Amount or the applicable Class II-A Principal Distribution Amount, as applicable, otherwise allocable to such Class II-A Certificates will be allocated to the remaining subgroup or subgroups of Class II-A Certificates pro rata among the remaining subgroups based on the Certificate Principal Balances thereof, in the same manner and order of priority for such subgroup described above, after taking into account principal payments pursuant to clauses (A) and (B) above, until the Certificate Principal Balances thereof have been reduced to zero.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Group II Net Swap Payment or Group II Swap Termination Payment is payable from principal collections from Loan Group II, Principal Distribution Amounts with respect to Loan Group II will be deemed paid to the most subordinate class of related certificates (other than the Class II-R Certificates and Class II-P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Excess Spread and Overcollateralization Provisions

Group I Certificates

Excess Spread for Loan Group I will be required to be applied as a Group I Extra Principal Distribution Amount and distributed as part of the related Principal Distribution Amount as described above under “—Distributions on the Certificates—Principal Distributions” with respect to the Class I-A Certificates and Class I-M Certificates whenever the Group I Overcollateralization Amount is less than the Group I Overcollateralization Target Amount. Any Remaining Excess Spread with respect to Loan Group I, together with any Group I Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.  To the Class I-A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under “—Interest Distributions” above and to the extent not covered by amounts paid to the trust pursuant to the Group I Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement, and (b) second, any Unpaid Realized Loss Amount for such classes for such distribution date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such class;

2.  From any remaining Excess Cashflow with respect to Loan Group I, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, an amount equal to any Interest Carry Forward Amount to the extent not covered by amounts paid to the trust pursuant to the Group I Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

3.  From any remaining Excess Cashflow with respect to Loan Group I, to the Class I-A Certificates, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount payable to each such class, if any, to the extent not covered by amounts paid to the trust pursuant to the Group I Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

4.  From any remaining Excess Cashflow with respect to Loan Group I, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date to the extent not covered by amounts paid to the trust pursuant to the Group I Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

5.  From any remaining Excess Cashflow with respect to Loan Group I, to the Class I-A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, the amount of related shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

6.  From any remaining Excess Cashflow with respect to Loan Group I, to the Swap Administrator for payment to the Group I Swap Provider, the amount of any Group I Swap Termination Payment resulting from a Group I Swap Provider Trigger Event not previously paid (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group I Supplemental Interest Trust Trustee);

7.  From any remaining Excess Cashflow with respect to Loan Group I, to the Class I-CE Certificates an amount specified in the Pooling and Servicing Agreement; and

8.  From any remaining Excess Cashflow with respect to Loan Group I, to the Class I-R Certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Class I-A Certificates and Class I-M Certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

  Group II Certificates

Excess Spread for Loan Group II will be required to be applied as a Group II Extra Principal Distribution Amount and distributed as part of the related Principal Distribution Amount as described above under “—Distributions on the Certificates—Principal Distributions” with respect to the Group II Offered Certificates whenever the Group II Overcollateralization Amount is less than the Group II Overcollateralization Target Amount. Any Remaining Excess Spread with respect to Loan Group II, together with any Group II Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.  To the Class II-A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under “—Interest Distributions” above and to the extent not covered by amounts paid to the trust pursuant to the Group II Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement, and (b) second, any Unpaid Realized Loss Amount for such classes for such distribution date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such class;

2.  From any remaining Excess Cashflow with respect to Loan Group II, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates, in that order, an amount equal to any Interest Carry Forward Amount to the extent not covered by amounts paid to the trust pursuant to the Group II Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

3.  From any remaining Excess Cashflow with respect to Loan Group II, to the Class II-A Certificates, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount payable to each such class, if any, to the extent not covered by amounts paid to the trust pursuant to the Group II Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

4.  From any remaining Excess Cashflow with respect to Loan Group II, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date to the extent not covered by amounts paid to the trust pursuant to the Group II Interest Rate Swap Agreement and the Swap Administration Agreement as described in this prospectus supplement;

5.  From any remaining Excess Cashflow with respect to Loan Group II, to the Class II-A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates, in that order, the amount of related shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

6.  From any remaining Excess Cashflow with respect to Loan Group II, to the Swap Administrator for payment to the Group II Swap Provider, the amount of any Group II Swap Termination Payment resulting from a Group II Swap Provider Trigger Event not previously paid (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee);

7.  From any remaining Excess Cashflow with respect to Loan Group II, to the Class II-CE Certificates an amount specified in the Pooling and Servicing Agreement; and

8.  From any remaining Excess Cashflow with respect to Loan Group II, to the Class R Certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Class II-A Certificates and Class II-M Certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

All fees are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)	0.500% per annum	mortgage loan interest collections
Trustee Fee(1)	0.0035% per annum	mortgage loan interest collections
(1) The servicing fee and trustee fee are paid on a first priority basis from collections allocable to interest on the related mortgage loans, prior to distributions to related certificateholders.

Allocation of Losses

Any Realized Losses on the mortgage loans in Loan Group I will be applied on any distribution date as follows: first, to Excess Spread for Loan Group I through an increased distribution of the Group I Extra Principal Distribution Amount, second, in reduction of any Group I Overcollateralization Amount, third, to the Class I-M-10 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class I-M-9 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class I-M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class I-M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class I-M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class I-M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class I-M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class I-M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class I-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, twelfth, to the Class I-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and thirteenth, to the Class I-A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

Any Realized Losses on the mortgage loans in Loan Group II will be applied on any distribution date as follows: first, to Excess Spread for Loan Group II through an increased distribution of the Group II Extra Principal Distribution Amount, second, in reduction of any Group II Overcollateralization Amount, third, to the Class II-M-10 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class II-M-9 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class II-M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class II-M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class II-M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class II-M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class II-M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class II-M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class II-M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, twelfth, to the Class II-M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, thirteenth, to the related class or classes of Class II-A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero, and fourteenth, to the unrelated class or classes of Class II-A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the related Class A Certificates from Remaining Excess Spread for the related loan group, according to the priorities set forth under “—Excess Spread and Overcollateralization Provisions” above.

No reduction of the Certificate Principal Balance of any class of Class A Certificates or Class M Certificates will be made on any distribution date on account of Realized Losses with respect to a loan group to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of related Class A Certificates and Class M Certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans in the related loan group as of the related due date.

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any related Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow with respect to such loan group.

In the event that the master servicer receives any Subsequent Recoveries with respect to a loan group, such Subsequent Recoveries will be distributed in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates” in this prospectus supplement, and the Certificate Principal Balance of each class of related offered certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries with respect to a loan group that are received during a Prepayment Period will be included as a part of the related Interest Funds or related Principal Funds, as the case may be, for the related distribution date.

Reports to Certificateholders

On each distribution date, the trustee will make available to each certificateholder, the master servicer and the depositor a statement generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

2.	with respect to each loan group, the total cash flows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.
with respect to each loan group, the amount of the related distribution to holders of the Class A Certificates and Class M Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.
with respect to each loan group, the amount of such distribution to holders of the Class A Certificates and Class M Certificates (by class) allocable to interest and the portion thereof, if any, provided by the related Interest Rate Swap Agreement and the amount of coverage remaining under either credit enhancement with respect to each loan group;

6.	with respect to each loan group, the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the related Class A Certificates and Class M Certificates (if any);

7.
with respect to each loan group, the Certificate Principal Balance of the related Class A Certificates and Class M Certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

8.	with respect to each loan group, the number and Stated Principal Balance of all the mortgage loans for the following distribution date, together with updated pool composition information;

9.	the Pass-Through Rate for each class of Class A Certificates and Class M Certificates for such distribution date and whether such rate was based on an interest rate cap;

10.
with respect to each loan group, the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the Due Period and the general source of funds for reimbursements;

11.
with respect to each loan group, the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

12.	with respect to each loan group, the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.
with respect to each loan group and any mortgage loan that was liquidated during the prior calendar month, the aggregate Stated Principal Balance of, and Realized Loss on such mortgage loans as of the prior calendar month;

14.
with respect to each loan group, information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

15.	with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the prior calendar month;

16.	with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

17.
with respect to each loan group, the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans in such loan group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans in such loan group,

18.	with respect to each loan group, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

19.	with respect to each loan group, material breaches of pool asset representation or warranties or transaction covenants;

20.	with respect to each loan group, the amount of the prepayment charges remitted by the master servicer and the amount on deposit in the related reserve fund;

21.
with respect to each loan group, the amount of any Net Swap Payment payable to the trust with respect to the related loan group, any related Net Swap Payment payable to the related Swap Provider, any Swap Termination Payment payable to the trust with respect to the related loan group and any related Swap Termination Payment payable to the related Swap Provider;

22.	with respect to each loan group, information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals, if applicable; and

23.
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets.

The trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee’s internet website at www.etrustee.net. Assistance in using the website service can be obtained by calling the trustee’s customer service desk at (312) 992-0668. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the issuing entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this prospectus supplement.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee’s website referenced below under “Available Information”. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related certificates upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” in this prospectus supplement.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee promptly after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the seller and the trustee with the consent of the holders of the certificates evidencing over 50% of the voting rights of the certificates in the aggregate, or, with the consent of the holders of the certificates evidencing over 50% of the voting rights of the certificates in the related loan group, or, with the consent of the holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes, in each case, as applicable, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

(a)  reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

(b)  cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

(c)  reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund’s REMIC elections to fail to qualify for REMIC status for federal tax purposes.

Notwithstanding any of the other provisions of this section, none of the depositor, the master servicer or the trustee shall enter into any amendment that could reasonably be expected to have a material adverse effect on the interests of the related Swap Provider (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, trustee or other service provider) without the prior written consent of the related Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

Voting Rights

As of any date of determination with respect to the Group I Certificates,

•
holders of the Class I-A Certificates and Class I-M Certificates will be allocated 92% of all voting rights with respect to matters relating to Loan Group I, and 46% of all voting rights for matters relating to both loan groups, allocated among such Class I-A Certificates and Class I-M Certificates in proportion to their respective outstanding Certificate Principal Balances,

•
holders of the Class I-CE Certificates will be allocated 3% of all voting rights of all voting rights with respect to matters relating to Loan Group I, and 1.5% of all voting rights for matters relating to both loan groups, and

•
holders of each class of Class I-R Certificates and Class I-P Certificates will be allocated 1% of all voting rights with respect to matters relating to Loan Group I, and 0.5% of all voting rights for matters relating to both loan groups.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

As of any date of determination with respect to the Group II Certificates,

•
holders of the Class II-A Certificates and Class II-M Certificates will be allocated 92% of all voting rights with respect to matters relating to Loan Group II, and 46% of all voting rights for matters relating to both loan groups, allocated among such Class II-A Certificates and Class II-M Certificates in proportion to their respective outstanding Certificate Principal Balances,

•
holders of the Class II-CE Certificates will be allocated 5% of all voting rights with respect to matters relating to Loan Group II, and 2.5% of all voting rights for matters relating to both loan groups, and

•
holders of each class of Class II-R Certificates and Class II-P Certificates will be allocated 1% of all voting rights with respect to matters relating to Loan Group II, and 0.5% of all voting rights for matters relating to both loan groups.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

Optional Termination

Loan Group I

The majority holder of the Class I-CE Certificates will have the right to purchase all remaining mortgage loans in Loan Group I and REO properties in Loan Group I and thereby effect early retirement of all the Group I Certificates (other than the Class I-R-2 Certificates and Class I-R-3 Certificates, in each case to the extent that any Group II Certificates are outstanding, as described below), subject to the aggregate Stated Principal Balance of the mortgage loans in Loan Group I and REO properties in Loan Group I at the time of repurchase being less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date. If the majority holder of the Class I-CE Certificates does not exercise such right, the master servicer will have the right to purchase all remaining mortgage loans in Loan Group I and REO properties in Loan Group I and thereby effect early retirement of all the related certificates (other than the Class I-R-2 Certificates and Class I-R-3 Certificates, in each case to the extent that any Group II Certificates are outstanding, as described below), subject to the aggregate Stated Principal Balance of the mortgage loans in Loan Group I and REO properties in Loan Group I at the time of repurchase being less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date. We refer to such date as the group I optional termination date. In the event that the majority holder of the Class I-CE Certificates or the master servicer, as applicable, exercises such option, it will effect such repurchase at a price equal to the sum of:

•
100% of the aggregate Stated Principal Balance of each mortgage loan in Loan Group I, other than in respect of REO property in Loan Group I, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property in Loan Group I, up to the aggregate Stated Principal Balance of the related mortgage loan,

•
with respect to Loan Group I, any unreimbursed out-of-pocket costs and expenses of the trustee or the master servicer and the principal portion of any unreimbursed advances previously incurred by the master servicer in the performance of its servicing obligations, and

•	any Group I Swap Termination Payment payable to the Group I Swap Provider which remains unpaid or which is due as a result of the exercise of such option.

Proceeds from such purchase will be distributed to the related certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the majority holder of the Class I-CE Certificates or the master servicer, as applicable, is based in part on the appraised value of any REO property and such appraised value is less than the aggregate Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the aggregate Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the mortgage loans in Loan Group I and REO properties in Loan Group I will result in an early retirement of the related certificates.

Notwithstanding anything to the contrary herein, the Class I-R-2 Certificates and Class I-R-3 Certificates will not be retired until the later of (i) the retirement of all the Group II Certificates and (ii) the retirement of all the Group I Certificates (other than the Class I-R-2 Certificates and Class I-R-3 Certificates).

Loan Group II

The majority holder of the Class II-CE Certificates will have the right to purchase all remaining mortgage loans in Loan Group II and REO properties in Loan Group II and thereby effect early retirement of all the Group II Certificates, subject to the aggregate Stated Principal Balance of the mortgage loans in Loan Group II and REO properties in Loan Group II at the time of repurchase being less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date. If the majority holder of the Class II-CE Certificates does not exercise such right, the master servicer will have the right to purchase all remaining mortgage loans in Loan Group II and REO properties in Loan Group II and thereby effect early retirement of all the related certificates, subject to the aggregate Stated Principal Balance of the mortgage loans in Loan Group II and REO properties in Loan Group II at the time of repurchase being less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date. We refer to such date as the Group II optional termination date. In the event that the majority holder of the Class II-CE Certificates or the master servicer, as applicable, exercises such option, it will effect such repurchase at a price equal to the sum of:

•
100% of the aggregate Stated Principal Balance of each mortgage loan in Loan Group II, other than in respect of REO property in Loan Group II, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property in Loan Group II, up to the aggregate Stated Principal Balance of the related mortgage loan,

•
with respect to Loan Group II, any unreimbursed out-of-pocket costs and expenses of the trustee or the master servicer and the principal portion of any unreimbursed advances previously incurred by the master servicer in the performance of its servicing obligations, and

•	any Group II Swap Termination Payment payable to the Group II Swap Provider which remains unpaid or which is due to the exercise of such option.

Proceeds from such purchase will be distributed to the related certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the majority holder of the Class II-CE Certificates or the master servicer, as applicable, is based in part on the appraised value of any REO property and such appraised value is less than the aggregate Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of related certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the aggregate Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the related offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the mortgage loans in Loan Group II and REO properties in Loan Group II will result in an early retirement of the related certificates.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee (at the expense of the master servicer); and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 90 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, will terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, will not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 90 days or more. In that event, the option will again become exercisable on the first date of the subsequent Fiscal Quarter. This right may be assigned by EMC to a third party, including a holder of a class of certificates. Investors should note that the removal of any such mortgage loan from the trust may affect the loss and delinquency tests which determine the level of the related overcollateralization target amount, which may adversely affect the market value of the certificates.

Events of Default

Events of default under the Pooling and Servicing Agreement include:

•
any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure will have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee will, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans, whereupon the trustee will, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer will be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance will be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee will be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it will be unwilling so to act, or will, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee will act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor will agree; provided, however, that no such compensation will be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

LaSalle Bank National Association (“LaSalle”) will be the trustee and custodian under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 500 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of December 31, 2006, LaSalle serves as trustee, securities administrator or paying agent on over 425 residential mortgage-backed security transactions. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603 Attention: Global Securities and Trust Services - Bear Stearns Asset Backed Securities I LLC, Series 2007-HE2 or at such other address as the trustee may designate from time to time.

Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon such resignation or removal of the trustee, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing ownership of more than 50% of the trust. In the event that the certificateholders remove the trustee, the compensation of any successor trustee will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee will examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
On each distribution date, the trustee will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the Pooling Servicing Agreement.

3.
Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an event of default has occurred and has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in its exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Pooling and Servicing Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Pooling and Servicing Agreement to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Pooling and Servicing Agreement. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

On and after the time the master servicer receives a notice of termination pursuant to the Pooling and Servicing Agreement, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Pooling and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Pooling and Servicing Agreement; provided, however, pursuant to the Pooling and Servicing Agreement, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and Servicing Agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Pooling and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Pooling and Servicing Agreement.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Pooling and Servicing Agreement concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Pooling and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Pooling and Servicing Agreement and to the rating agencies.

The trustee will transmit by mail to all certificateholders and the related Swap Provider, within 60 days after the occurrence of any event of default, notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. LaSalle, as trustee and in its individual capacity, will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The Custodian

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

The trustee and the sponsor are parties to certain custodial agreements whereby the trustee, for consideration, provides custodial services to the sponsor for certain residential mortgage loans originated or purchased by it.

Pursuant to these custodial agreements, the trustee is currently providing custodial services for the mortgage loans to be sold by the sponsor to the depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

THE GROUP I INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the group I supplemental interest trust trustee (the “Group I Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Group I Interest Rate Swap Agreement”) with ABN AMRO Bank N.V. (the “Group I Swap Provider”) for the benefit of the holders of the Class I-A Certificates and Class I-M Certificates. The Group I Interest Rate Swap Agreement will be held in the group I supplemental interest trust (the “Group I Supplemental Interest Trust”). The Group I Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Group I Interest Rate Swap Agreement on behalf of the Group I Supplemental Interest Trust. On or before each distribution date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Group I Supplemental Interest Trust (the “Group I Swap Account”) certain amounts, if any, received from the Group I Swap Provider. The Swap Administrator will withdraw from the Group I Swap Account and distribute to holders of the Class I-A Certificates and Class I-M Certificates certain amounts as described under “The Swap Administration Agreement” in this prospectus supplement. For the avoidance of doubt, the Group I Supplemental Interest Trust, the Group I Interest Rate Swap Agreement, the Swap Administration Agreement and the Group I Swap Account will not be assets of any REMIC.

Under the Group I Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in March 2007 and ending with the distribution date in February 2012, the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, will be obligated to pay to the Group I Swap Provider a fixed amount for that distribution date, or the Group I Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.2070% per annum, (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, the number of days from and including the effective date (as defined in the Group I Interest Rate Swap Agreement) to but excluding such distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Group I Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, a floating amount, or the Group I Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Group I Interest Rate Swap Agreement, for the related calculation period (as defined in the Group I Interest Rate Swap Agreement) (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a Group I Net Swap Payment, will be required to be made on or before each applicable distribution date (a) by the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, to the Group I Swap Provider, to the extent that the Group I Fixed Swap Payment for such distribution date exceeds the Group I Floating Swap Payment for such distribution date, or (b) by the Group I Swap Provider to the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, to the extent that the Group I Floating Swap Payment exceeds the Group I Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Group I Net Swap Payment is required to be made to the Group I Swap Provider, the trust will be required to make a payment from funds with respect to Loan Group I, to the Group I Swap Account in the amount of such Group I Net Swap Payment, prior to distributions to the related certificateholders. The Swap Administrator, on behalf of the Group I Supplemental Interest Trust, will only be required to make a Group I Net Swap Payment to the Group I Swap Provider to the extent of funds paid by the trust with respect to Loan Group I to the Group I Swap Account.

The notional amount with respect to the Group I Interest Rate Swap Agreement and each distribution date set forth below will be the related notional amount set forth below.

Month of Distribution Date	Group I Interest Rate Swap Agreement Notional Amount ($)
March 2007	1,294,324.2064
April 2007	1,284,504.9551
May 2007	1,270,865.4337
June 2007	1,253,381.5330
July 2007	1,232,060.1905
August 2007	1,206,941.0793
September 2007	1,178,097.9729
October 2007	1,145,639.7383
November 2007	1,109,720.7993
December 2007	1,070,520.5317
January 2008	1,028,259.6025
February 2008	983,369.5861
March 2008	940,354.6504
April 2008	899,260.2082
May 2008	859,999.1933
June 2008	822,488.5299
July 2008	786,648.9486
August 2008	752,404.8105
September 2008	719,683.9402
October 2008	688,417.4644
November 2008	658,539.8897
December 2008	629,988.2512
January 2009	602,702.7007
February 2009	576,627.2801
March 2009	551,756.9325
April 2009	527,984.4137
May 2009	505,260.3901
June 2009	483,537.7746
July 2009	462,771.6228
August 2009	442,919.0351
September 2009	423,939.8442
October 2009	405,794.1110
November 2009	388,444.5273
December 2009	371,855.4788
January 2010	355,992.9673
February 2010	340,825.8527
March 2010	326,322.5314
April 2010	312,452.5427
May 2010	299,187.6579
June 2010	286,500.9266
July 2010	274,366.6167
August 2010	262,760.2254
September 2010	251,658.2682
October 2010	241,038.2982
November 2010	230,878.9281
December 2010	221,159.7361
January 2011	211,861.2206
February 2011	202,964.7586
March 2011	64,431.6542
April 2011	62,406.5838
May 2011	60,444.8272
June 2011	58,544.4127
July 2011	56,703.4297
August 2011	54,920.0272
September 2011	53,192.4113
October 2011	51,518.8441
November 2011	49,897.6416
December 2011	48,327.1720
January 2012	46,805.8545
February 2012	45,332.1569

The Group I Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Group I Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Group I Swap Event of Default, a Group I Early Termination Event or a Group I Swap Additional Termination Event, each as defined below.

The respective obligations of the Group I Swap Provider and the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, to pay specified amounts due under the Group I Interest Rate Swap Agreement (other than any Group I Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Group I Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Group I Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Group I Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Group I Interest Rate Swap Agreement (each a “Group I Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Group I Interest Rate Swap Agreement,

•	failure by the Group I Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Group I Interest Rate Swap Agreement,

•
failure by the Group I Swap Provider to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Group I Interest Rate Swap Agreement,

•	certain representations by the Group I Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Group I Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Group I Supplemental Interest Trust Trustee and the Group I Swap Provider and specified for this purpose in the Group I Interest Rate Swap Agreement,

•
cross-default by the Group I Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Group I Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Group I Interest Rate Swap Agreement without an assumption of such party’s obligations under the Group I Interest Rate Swap Agreement,

each as further described in the Group I Interest Rate Swap Agreement.

Group I Termination Events under the Group I Interest Rate Swap Agreement (each a “Group I Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group I Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Group I Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Group I Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Group I Interest Rate Swap Agreement.

Group I Additional termination events under the Group I Interest Rate Swap Agreement (each a “Group I Swap Additional Termination Event”), include the following:

•
failure of the Group I Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Group I Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Group I Interest Rate Swap Agreement,

•
failure of the Group I Swap Provider to comply with the Regulation AB provisions of the Group I Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Group I Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement,

•	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Group I Interest Rate Swap Agreement, and

•	early termination of the trust,

each as further described in the Group I Interest Rate Swap Agreement.

If the Group I Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Group I Interest Rate Swap Agreement, the Group I Swap Provider may be required, at its own expense and in accordance with the requirements of the Group I Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Group I Interest Rate Swap Agreement.

Upon the occurrence of a Group I Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Group I Early Termination Date”). Upon the occurrence of a Group I Swap Termination Event or a Group I Swap Additional Termination Event, a Group I Early Termination Date may be designated by one of the parties as specified in the Group I Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group I Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Group I Swap Termination Event, and, in the case of a downgrade below the second ratings threshold, only if a firm offer from a related replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Group I Interest Rate Swap Agreement. The occurrence of a Group I Early Termination Date under the Group I Interest Rate Swap Agreement will constitute a “Group I Swap Early Termination.”

Upon a Group I Swap Early Termination, the Swap Administrator, on behalf of the Group I Supplemental Interest Trust, or the Group I Swap Provider may be liable to make a swap termination payment (the “Group I Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Group I Swap Termination Payment will be computed in accordance with the procedures set forth in the Group I Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Group I Swap Termination Payment to the Group I Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such Group I Swap Termination Payment has not been paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group I Supplemental Interest Trust Trustee). In the case of a Group I Swap Termination Payment not triggered by a Group I Swap Provider Trigger Event (as defined in this prospectus supplement), the trust will be required to pay such amount on the related distribution date, and on any subsequent distribution date, until paid in full, prior to distributions to the related certificateholders, and in the case of a Group I Swap Termination Payment triggered by a Group I Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to certain distributions to the holders of the related Class I-A Certificates and Class I-M Certificates to the extent described in the Pooling and Servicing Agreement.

Upon a Group I Swap Early Termination other than in connection with the optional termination of the trust relating to Loan Group I, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Group I Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Swap Administrator receives a Group I Swap Termination Payment from the Group I Swap Provider in connection with such Group I Swap Early Termination, the Swap Administrator will apply such Group I Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Group I Swap Termination Payment to the Group I Swap Provider in connection with such Group I Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Group I Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Group I Swap Early Termination, then the Swap Administrator will deposit any Group I Swap Termination Payment received from the original Group I Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Group I Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Group I Swap Provider calculated in accordance with the terms of the original Group I Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement.

Upon a Group I Swap Early Termination in connection with the optional termination of the trust with respect to Loan Group I, if the Swap Administrator is required to make a Group I Swap Termination Payment to the Group I Swap Provider, the party exercising such optional termination of the trust with respect to Loan Group I will be required to include in its payment an amount equal to such Group I Swap Termination Payment, as described in this prospectus supplement. If the Swap Administrator receives a Group I Swap Termination Payment from the Group I Swap Provider in connection with such Group I Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Swap Administration Agreement.

A “Group I Swap Provider Trigger Event” shall mean: (i) a Group I Event of Default under the Group I Interest Rate Swap Agreement with respect to which the Group I Swap Provider is a Defaulting Party (as defined in the Group I Interest Rate Swap Agreement), (ii) a Group I Termination Event under the Group I Interest Rate Swap Agreement with respect to which the Group I Swap Provider is the sole Affected Party (as defined in the Group I Interest Rate Swap Agreement) or (iii) a Group I Additional Termination Event under the Group I Interest Rate Swap Agreement with respect to which the Group I Swap Provider is the sole Affected Party.

The Group I Swap Provider

ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands (“ABN AMRO”), is an international banking group offering a wide range of banking products and financial services on a global basis through a network of 3,557 offices and branches in 58 countries and territories as of year-end 2005. ABN AMRO is one of the largest banking groups in the world, with total consolidated assets of € 880.8 billion at December 31, 2005. As of the date of this prospectus supplement, ABN AMRO’s senior unsecured debt obligations are rated “AA-“ by Standard & Poor’s and ”Aa3” by Moody’s.

Additional information, including the most recent form 20-F for the year ended December 31, 2005 of ABN AMRO Holding N.V., the parent company of ABN AMRO, and additional quarterly and current reports filed with the Securities and Exchange Commission by ABN AMRO Holding N.V., may be obtained upon written request to ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands. Except for the information provided in this paragraph and in the immediately preceding paragraph, neither the ABN AMRO nor ABN AMRO Holding N.V. have been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the base prospectus.

The aggregate “significance percentage” of the Group I Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Group I Interest Rate Swap Agreement, the Group I Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Group I Interest Rate Swap Agreement is equal to or greater than 10%.

THE GROUP II INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the group II supplemental interest trust trustee (the “Group II Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Group II Interest Rate Swap Agreement”, and together with the Group II Interest Rate Swap Agreement, the Interest Rate Swap Agreements) with ABN AMRO Bank N.V. (the “Group II Swap Provider”, and together with the Group II Swap Provider, the “Swap Providers”) for the benefit of the holders of the Class II-A Certificates and Class II-M Certificates. The Group II Interest Rate Swap Agreement will be held in the group II supplemental interest trust (the “Group II Supplemental Interest Trust”, and together with the Group I Supplemental Interest Trust, the “Supplemental Interest Trusts”). The Group II Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Group II Interest Rate Swap Agreement on behalf of the Group II Supplemental Interest Trust. On or before each distribution date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Group II Supplemental Interest Trust (the “Group II Swap Account”, and together with the Group I Swap Account, the “Swap Accounts”) certain amounts, if any, received from the Group II Swap Provider. The Swap Administrator will withdraw from the Group II Swap Account and distribute to holders of the Class II-A Certificates and Class II-M Certificates certain amounts as described under “The Swap Administration Agreement” in this prospectus supplement. For the avoidance of doubt, the Group II Supplemental Interest Trust, the Group II Interest Rate Swap Agreement, the Swap Administration Agreement and the Group II Swap Account will not be assets of any REMIC.

Under the Group II Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in March 2007 and ending with the distribution date in February 2012, the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, will be obligated to pay to the Group II Swap Provider a fixed amount for that distribution date, or the Group II Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.2070% per annum, (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, the number of days from and including the effective date (as defined in the Group II Interest Rate Swap Agreement) to but excluding such distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Group II Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, a floating amount, or the Group II Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Group II Interest Rate Swap Agreement, for the related calculation period (as defined in the Group II Interest Rate Swap Agreement) (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a Group II Net Swap Payment, and together with a Group I Net Swap Payment, the Net Swap Payments, will be required to be made on or before each applicable distribution date (a) by the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, to the Group II Swap Provider, to the extent that the Group II Fixed Swap Payment for such distribution date exceeds the Group II Floating Swap Payment for such distribution date, or (b) by the Group II Swap Provider to the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, to the extent that the Group II Floating Swap Payment exceeds the Group II Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Group II Net Swap Payment is required to be made to the Group II Swap Provider, the trust, will be required to make a payment from funds with respect to Loan Group II, to the Group II Swap Account in the amount of such Group II Net Swap Payment, prior to distributions to the related certificateholders. The Swap Administrator, on behalf of the Group II Supplemental Interest Trust, will only be required to make a Group II Net Swap Payment to the Group II Swap Provider to the extent of funds paid by the trust with respect to Loan Group II to the Group II Swap Account.

The notional amount with respect to the Group II Interest Rate Swap Agreement and each distribution date set forth below will be the related notional amount set forth below.

Month of Distribution Date	Group II Interest Rate Swap Agreement Notional Amount ($)
March 2007	5,965,320.5491
April 2007	5,911,898.9704
May 2007	5,840,923.1742
June 2007	5,752,352.3058
July 2007	5,646,290.7196
August 2007	5,522,994.2900
September 2007	5,382,876.3830
October 2007	5,226,538.5371
November 2007	5,054,732.9887
December 2007	4,868,454.3618
January 2008	4,670,075.8893
February 2008	4,468,432.9797
March 2008	4,274,813.7467
April 2008	4,089,776.1307
May 2008	3,912,933.1588
June 2008	3,743,915.5293
July 2008	3,582,370.7950
August 2008	3,427,962.5887
September 2008	3,280,369.8825
October 2008	3,139,286.4966
November 2008	3,004,419.8597
December 2008	2,875,491.4260
January 2009	2,752,251.8768
February 2009	2,634,507.0311
March 2009	2,522,068.4759
April 2009	2,414,551.6877
May 2009	2,311,736.8656
June 2009	2,213,414.2073
July 2009	2,119,383.8610
August 2009	2,029,457.9949
September 2009	1,943,468.5798
October 2009	1,861,220.9525
November 2009	1,782,548.6799
December 2009	1,707,293.0166
January 2010	1,635,307.2228
February 2010	1,566,448.4088
March 2010	1,500,572.6779
April 2010	1,437,545.5842
May 2010	1,377,241.1256
June 2010	1,319,538.9720
July 2010	1,264,324.7157
August 2010	1,211,488.7662
September 2010	1,160,926.0176
October 2010	1,112,535.8225
November 2010	1,066,222.5599
December 2010	1,021,894.9110
January 2011	979,465.6487
February 2011	938,851.4522
March 2011	329,685.3412
April 2011	319,301.1118
May 2011	309,242.1235
June 2011	299,498.2320
July 2011	290,059.6092
August 2011	280,916.7319
September 2011	272,060.3735
October 2011	263,481.5941
November 2011	255,171.7316
December 2011	247,122.3939
January 2012	239,325.4493
February 2012	231,771.8157

The Group II Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Group II Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Group II Swap Event of Default, a Group II Early Termination Event or a Group II Swap Additional Termination Event, each as defined below.

The respective obligations of the Group II Swap Provider and the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, to pay specified amounts due under the Group II Interest Rate Swap Agreement (other than any Group II Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Group II Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Group II Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Group II Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Group II Interest Rate Swap Agreement (each a “Group II Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Group II Interest Rate Swap Agreement,

•	failure by the Group II Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Group II Interest Rate Swap Agreement,

•
failure by the Group II Swap Provider to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Group II Interest Rate Swap Agreement,

•	certain representations by the Group II Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Group II Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Group II Supplemental Interest Trust Trustee and the Group II Swap Provider and specified for this purpose in the Group II Interest Rate Swap Agreement,

•
cross-default by the Group II Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Group II Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Group II Interest Rate Swap Agreement without an assumption of such party’s obligations under the Group II Interest Rate Swap Agreement,

each as further described in the Group II Interest Rate Swap Agreement.

Group II Termination Events under the Group II Interest Rate Swap Agreement (each a “Group II Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Group II Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Group II Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Group II Interest Rate Swap Agreement as a result of a merger or similar transaction), each as further described in the Group II Interest Rate Swap Agreement.

Group II Additional termination events under the Group II Interest Rate Swap Agreement (each a “Group II Swap Additional Termination Events”), include the following:

•
failure of the Group II Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Group II Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Group II Interest Rate Swap Agreement,

•
failure of the Group II Swap Provider to comply with the Regulation AB provisions of the Group II Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Group II Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement,

•	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Group II Interest Rate Swap Agreement, and

•	early termination of the trust,

each as further described in the Group II Interest Rate Swap Agreement.

If the Group II Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Group II Interest Rate Swap Agreement, the Group II Swap Provider may be required, at its own expense and in accordance with the requirements of the Group II Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Group II Interest Rate Swap Agreement.

Upon the occurrence of a Group II Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Group II Early Termination Date”). Upon the occurrence of a Group II Swap Termination Event or a Group II Swap Additional Termination Event, a Group II Early Termination Date may be designated by one of the parties as specified in the Group II Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Group II Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Group II Swap Termination Event, and, in the case of a downgrade below the second ratings threshold, only if a firm offer from a related replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Group II Interest Rate Swap Agreement. The occurrence of a Group II Early Termination Date under the Group II Interest Rate Swap Agreement will constitute a “Group II Swap Early Termination.”

Upon a Group II Swap Early Termination, the Swap Administrator, on behalf of the Group II Supplemental Interest Trust, or the Group II Swap Provider may be liable to make a swap termination payment (the “Group II Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Group II Swap Termination Payment will be computed in accordance with the procedures set forth in the Group II Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Group II Swap Termination Payment to the Group II Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such Group II Swap Termination Payment has not been paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee). In the case of a Group II Swap Termination Payment not triggered by a Group II Swap Provider Trigger Event (as defined in this prospectus supplement), the trust will be required to pay such amount on the related distribution date, and on any subsequent distribution date, until paid in full, prior to distributions to the related certificateholders, and in the case of a Group II Swap Termination Payment triggered by a Group II Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to certain distributions to the holders of the related Class II-A Certificates and Class II-M Certificates to the extent described in the Pooling and Servicing Agreement.

Upon a Group II Swap Early Termination other than in connection with the optional termination of the trust relating to Loan Group II, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Group II Interest Rate Swap Agreement, with a successor swap provider meeting all eligibility requirements. If the Swap Administrator receives a Group II Swap Termination Payment from the Group II Swap Provider in connection with such Group II Swap Early Termination, the Swap Administrator will apply such Group II Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Group II Swap Termination Payment to the Group II Swap Provider in connection with such Group II Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Group II Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Group II Swap Early Termination, then the Swap Administrator will deposit any Group II Swap Termination Payment received from the original Group II Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Group II Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Group II Swap Provider calculated in accordance with the terms of the original Group II Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement.

Upon a Group II Swap Early Termination in connection with the optional termination of the trust with respect to Loan Group II, if the Swap Administrator is required to make a Group II Swap Termination Payment to the Group II Swap Provider, the party exercising such optional termination of the trust with respect to Loan Group II will be required to include in its payment an amount equal to such Group II Swap Termination Payment, as described in this prospectus supplement. If the Swap Administrator receives a Group II Swap Termination Payment from the Group II Swap Provider in connection with such Group II Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Swap Administration Agreement.

A “Group II Swap Provider Trigger Event” shall mean: (i) a Group II Event of Default under the Group II Interest Rate Swap Agreement with respect to which the Group II Swap Provider is a Defaulting Party (as defined in the Group II Interest Rate Swap Agreement), (ii) a Group II Termination Event under the Group II Interest Rate Swap Agreement with respect to which the Group II Swap Provider is the sole Affected Party (as defined in the Group II Interest Rate Swap Agreement) or (iii) a Group II Additional Termination Event under the Group II Interest Rate Swap Agreement with respect to which the Group II Swap Provider is the sole Affected Party.

The Group II Swap Provider

ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands (“ABN AMRO”), is an international banking group offering a wide range of banking products and financial services on a global basis through a network of 3,557 offices and branches in 58 countries and territories as of year-end 2005. ABN AMRO is one of the largest banking groups in the world, with total consolidated assets of € 880.8 billion at December 31, 2005. As of the date of this prospectus supplement, ABN AMRO’s senior unsecured debt obligations are rated “AA-“ by Standard & Poor’s and ”Aa3” by Moody’s.

Additional information, including the most recent form 20-F for the year ended December 31, 2005 of ABN AMRO Holding N.V., the parent company of ABN AMRO, and additional quarterly and current reports filed with the Securities and Exchange Commission by ABN AMRO Holding N.V., may be obtained upon written request to ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands. Except for the information provided in this paragraph and in the immediately preceding paragraph, neither the ABN AMRO nor ABN AMRO Holding N.V. have been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the prospectus.

The aggregate “significance percentage” of the Group II Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Group II Interest Rate Swap Agreement, the Group II Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Group II Interest Rate Swap Agreement is equal to or greater than 10%.

THE SWAP ADMINISTRATION AGREEMENT

LaSalle Bank National Association will act as swap administrator (in such capacity, the “Swap Administrator”) under a swap administration agreement (the “Swap Administration Agreement”). The Swap Administrator will only be obligated to make payments to holders of the related Class A Certificates and Class M Certificates to the extent that it receives the related funds from the related swap provider. The Swap Administrator will only be obligated to make payments to the related swap provider to the extent that it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as trustee will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Swap Administrator.

On or before each distribution date, as applicable, Group I Net Swap Payments payable by the Group I Swap Provider to the Swap Administrator under the Group I Interest Rate Swap Agreement will be deposited by the Swap Administrator into the Group I Swap Account in respect of the Group I Interest Rate Swap Agreement. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Group I Swap Account and distribute such amounts to the Class I-A Certificates and Class I-M Certificates in the following order of priority:

first, to each class of Class I-A Certificates, on a pro rata basis, to pay Current Interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans in Loan Group I, in each case to the extent not fully paid as described under “Description of the Certificates — Distributions on the Certificates—Interest Distributions” above;

second, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, to pay Current Interest, to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above, and any Interest Carry Forward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans in Loan Group I as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above;

third, to pay, first to the Class I-A Certificates, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry Forward Amount with respect to Loan Group I for each such Class, and second, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-M-9 and Class I-M-10 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts with respect to Loan Group I for such distribution date; and

fourth, to pay as principal to the Class I-A Certificates and Class I-M Certificates to be applied as part of the Group I Extra Principal Distribution Amount to the extent that the Group I Overcollateralization Amount is reduced below the Group I Overcollateralization Target Amount as a result of Realized Losses with respect to Loan Group I and to the extent not covered by Excess Spread with respect to Loan Group I and to be distributed in the same manner and priority as the Principal Distribution Amount with respect to Loan Group I and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

Any amounts remaining in the Group I Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

Amounts payable by the trust to the Swap Administrator in respect of Group I Net Swap Payments payable to the Group I Swap Provider and Group I Swap Termination Payments other than Group I Swap Termination Payments resulting from a Group I Swap Provider Trigger Event payable to the Group I Swap Provider (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group I Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the Class I-A Certificates and Class I-M Certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Group I Swap Provider in the following order of priority:

first, to make any Group I Net Swap Payment owed to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement for such distribution date, and second, to make any Group I Swap Termination Payment not due to a Group I Swap Provider Trigger Event owed to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

Payments by the trust to the Swap Administrator in respect of any Group I Swap Termination Payment triggered by a Group I Swap Provider Trigger Event owed to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group I Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the Class I-A Certificates and Class I-M Certificates and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

On or before each distribution date, as applicable, Group II Net Swap Payments payable by the Group II Swap Provider to the Swap Administrator under the Group II Interest Rate Swap Agreement will be deposited by the Swap Administrator into the Group II Swap Account in respect of the Group II Interest Rate Swap Agreement. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Group II Swap Account and distribute such amounts to the Class II-A Certificates and Class II-M Certificates in the following order of priority:

first, to each class of Class II-A Certificates, on a pro rata basis, to pay Current Interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans in Loan Group II, in each case to the extent not fully paid as described under “Description of the Certificates — Distributions on the Certificates—Interest Distributions” above;

second, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates, in that order, to pay Current Interest, to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above, and any Interest Carry Forward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans in Loan Group II as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above;

third, to pay, first to the Class II-A Certificates, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry Forward Amount with respect to Loan Group II for each such Class, and second, sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-M-10 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts with respect to Loan Group II for such distribution date; and

fourth, to pay as principal to the Group II Offered Certificates to be applied as part of the Group II Extra Principal Distribution Amount to the extent that the Group II Overcollateralization Amount is reduced below the Group II Overcollateralization Target Amount as a result of Realized Losses with respect to Loan Group II and to the extent not covered by Excess Spread with respect to Loan Group II and to be distributed in the same manner and priority as the Principal Distribution Amount with respect to Loan Group II and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

Any such amounts remaining in the Group II Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

Amounts payable by the trust to the Swap Administrator in respect of Group II Net Swap Payments payable to the Group II Swap Provider and Group II Swap Termination Payments other than Group II Swap Termination Payments resulting from a Group II Swap Provider Trigger Event payable to the Group II Swap Provider (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the Class II-A Certificates and Class II-M Certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Group II Swap Provider in the following order of priority:

first, to make any Group II Net Swap Payment owed to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement for such distribution date, and second, to make any Group II Swap Termination Payment not due to a Group II Swap Provider Trigger Event owed to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

Payments by the trust to the Swap Administrator in respect of any Group II Swap Termination Payment triggered by a Group II Swap Provider Trigger Event owed to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the Class II-A Certificates and Class II-M Certificates and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of Class A Certificates and Class M Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Approximately 70.88% of the mortgage loans in Loan Group I, by aggregate principal balance of such mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to four years after origination, which prepayment charges may discourage prepayments during the applicable period. Approximately 70.69% of the mortgage loans in Subgroup II-1 and 68.97% of the mortgage loans in Loan Group II in the aggregate, in each case, by aggregate principal balance of the related mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. Approximately 65.32% and 66.32% of the mortgage loans in Subgroup II-2 and Subgroup II-3, respectively, and 68.95% of the mortgage loans in Loan Group II in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the master servicer, please see “The Mortgage Pool—Prepayment Charges on the Mortgage Loans” in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

These penalties, if still applicable and if enforced by the master servicer would typically discourage prepayments on the mortgage loans. The holders of the related Class P Certificates will be entitled to all prepayment charges received on the mortgage loans in the related loan group and these amounts will not be available for distribution on the other classes of related certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans in the related loan group. Investors are encouraged to conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans in the related loan group.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e., borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans in the related loan group and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the related Class A Certificates and Class M Certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related loan group at such time, i.e., the extent to which interest on the mortgage loans in the related loan group is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Class A Certificates and Class M Certificates;

•	with respect to the Class I-A Certificates and Class I-M Certificates, the final Group I Overcollateralization Target Amount, Group I Stepdown Date and the final Group I Trigger Event;

•	with respect to the Class II-A Certificates and Class II-M Certificates, the final Group II Overcollateralization Target Amount, Group II Stepdown Date and the final Group II Trigger Event;

•	the delinquency and default experience of the mortgage loans in the related loan group; and

•
the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the related Class CE Certificates and the related Class R Certificates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels for the related loan groups have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of related Class A Certificates and Class M Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates” and “ — Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans in the related loan group. If an Applied Realized Loss Amount is allocated to a class of the related Class A Certificates and Class M Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. In particular, in the case of the offered certificates purchased at a discount, an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield.

Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net Rate Cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its Net Rate Cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the related Interest Rate Swap Agreement and any Excess Spread with respect to such loan group is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts with respect to such loan group. See “Description of the Certificates — Excess Spread and Overcollateralization Provisions”, The Group I Interest Rate Swap Agreement” and“The Group II Interest Rate Swap Agreement”.

To the extent that the Pass-Through Rate on the related offered certificates is limited by the applicable Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. The related Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the related Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the related Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the related Interest Rate Swap Agreement are insufficient to cover all such related Basis Risk Shortfalls, some or all of the related Excess Spread may be used. However, there can be no assurance that the related Excess Spread will be sufficient to cover these related Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the related Net Rate Cap, there will be little or no excess interest.

In the case of the related Interest Rate Swap Agreement, in the event of a decrease in One-Month LIBOR, the amount of Excess Spread available to the related offered certificates will be reduced by any related Net Swap Payments and related Swap Termination Payments (to the extent not due to a related Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee) paid to the related swap provider as described in this prospectus supplement. In addition, the related Net Rate Cap and therefore the Pass-Through Rate on the related Class A Certificates and Class M Certificates may be reduced by the requirement of the trust to pay any related Net Swap Payments and related Swap Termination Payments (to the extent not due to a related Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any related replacement interest rate swap agreement that may be entered into by the Group II Supplemental Interest Trust Trustee) to the related Swap Provider as described in this prospectus supplement.

The “last scheduled distribution date” for each class of Group I Offered Certificates (other than the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates) is the distribution date in March 2037, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans in Loan Group I, and no Excess Spread with respect to Loan Group I on any distribution date, the last scheduled distribution date for the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates is the distribution date in February 2031, November 2035 and January 2037, respectively. The “last scheduled distribution date” for each class of Group II Offered Certificates (other than the Class II-1A-1 Certificates and Class II-1A-2 Certificates) is the distribution date in February 2037, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans in Loan Group II, and no Excess Spread with respect to Loan Group II on any distribution date, the last scheduled distribution date for the Class II-1A-1, Class II-1A-2 and Class II-1A-3 Certificates is the distribution date in October 2030, April 2035 and January 2037, respectively. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments on the mortgage loans in the related loan group are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•
Excess Spread in respect of each loan group to the extent available will be applied as an accelerated payment of principal on the related offered certificates to the extent described in this prospectus supplement, and

•
the majority holder of the related Class CE Certificates may purchase all the mortgage loans in the related loan group when the outstanding Stated Principal Balances thereof and REO properties have declined to 10% or less of the cut-off date principal balance of the mortgage loans in the related loan group and may purchase mortgage loans in certain other circumstances as described in this prospectus supplement. If the majority holder of the related Class CE Certificates does not exercise such right, the master servicer may purchase all the mortgage loans in the related loan group when the outstanding Stated Principal Balances thereof and REO properties have declined to 5% or less of the cut-off date principal balance of the mortgage loans in the related loan group and may purchase mortgage loans in certain other circumstances as described in this prospectus supplement.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.91% CPR (precisely 21%/11), in the case of the fixed rate mortgage loans, and an additional approximate 2.82% CPR (precisely 31%/11) in the case of the adjustable rate mortgage loans, each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR, in the case of the fixed rate mortgage loans, and 35% CPR, in the case of the adjustable rate mortgage loans, for the remainder of the life of such pool.

There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the mortgage loans in the respective loan groups or subgroups prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in March 2007, in accordance with the payment priorities defined in this prospectus supplement;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in March 2007, there are no shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in February 2007, and include 30 days interest thereon;

•	the level of Six-Month LIBOR, One-Month LIBOR and One-Year LIBOR remains constant at 5.4000%, 5.3400% and 5.4175% per annum, respectively;

•
the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to Six-Month LIBOR or One-Year LIBOR (as described above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

•
scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods or balloon periods) except in the case of loan numbers 7, 18, 22, 32, 38, 42, 49 and 58 indicated in the table below which amortize for the first ten years based on a 40-year term to maturity, and thereafter amortize based on a 20-year term to maturity;

•
scheduled payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the bullet point above;

•	the closing date for the certificates is February 28, 2007;

•	with respect to Loan Group I, the Group I Overcollateralization Target Amount, the Group I Stepdown Date and the Group I Trigger Event are described in this prospectus supplement;

•	with respect to Loan Group II, the Group II Overcollateralization Target Amount, the Group II Stepdown Date and the Group II Trigger Event are described in this prospectus supplement;

•
except as indicated with respect to the weighted average lives, the majority holder of the related Class CE Certificates or the master servicer, as applicable, does not exercise its right to purchase the assets of the trust fund with respect to the related loan group on the related optional termination date; and

•	each loan group or subgroup consists of mortgage loans having the approximate characteristics described below:

•

Loan Number	Group Number	Current Balances ($)	Current Mortgage Rate (%)	Aggregate Expense Rate (%)	Remaining Term to Maturity (in months)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)
1	I	16,344,021.09	8.381	0.504	N/A	357	356	N/A	N/A
2	I	6,503,070.68	7.956	0.504	359	506	505	N/A	N/A
3	I	1,177,600.00	7.543	0.504	N/A	360	359	N/A	N/A
4	I	45,061,107.92	8.634	0.504	359	497	496	5.612	2.352
5	I	32,672,432.34	9.007	0.504	N/A	360	359	5.683	2.513
6	I	19,258,663.58	7.845	0.504	N/A	360	359	5.535	2.656
7	I	1,117,969.62	8.460	0.504	N/A	480	479	5.575	2.000
8	I	2,369,665.81	8.648	0.504	N/A	360	358	6.016	2.679
9	I	2,346,594.74	8.890	0.504	359	480	478	5.515	2.615
10	I	269,434.15	6.351	0.504	359	600	599	5.251	2.000
11	I	135,000.00	8.501	0.504	N/A	360	357	5.876	3.000
12	I	134,938.20	9.841	0.504	N/A	360	359	5.251	2.000
13	I	1,031,498.77	12.161	0.504	179	360	359	N/A	N/A
14	I	1,010,423.74	12.305	0.504	N/A	360	358	N/A	N/A
15	II-1	38,356,506.03	7.861	0.504	N/A	345	343	N/A	N/A
16	II-1	22,826,764.79	7.694	0.504	359	515	514	N/A	N/A
17	II-1	2,548,449.99	6.908	0.504	N/A	360	359	N/A	N/A
18	II-1	873,686.45	8.114	0.504	N/A	480	478	N/A	N/A
19	II-1	104,293,178.97	8.249	0.504	359	499	498	5.665	2.178
20	II-1	89,924,060.22	8.849	0.504	N/A	360	358	5.908	2.402
21	II-1	57,546,482.60	7.710	0.504	N/A	360	359	5.637	2.259
22	II-1	19,767,620.44	8.422	0.504	N/A	480	477	6.540	2.677
23	II-1	768,300.25	8.349	0.504	N/A	360	356	3.513	2.000
24	II-1	71,160.90	8.976	0.504	N/A	360	359	5.251	2.000
25	II-1	9,773,419.76	8.748	0.504	N/A	360	358	6.545	2.838
26	II-1	8,688,254.99	7.540	0.504	N/A	360	358	6.116	2.542
27	II-1	7,747,679.72	8.122	0.504	358	525	523	6.085	2.544
28	II-1	2,481,230.97	8.332	0.504	N/A	360	357	6.326	2.893
29	II-1	2,026,484.71	7.325	0.504	359	544	542	5.770	2.468
30	II-1	670,800.00	6.988	0.504	N/A	360	358	6.623	3.000
31	II-1	456,784.60	8.977	0.504	N/A	360	355	3.445	2.000
32	II-1	124,922.79	7.751	0.504	N/A	480	479	6.501	3.000
33	II-1	8,811,512.63	11.448	0.504	179	360	357	N/A	N/A
34	II-1	8,558,538.16	11.684	0.504	N/A	351	349	N/A	N/A
35	II-2	12,053,215.79	7.953	0.504	N/A	350	348	N/A	N/A
36	II-2	6,785,425.84	7.507	0.504	359	514	513	N/A	N/A
37	II-2	764,024.01	6.921	0.504	N/A	360	358	N/A	N/A
38	II-2	728,800.34	8.207	0.504	N/A	480	478	N/A	N/A
39	II-2	28,729,791.04	8.175	0.504	358	496	495	5.800	2.352
40	II-2	22,391,293.96	8.681	0.504	N/A	360	358	5.978	2.574
41	II-2	13,509,214.10	7.629	0.504	N/A	360	358	5.683	2.382
42	II-2	5,611,209.01	8.496	0.504	N/A	480	477	6.872	3.000
43	II-2	2,503,706.71	7.604	0.504	358	532	531	6.074	2.627
44	II-2	2,109,399.38	8.330	0.504	N/A	360	358	6.076	2.976
45	II-2	1,663,749.18	7.908	0.504	N/A	360	358	6.699	2.772
46	II-2	919,704.61	7.522	0.504	N/A	360	357	6.429	3.409
47	II-2	855,781.18	7.709	0.504	N/A	360	359	5.701	2.319
48	II-2	704,774.73	8.420	0.504	357	544	542	6.378	3.000
49	II-2	270,473.15	7.751	0.504	N/A	480	477	6.501	3.000
50	II-2	2,158,667.37	11.709	0.504	N/A	359	358	N/A	N/A
51	II-2	1,841,655.44	11.617	0.504	178	360	357	N/A	N/A
52	II-3	12,817,041.06	7.819	0.504	N/A	352	351	N/A	N/A
53	II-3	9,967,365.08	7.437	0.504	359	513	512	N/A	N/A
54	II-3	2,534,049.06	7.540	0.504	N/A	360	359	N/A	N/A
55	II-3	41,297,699.74	8.095	0.504	359	506	505	5.446	2.012
56	II-3	21,492,438.10	8.541	0.504	N/A	360	359	5.445	2.049
57	II-3	10,849,508.79	7.569	0.504	N/A	360	359	5.485	2.035
58	II-3	2,516,143.26	8.783	0.504	N/A	480	479	5.413	2.000
59	II-3	2,296,880.68	7.858	0.504	N/A	360	358	5.960	2.327
60	II-3	2,015,130.84	7.587	0.504	N/A	360	358	5.867	2.326
61	II-3	829,073.49	7.290	0.504	358	535	533	5.958	2.538

Loan Number	Group Number	Subsequent Periodic Rate Cap (%)	Minimum Gross Mortgage Rate (%)	Maximum Gross Mortgage Rate (%)	Number of Months Until First Rate Adjustments	Rate Adjustment Frequency (in months)	Index	Remaining Interest Only Period (in months)
1	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	I	N/A	N/A	N/A	N/A	N/A	N/A	59
4	I	1.000	8.041	14.009	23	6	6 Mo. LIBOR	N/A
5	I	1.005	7.746	14.518	23	6	6 Mo. LIBOR	N/A
6	I	1.000	6.962	13.437	23	6	6 Mo. LIBOR	89
7	I	1.000	8.460	13.460	23	6	6 Mo. LIBOR	N/A
8	I	1.000	8.648	14.327	34	6	6 Mo. LIBOR	N/A
9	I	1.000	8.630	14.506	35	6	6 Mo. LIBOR	N/A
10	I	1.000	6.351	11.351	59	6	6 Mo. LIBOR	N/A
11	I	1.000	8.501	14.501	33	6	6 Mo. LIBOR	57
12	I	1.000	9.841	14.841	59	6	6 Mo. LIBOR	N/A
13	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
14	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
15	II-1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	II-1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	II-1	N/A	N/A	N/A	N/A	N/A	N/A	59
18	II-1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	II-1	1.049	8.041	13.585	23	6	6 Mo. LIBOR	N/A
20	II-1	1.013	8.034	14.326	22	6	6 Mo. LIBOR	N/A
21	II-1	1.039	7.657	13.062	23	6	6 Mo. LIBOR	62
22	II-1	1.000	7.320	14.137	21	6	6 Mo. LIBOR	N/A
23	II-1	2.000	4.692	14.349	20	12	1 Yr. LIBOR	N/A
24	II-1	1.000	8.976	13.976	11	6	6 Mo. LIBOR	N/A
25	II-1	1.011	7.435	14.554	34	6	6 Mo. LIBOR	N/A
26	II-1	1.098	7.232	13.181	34	6	6 Mo. LIBOR	64
27	II-1	1.329	7.366	13.996	34	6	6 Mo. LIBOR	N/A
28	II-1	1.000	8.232	13.933	57	6	6 Mo. LIBOR	N/A
29	II-1	1.197	7.162	12.990	59	6	6 Mo. LIBOR	N/A
30	II-1	1.000	6.623	12.988	58	6	6 Mo. LIBOR	58
31	II-1	2.000	3.445	14.977	31	12	1 Yr. LIBOR	N/A
32	II-1	1.000	6.501	13.751	34	6	6 Mo. LIBOR	N/A
33	II-1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
34	II-1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
35	II-2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
36	II-2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
37	II-2	N/A	N/A	N/A	N/A	N/A	N/A	58
38	II-2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
39	II-2	1.048	7.858	13.581	22	6	6 Mo. LIBOR	N/A
40	II-2	1.000	7.586	14.256	22	6	6 Mo. LIBOR	N/A
41	II-2	1.028	7.579	13.040	22	6	6 Mo. LIBOR	63
42	II-2	1.000	6.936	14.496	21	6	6 Mo. LIBOR	N/A
43	II-2	1.205	7.132	13.436	34	6	6 Mo. LIBOR	N/A
44	II-2	1.000	7.106	14.009	34	6	6 Mo. LIBOR	N/A
45	II-2	1.000	7.174	13.680	34	6	6 Mo. LIBOR	58
46	II-2	1.000	6.988	13.317	57	6	6 Mo. LIBOR	57
47	II-2	1.000	7.457	12.709	59	6	6 Mo. LIBOR	N/A
48	II-2	1.000	7.213	14.420	57	6	6 Mo. LIBOR	N/A
49	II-2	1.000	6.501	13.751	33	6	6 Mo. LIBOR	N/A
50	II-2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
51	II-2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
52	II-3	N/A	N/A	N/A	N/A	N/A	N/A	N/A
53	II-3	N/A	N/A	N/A	N/A	N/A	N/A	N/A
54	II-3	N/A	N/A	N/A	N/A	N/A	N/A	59
55	II-3	1.000	8.074	13.165	23	6	6 Mo. LIBOR	N/A
56	II-3	1.000	8.338	13.801	23	6	6 Mo. LIBOR	N/A
57	II-3	1.000	7.537	12.656	23	6	6 Mo. LIBOR	60
58	II-3	1.000	8.783	14.066	23	6	6 Mo. LIBOR	N/A
59	II-3	1.000	7.531	13.185	34	6	6 Mo. LIBOR	58
60	II-3	1.000	7.368	12.913	34	6	6 Mo. LIBOR	N/A
61	II-3	1.000	6.715	12.828	34	6	6 Mo. LIBOR	N/A

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

Class I-A-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	99	70	55	41	25	10	0	0
February 25, 2009	98	29	0	0	0	0	0	0
February 25, 2010	97	0	0	0	0	0	0	0
February 25, 2011	96	0	0	0	0	0	0	0
February 25, 2012	94	0	0	0	0	0	0	0
February 25, 2013	93	0	0	0	0	0	0	0
February 25, 2014	92	0	0	0	0	0	0	0
February 25, 2015	90	0	0	0	0	0	0	0
February 25, 2016	87	0	0	0	0	0	0	0
February 25, 2017	85	0	0	0	0	0	0	0
February 25, 2018	82	0	0	0	0	0	0	0
February 25, 2019	79	0	0	0	0	0	0	0
February 25, 2020	76	0	0	0	0	0	0	0
February 25, 2021	72	0	0	0	0	0	0	0
February 25, 2022	66	0	0	0	0	0	0	0
February 25, 2023	61	0	0	0	0	0	0	0
February 25, 2024	56	0	0	0	0	0	0	0
February 25, 2025	50	0	0	0	0	0	0	0
February 25, 2026	44	0	0	0	0	0	0	0
February 25, 2027	37	0	0	0	0	0	0	0
February 25, 2028	29	0	0	0	0	0	0	0
February 25, 2029	20	0	0	0	0	0	0	0
February 25, 2030	11	0	0	0	0	0	0	0
February 25, 2031	0	0	0	0	0	0	0	0
February 25, 2032	0	0	0	0	0	0	0	0
February 25, 2033	0	0	0	0	0	0	0	0
February 25, 2034	0	0	0	0	0	0	0	0
February 25, 2035	0	0	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	16.65	1.53	1.11	0.90	0.77	0.68	0.62	0.56
Weighted Average Life (in years)(1)(2)	16.65	1.53	1.11	0.90	0.77	0.68	0.62	0.56

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	89	58
February 25, 2009	100	100	97	45	0	0	0	0
February 25, 2010	100	92	20	0	0	0	0	0
February 25, 2011	100	41	0	0	0	0	0	0
February 25, 2012	100	14	0	0	0	0	0	0
February 25, 2013	100	0	0	0	0	0	0	0
February 25, 2014	100	0	0	0	0	0	0	0
February 25, 2015	100	0	0	0	0	0	0	0
February 25, 2016	100	0	0	0	0	0	0	0
February 25, 2017	100	0	0	0	0	0	0	0
February 25, 2018	100	0	0	0	0	0	0	0
February 25, 2019	100	0	0	0	0	0	0	0
February 25, 2020	100	0	0	0	0	0	0	0
February 25, 2021	100	0	0	0	0	0	0	0
February 25, 2022	100	0	0	0	0	0	0	0
February 25, 2023	100	0	0	0	0	0	0	0
February 25, 2024	100	0	0	0	0	0	0	0
February 25, 2025	100	0	0	0	0	0	0	0
February 25, 2026	100	0	0	0	0	0	0	0
February 25, 2027	100	0	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	78	0	0	0	0	0	0	0
February 25, 2033	54	0	0	0	0	0	0	0
February 25, 2034	31	0	0	0	0	0	0	0
February 25, 2035	14	0	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.27	3.98	2.69	2.00	1.62	1.37	1.19	1.06
Weighted Average Life (in years)(1)(2)	26.27	3.98	2.69	2.00	1.62	1.37	1.19	1.06

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	96	5	0	0
February 25, 2010	100	100	100	17	0	0	0	0
February 25, 2011	100	100	86	16	0	0	0	0
February 25, 2012	100	100	34	0	0	0	0	0
February 25, 2013	100	87	0	0	0	0	0	0
February 25, 2014	100	51	0	0	0	0	0	0
February 25, 2015	100	22	0	0	0	0	0	0
February 25, 2016	100	0	0	0	0	0	0	0
February 25, 2017	100	0	0	0	0	0	0	0
February 25, 2018	100	0	0	0	0	0	0	0
February 25, 2019	100	0	0	0	0	0	0	0
February 25, 2020	100	0	0	0	0	0	0	0
February 25, 2021	100	0	0	0	0	0	0	0
February 25, 2022	100	0	0	0	0	0	0	0
February 25, 2023	100	0	0	0	0	0	0	0
February 25, 2024	100	0	0	0	0	0	0	0
February 25, 2025	100	0	0	0	0	0	0	0
February 25, 2026	100	0	0	0	0	0	0	0
February 25, 2027	100	0	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	100	0	0	0	0	0	0	0
February 25, 2035	100	0	0	0	0	0	0	0
February 25, 2036	89	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.63	7.14	4.74	3.00	2.24	1.85	1.58	1.37
Weighted Average Life (in years)(1)(2)	29.63	7.14	4.74	3.00	2.24	1.85	1.58	1.37

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-4 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	38	0
February 25, 2010	100	100	100	100	32	0	0	0
February 25, 2011	100	100	100	100	32	0	0	0
February 25, 2012	100	100	100	76	32	0	0	0
February 25, 2013	100	100	96	52	26	0	0	0
February 25, 2014	100	100	72	35	16	0	0	0
February 25, 2015	100	100	55	24	10	0	0	0
February 25, 2016	100	98	41	16	6	0	0	0
February 25, 2017	100	81	31	11	3	0	0	0
February 25, 2018	100	67	24	8	*	0	0	0
February 25, 2019	100	56	18	5	0	0	0	0
February 25, 2020	100	46	14	2	0	0	0	0
February 25, 2021	100	38	10	*	0	0	0	0
February 25, 2022	100	31	8	0	0	0	0	0
February 25, 2023	100	26	6	0	0	0	0	0
February 25, 2024	100	21	3	0	0	0	0	0
February 25, 2025	100	17	2	0	0	0	0	0
February 25, 2026	100	14	*	0	0	0	0	0
February 25, 2027	100	11	0	0	0	0	0	0
February 25, 2028	100	9	0	0	0	0	0	0
February 25, 2029	100	7	0	0	0	0	0	0
February 25, 2030	100	6	0	0	0	0	0	0
February 25, 2031	100	4	0	0	0	0	0	0
February 25, 2032	100	2	0	0	0	0	0	0
February 25, 2033	100	1	0	0	0	0	0	0
February 25, 2034	100	0	0	0	0	0	0	0
February 25, 2035	100	0	0	0	0	0	0	0
February 25, 2036	100	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.90	13.89	9.31	6.83	4.24	2.36	1.97	1.68
Weighted Average Life (in years)(1)(2)	29.90	11.72	7.73	5.67	3.41	2.36	1.97	1.68

*	Indicates a number that is greater than zero but less than 0.5%

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	34
February 25, 2010	100	100	100	100	100	0	0	0
February 25, 2011	100	100	71	47	100	0	0	0
February 25, 2012	100	86	53	32	55	0	0	0
February 25, 2013	100	71	40	22	11	0	0	0
February 25, 2014	100	59	30	15	7	0	0	0
February 25, 2015	100	49	23	10	4	0	0	0
February 25, 2016	100	41	17	7	1	0	0	0
February 25, 2017	100	34	13	5	0	0	0	0
February 25, 2018	100	28	10	3	0	0	0	0
February 25, 2019	100	23	7	0	0	0	0	0
February 25, 2020	100	19	6	0	0	0	0	0
February 25, 2021	100	16	4	0	0	0	0	0
February 25, 2022	100	13	3	0	0	0	0	0
February 25, 2023	100	11	*	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	6	0	0	0	0	0	0
February 25, 2027	100	5	0	0	0	0	0	0
February 25, 2028	100	4	0	0	0	0	0	0
February 25, 2029	100	3	0	0	0	0	0	0
February 25, 2030	100	1	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	97	0	0	0	0	0	0	0
February 25, 2035	85	0	0	0	0	0	0	0
February 25, 2036	72	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	9.39	6.28	5.09	5.34	2.85	2.37	2.00
Weighted Average Life (in years)(1)(2)	29.30	8.52	5.66	4.63	4.78	2.85	2.37	2.00

*	Indicates a number that is greater than zero but less than 0.5%

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	88	0	0
February 25, 2011	100	100	71	47	100	88	0	0
February 25, 2012	100	86	53	32	18	88	0	0
February 25, 2013	100	71	40	22	11	58	0	0
February 25, 2014	100	59	30	15	7	29	0	0
February 25, 2015	100	49	23	10	4	9	0	0
February 25, 2016	100	41	17	7	0	0	0	0
February 25, 2017	100	34	13	5	0	0	0	0
February 25, 2018	100	28	10	2	0	0	0	0
February 25, 2019	100	23	7	0	0	0	0	0
February 25, 2020	100	19	6	0	0	0	0	0
February 25, 2021	100	16	4	0	0	0	0	0
February 25, 2022	100	13	2	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	6	0	0	0	0	0	0
February 25, 2027	100	5	0	0	0	0	0	0
February 25, 2028	100	4	0	0	0	0	0	0
February 25, 2029	100	2	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	97	0	0	0	0	0	0	0
February 25, 2035	85	0	0	0	0	0	0	0
February 25, 2036	72	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	9.36	6.26	4.96	4.74	6.19	2.60	2.18
Weighted Average Life (in years)(1)(2)	29.30	8.52	5.66	4.52	4.40	3.79	2.60	2.18

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	0	0
February 25, 2011	100	100	71	47	31	100	0	0
February 25, 2012	100	86	53	32	18	42	0	0
February 25, 2013	100	71	40	22	11	5	0	0
February 25, 2014	100	59	30	15	7	0	0	0
February 25, 2015	100	49	23	10	4	0	0	0
February 25, 2016	100	41	17	7	0	0	0	0
February 25, 2017	100	34	13	5	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	23	7	0	0	0	0	0
February 25, 2020	100	19	6	0	0	0	0	0
February 25, 2021	100	16	4	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	6	0	0	0	0	0	0
February 25, 2027	100	5	0	0	0	0	0	0
February 25, 2028	100	4	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	97	0	0	0	0	0	0	0
February 25, 2035	85	0	0	0	0	0	0	0
February 25, 2036	72	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	9.34	6.24	4.89	4.48	5.05	2.80	2.35
Weighted Average Life (in years)(1)(2)	29.30	8.52	5.65	4.46	4.15	3.90	2.80	2.35

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-4 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	21	0
February 25, 2011	100	100	71	47	30	100	21	0
February 25, 2012	100	86	53	32	18	10	21	0
February 25, 2013	100	71	40	22	11	5	21	0
February 25, 2014	100	59	30	15	7	0	5	0
February 25, 2015	100	49	23	10	2	0	0	0
February 25, 2016	100	41	17	7	0	0	0	0
February 25, 2017	100	34	13	5	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	23	7	0	0	0	0	0
February 25, 2020	100	19	6	0	0	0	0	0
February 25, 2021	100	16	3	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	6	0	0	0	0	0	0
February 25, 2027	100	5	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	97	0	0	0	0	0	0	0
February 25, 2035	85	0	0	0	0	0	0	0
February 25, 2036	72	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	9.31	6.22	4.84	4.35	4.56	3.76	2.49
Weighted Average Life (in years)(1)(2)	29.30	8.52	5.65	4.43	4.03	3.90	2.99	2.49

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-5 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	100	0
February 25, 2011	100	100	71	47	30	65	100	0
February 25, 2012	100	86	53	32	18	10	100	0
February 25, 2013	100	71	40	22	11	5	20	0
February 25, 2014	100	59	30	15	7	0	0	0
February 25, 2015	100	49	23	10	0	0	0	0
February 25, 2016	100	41	17	7	0	0	0	0
February 25, 2017	100	34	13	1	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	23	7	0	0	0	0	0
February 25, 2020	100	19	6	0	0	0	0	0
February 25, 2021	100	16	0	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	6	0	0	0	0	0	0
February 25, 2027	100	2	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	97	0	0	0	0	0	0	0
February 25, 2035	85	0	0	0	0	0	0	0
February 25, 2036	72	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	9.28	6.20	4.80	4.25	4.26	5.62	2.63
Weighted Average Life (in years)(1)(2)	29.30	8.52	5.65	4.40	3.94	3.90	3.15	2.62

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-6 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	100	0
February 25, 2011	100	100	71	47	30	18	100	0
February 25, 2012	100	86	53	32	18	10	1	0
February 25, 2013	100	71	40	22	11	0	0	0
February 25, 2014	100	59	30	15	7	0	0	0
February 25, 2015	100	49	23	10	0	0	0	0
February 25, 2016	100	41	17	7	0	0	0	0
February 25, 2017	100	34	13	0	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	23	7	0	0	0	0	0
February 25, 2020	100	19	3	0	0	0	0	0
February 25, 2021	100	16	0	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	4	0	0	0	0	0	0
February 25, 2027	100	0	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	97	0	0	0	0	0	0	0
February 25, 2035	85	0	0	0	0	0	0	0
February 25, 2036	72	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	9.24	6.17	4.76	4.15	4.05	4.68	2.80
Weighted Average Life (in years)(1)(2)	29.30	8.52	5.65	4.38	3.86	3.83	3.15	2.65

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-7 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	100	24
February 25, 2011	100	100	71	47	30	18	80	24
February 25, 2012	100	86	53	32	18	10	0	24
February 25, 2013	100	71	40	22	11	0	0	0
February 25, 2014	100	59	30	15	3	0	0	0
February 25, 2015	100	49	23	10	0	0	0	0
February 25, 2016	100	41	17	4	0	0	0	0
February 25, 2017	100	34	13	0	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	23	7	0	0	0	0	0
February 25, 2020	100	19	0	0	0	0	0	0
February 25, 2021	100	16	0	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	6	0	0	0	0	0	0
February 25, 2026	100	0	0	0	0	0	0	0
February 25, 2027	100	0	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	97	0	0	0	0	0	0	0
February 25, 2035	85	0	0	0	0	0	0	0
February 25, 2036	72	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	9.18	6.13	4.72	4.08	3.89	4.18	3.61
Weighted Average Life (in years)(1)(2)	29.30	8.52	5.65	4.37	3.81	3.69	3.15	2.65

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-8 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	100	100
February 25, 2011	100	100	71	47	30	18	10	100
February 25, 2012	100	86	53	32	18	10	0	23
February 25, 2013	100	71	40	22	11	0	0	0
February 25, 2014	100	59	30	15	0	0	0	0
February 25, 2015	100	49	23	10	0	0	0	0
February 25, 2016	100	41	17	0	0	0	0	0
February 25, 2017	100	34	13	0	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	23	0	0	0	0	0	0
February 25, 2020	100	19	0	0	0	0	0	0
February 25, 2021	100	16	0	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	7	0	0	0	0	0	0
February 25, 2025	100	0	0	0	0	0	0	0
February 25, 2026	100	0	0	0	0	0	0	0
February 25, 2027	100	0	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	97	0	0	0	0	0	0	0
February 25, 2035	85	0	0	0	0	0	0	0
February 25, 2036	72	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	9.11	6.07	4.65	4.00	3.75	3.86	4.75
Weighted Average Life (in years)(1)(2)	29.30	8.52	5.65	4.35	3.77	3.57	3.15	2.65

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-M-9 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	100	100
February 25, 2011	100	100	71	47	30	18	5	52
February 25, 2012	100	86	53	32	18	1	0	0
February 25, 2013	100	71	40	22	8	0	0	0
February 25, 2014	100	59	30	15	0	0	0	0
February 25, 2015	100	49	23	3	0	0	0	0
February 25, 2016	100	41	17	0	0	0	0	0
February 25, 2017	100	34	13	0	0	0	0	0
February 25, 2018	100	28	3	0	0	0	0	0
February 25, 2019	100	23	0	0	0	0	0	0
February 25, 2020	100	19	0	0	0	0	0	0
February 25, 2021	100	16	0	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	7	0	0	0	0	0	0
February 25, 2024	100	0	0	0	0	0	0	0
February 25, 2025	100	0	0	0	0	0	0	0
February 25, 2026	100	0	0	0	0	0	0	0
February 25, 2027	100	0	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	97	0	0	0	0	0	0	0
February 25, 2035	85	0	0	0	0	0	0	0
February 25, 2036	72	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.30	9.00	5.99	4.59	3.92	3.64	3.63	4.04
Weighted Average Life (in years)(1)(2)	29.30	8.52	5.65	4.34	3.73	3.49	3.15	2.65

(1)
The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)	To the first possible group I optional termination date.

.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

Class II-1A-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	99	70	55	41	25	10	0	0
February 25, 2009	98	32	2	0	0	0	0	0
February 25, 2010	97	0	0	0	0	0	0	0
February 25, 2011	96	0	0	0	0	0	0	0
February 25, 2012	95	0	0	0	0	0	0	0
February 25, 2013	93	0	0	0	0	0	0	0
February 25, 2014	91	0	0	0	0	0	0	0
February 25, 2015	89	0	0	0	0	0	0	0
February 25, 2016	87	0	0	0	0	0	0	0
February 25, 2017	85	0	0	0	0	0	0	0
February 25, 2018	82	0	0	0	0	0	0	0
February 25, 2019	79	0	0	0	0	0	0	0
February 25, 2020	75	0	0	0	0	0	0	0
February 25, 2021	71	0	0	0	0	0	0	0
February 25, 2022	62	0	0	0	0	0	0	0
February 25, 2023	57	0	0	0	0	0	0	0
February 25, 2024	52	0	0	0	0	0	0	0
February 25, 2025	46	0	0	0	0	0	0	0
February 25, 2026	40	0	0	0	0	0	0	0
February 25, 2027	33	0	0	0	0	0	0	0
February 25, 2028	25	0	0	0	0	0	0	0
February 25, 2029	16	0	0	0	0	0	0	0
February 25, 2030	7	0	0	0	0	0	0	0
February 25, 2031	0	0	0	0	0	0	0	0
February 25, 2032	0	0	0	0	0	0	0	0
February 25, 2033	0	0	0	0	0	0	0	0
February 25, 2034	0	0	0	0	0	0	0	0
February 25, 2035	0	0	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	16.29	1.56	1.12	0.90	0.76	0.67	0.60	0.55
Weighted Average Life (in years)(1)(2)	16.29	1.56	1.12	0.90	0.76	0.67	0.60	0.55

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-1A-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	88	52
February 25, 2009	100	100	100	45	0	0	0	0
February 25, 2010	100	99	18	0	0	0	0	0
February 25, 2011	100	43	0	0	0	0	0	0
February 25, 2012	100	17	0	0	0	0	0	0
February 25, 2013	100	0	0	0	0	0	0	0
February 25, 2014	100	0	0	0	0	0	0	0
February 25, 2015	100	0	0	0	0	0	0	0
February 25, 2016	100	0	0	0	0	0	0	0
February 25, 2017	100	0	0	0	0	0	0	0
February 25, 2018	100	0	0	0	0	0	0	0
February 25, 2019	100	0	0	0	0	0	0	0
February 25, 2020	100	0	0	0	0	0	0	0
February 25, 2021	100	0	0	0	0	0	0	0
February 25, 2022	100	0	0	0	0	0	0	0
February 25, 2023	100	0	0	0	0	0	0	0
February 25, 2024	100	0	0	0	0	0	0	0
February 25, 2025	100	0	0	0	0	0	0	0
February 25, 2026	100	0	0	0	0	0	0	0
February 25, 2027	100	0	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	91	0	0	0	0	0	0	0
February 25, 2032	65	0	0	0	0	0	0	0
February 25, 2033	37	0	0	0	0	0	0	0
February 25, 2034	18	0	0	0	0	0	0	0
February 25, 2035	2	0	0	0	0	0	0	0
February 25, 2036	0	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	25.67	4.09	2.73	2.00	1.61	1.36	1.17	1.04
Weighted Average Life (in years)(1)(2)	25.67	4.09	2.73	2.00	1.61	1.36	1.17	1.04

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-1A-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	85	0	0	0
February 25, 2010	100	100	100	11	0	0	0	0
February 25, 2011	100	100	98	11	0	0	0	0
February 25, 2012	100	100	58	9	0	0	0	0
February 25, 2013	100	99	28	0	0	0	0	0
February 25, 2014	100	72	6	0	0	0	0	0
February 25, 2015	100	49	0	0	0	0	0	0
February 25, 2016	100	30	0	0	0	0	0	0
February 25, 2017	100	14	0	0	0	0	0	0
February 25, 2018	100	1	0	0	0	0	0	0
February 25, 2019	100	0	0	0	0	0	0	0
February 25, 2020	100	0	0	0	0	0	0	0
February 25, 2021	100	0	0	0	0	0	0	0
February 25, 2022	100	0	0	0	0	0	0	0
February 25, 2023	100	0	0	0	0	0	0	0
February 25, 2024	100	0	0	0	0	0	0	0
February 25, 2025	100	0	0	0	0	0	0	0
February 25, 2026	100	0	0	0	0	0	0	0
February 25, 2027	100	0	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	100	0	0	0	0	0	0	0
February 25, 2035	100	0	0	0	0	0	0	0
February 25, 2036	72	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.41	8.17	5.40	3.00	2.19	1.81	1.53	1.32
Weighted Average Life (in years)(1)(2)	29.41	8.17	5.40	3.00	2.19	1.81	1.53	1.32

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-1A-4 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	93	0	0
February 25, 2010	100	100	100	100	0	0	0	0
February 25, 2011	100	100	100	100	0	0	0	0
February 25, 2012	100	100	100	100	0	0	0	0
February 25, 2013	100	100	100	77	0	0	0	0
February 25, 2014	100	100	100	52	0	0	0	0
February 25, 2015	100	100	82	35	0	0	0	0
February 25, 2016	100	100	62	23	0	0	0	0
February 25, 2017	100	100	46	15	0	0	0	0
February 25, 2018	100	100	35	10	0	0	0	0
February 25, 2019	100	84	26	6	0	0	0	0
February 25, 2020	100	70	19	3	0	0	0	0
February 25, 2021	100	57	14	0	0	0	0	0
February 25, 2022	100	45	10	0	0	0	0	0
February 25, 2023	100	37	7	0	0	0	0	0
February 25, 2024	100	30	5	0	0	0	0	0
February 25, 2025	100	24	1	0	0	0	0	0
February 25, 2026	100	20	0	0	0	0	0	0
February 25, 2027	100	16	0	0	0	0	0	0
February 25, 2028	100	12	0	0	0	0	0	0
February 25, 2029	100	10	0	0	0	0	0	0
February 25, 2030	100	7	0	0	0	0	0	0
February 25, 2031	100	6	0	0	0	0	0	0
February 25, 2032	100	3	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	100	0	0	0	0	0	0	0
February 25, 2035	100	0	0	0	0	0	0	0
February 25, 2036	100	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.90	15.74	10.61	7.74	2.64	2.16	1.81	1.55
Weighted Average Life (in years)(1)(2)	29.90	12.63	8.38	6.10	2.64	2.16	1.81	1.55

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-2A Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	99	84	76	68	60	52	44	35
February 25, 2009	99	64	48	33	20	8	0	0
February 25, 2010	98	47	27	10	0	0	0	0
February 25, 2011	98	33	22	10	0	0	0	0
February 25, 2012	97	27	17	10	0	0	0	0
February 25, 2013	96	22	13	7	0	0	0	0
February 25, 2014	95	19	10	5	0	0	0	0
February 25, 2015	94	15	7	3	0	0	0	0
February 25, 2016	93	13	5	2	0	0	0	0
February 25, 2017	92	11	4	2	0	0	0	0
February 25, 2018	90	9	3	1	0	0	0	0
February 25, 2019	89	7	2	1	0	0	0	0
February 25, 2020	87	6	2	*	0	0	0	0
February 25, 2021	85	5	1	*	0	0	0	0
February 25, 2022	81	4	1	0	0	0	0	0
February 25, 2023	78	3	1	0	0	0	0	0
February 25, 2024	75	3	1	0	0	0	0	0
February 25, 2025	72	2	*	0	0	0	0	0
February 25, 2026	69	2	0	0	0	0	0	0
February 25, 2027	65	2	0	0	0	0	0	0
February 25, 2028	61	1	0	0	0	0	0	0
February 25, 2029	57	1	0	0	0	0	0	0
February 25, 2030	52	1	0	0	0	0	0	0
February 25, 2031	46	1	0	0	0	0	0	0
February 25, 2032	40	*	0	0	0	0	0	0
February 25, 2033	33	*	0	0	0	0	0	0
February 25, 2034	28	0	0	0	0	0	0	0
February 25, 2035	24	0	0	0	0	0	0	0
February 25, 2036	20	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	21.74	4.35	2.94	2.07	1.33	1.12	0.97	0.86
Weighted Average Life (in years)(1)(2)	21.74	4.05	2.73	1.91	1.33	1.12	0.97	0.86

*	Indicates a number that is greater than zero but less than 0.5%

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-3A Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	99	85	78	70	63	55	47	38
February 25, 2009	99	64	49	35	22	10	0	0
February 25, 2010	98	48	28	11	0	0	0	0
February 25, 2011	98	33	23	11	0	0	0	0
February 25, 2012	97	27	17	11	0	0	0	0
February 25, 2013	96	23	13	8	0	0	0	0
February 25, 2014	95	19	10	5	0	0	0	0
February 25, 2015	94	16	8	4	0	0	0	0
February 25, 2016	93	13	6	3	0	0	0	0
February 25, 2017	92	11	5	2	0	0	0	0
February 25, 2018	91	9	4	2	0	0	0	0
February 25, 2019	89	8	3	1	0	0	0	0
February 25, 2020	87	7	2	1	0	0	0	0
February 25, 2021	85	5	2	*	0	0	0	0
February 25, 2022	83	5	2	0	0	0	0	0
February 25, 2023	81	4	1	0	0	0	0	0
February 25, 2024	79	3	1	0	0	0	0	0
February 25, 2025	76	3	1	0	0	0	0	0
February 25, 2026	73	2	*	0	0	0	0	0
February 25, 2027	69	2	0	0	0	0	0	0
February 25, 2028	66	2	0	0	0	0	0	0
February 25, 2029	62	1	0	0	0	0	0	0
February 25, 2030	57	1	0	0	0	0	0	0
February 25, 2031	52	1	0	0	0	0	0	0
February 25, 2032	47	1	0	0	0	0	0	0
February 25, 2033	40	*	0	0	0	0	0	0
February 25, 2034	36	0	0	0	0	0	0	0
February 25, 2035	33	0	0	0	0	0	0	0
February 25, 2036	29	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	22.61	4.47	3.06	2.19	1.37	1.16	1.01	0.90
Weighted Average Life (in years)(1)(2)	22.61	4.12	2.80	1.98	1.37	1.16	1.01	0.90

*	Indicates a number that is greater than zero but less than 0.5%

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	67	0
February 25, 2010	100	100	100	100	58	0	0	0
February 25, 2011	100	100	71	100	58	0	0	0
February 25, 2012	100	85	53	32	58	0	0	0
February 25, 2013	100	71	40	22	55	0	0	0
February 25, 2014	100	59	30	15	34	0	0	0
February 25, 2015	100	49	23	10	21	0	0	0
February 25, 2016	100	41	17	7	13	0	0	0
February 25, 2017	100	34	13	5	6	0	0	0
February 25, 2018	100	28	10	3	*	0	0	0
February 25, 2019	100	24	8	2	0	0	0	0
February 25, 2020	100	20	6	0	0	0	0	0
February 25, 2021	100	16	4	0	0	0	0	0
February 25, 2022	100	13	3	0	0	0	0	0
February 25, 2023	100	11	2	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	6	0	0	0	0	0	0
February 25, 2027	100	5	0	0	0	0	0	0
February 25, 2028	100	4	0	0	0	0	0	0
February 25, 2029	100	3	0	0	0	0	0	0
February 25, 2030	100	2	0	0	0	0	0	0
February 25, 2031	100	1	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	92	0	0	0	0	0	0	0
February 25, 2035	79	0	0	0	0	0	0	0
February 25, 2036	66	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.41	6.32	5.45	5.73	2.49	2.08	1.76
Weighted Average Life (in years)(1)(2)	29.10	8.52	5.68	4.97	4.03	2.49	2.08	1.76

*	Indicates a number that is greater than zero but less than 0.5%

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	36
February 25, 2010	100	100	100	100	100	7	0	0
February 25, 2011	100	100	71	51	100	7	0	0
February 25, 2012	100	85	53	32	56	7	0	0
February 25, 2013	100	71	40	22	11	7	0	0
February 25, 2014	100	59	30	15	7	7	0	0
February 25, 2015	100	49	23	10	4	7	0	0
February 25, 2016	100	41	17	7	2	0	0	0
February 25, 2017	100	34	13	5	0	0	0	0
February 25, 2018	100	28	10	3	0	0	0	0
February 25, 2019	100	24	8	*	0	0	0	0
February 25, 2020	100	20	6	0	0	0	0	0
February 25, 2021	100	16	4	0	0	0	0	0
February 25, 2022	100	13	3	0	0	0	0	0
February 25, 2023	100	11	*	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	6	0	0	0	0	0	0
February 25, 2027	100	5	0	0	0	0	0	0
February 25, 2028	100	4	0	0	0	0	0	0
February 25, 2029	100	3	0	0	0	0	0	0
February 25, 2030	100	1	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	92	0	0	0	0	0	0	0
February 25, 2035	79	0	0	0	0	0	0	0
February 25, 2036	66	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.38	6.29	5.10	5.37	3.25	2.37	2.00
Weighted Average Life (in years)(1)(2)	29.10	8.52	5.67	4.64	4.76	2.92	2.37	2.00

*	Indicates a number that is greater than zero but less than 0.5%

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	0	0
February 25, 2011	100	100	71	47	100	100	0	0
February 25, 2012	100	85	53	32	18	100	0	0
February 25, 2013	100	71	40	22	11	72	0	0
February 25, 2014	100	59	30	15	7	29	0	0
February 25, 2015	100	49	23	10	4	0	0	0
February 25, 2016	100	41	17	7	0	0	0	0
February 25, 2017	100	34	13	5	0	0	0	0
February 25, 2018	100	28	10	3	0	0	0	0
February 25, 2019	100	24	8	0	0	0	0	0
February 25, 2020	100	20	6	0	0	0	0	0
February 25, 2021	100	16	4	0	0	0	0	0
February 25, 2022	100	13	2	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	6	0	0	0	0	0	0
February 25, 2027	100	5	0	0	0	0	0	0
February 25, 2028	100	4	0	0	0	0	0	0
February 25, 2029	100	1	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	92	0	0	0	0	0	0	0
February 25, 2035	79	0	0	0	0	0	0	0
February 25, 2036	66	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.36	6.27	4.97	4.73	6.58	2.61	2.19
Weighted Average Life (in years)(1)(2)	29.10	8.52	5.67	4.52	4.38	3.90	2.61	2.19

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-4 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	0	0
February 25, 2011	100	100	71	47	46	100	0	0
February 25, 2012	100	85	53	32	18	56	0	0
February 25, 2013	100	71	40	22	11	5	0	0
February 25, 2014	100	59	30	15	7	0	0	0
February 25, 2015	100	49	23	10	4	0	0	0
February 25, 2016	100	41	17	7	0	0	0	0
February 25, 2017	100	34	13	5	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	24	8	0	0	0	0	0
February 25, 2020	100	20	6	0	0	0	0	0
February 25, 2021	100	16	4	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	6	0	0	0	0	0	0
February 25, 2027	100	5	0	0	0	0	0	0
February 25, 2028	100	3	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	92	0	0	0	0	0	0	0
February 25, 2035	79	0	0	0	0	0	0	0
February 25, 2036	66	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.34	6.25	4.91	4.51	5.16	2.79	2.33
Weighted Average Life (in years)(1)(2)	29.10	8.52	5.67	4.47	4.18	3.90	2.79	2.33

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-5 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	33	0
February 25, 2011	100	100	71	47	30	100	33	0
February 25, 2012	100	85	53	32	18	10	33	0
February 25, 2013	100	71	40	22	11	5	33	0
February 25, 2014	100	59	30	15	7	0	5	0
February 25, 2015	100	49	23	10	2	0	0	0
February 25, 2016	100	41	17	7	0	0	0	0
February 25, 2017	100	34	13	5	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	24	8	0	0	0	0	0
February 25, 2020	100	20	6	0	0	0	0	0
February 25, 2021	100	16	3	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	6	0	0	0	0	0	0
February 25, 2027	100	5	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	92	0	0	0	0	0	0	0
February 25, 2035	79	0	0	0	0	0	0	0
February 25, 2036	66	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.31	6.23	4.85	4.35	4.55	4.16	2.50
Weighted Average Life (in years)(1)(2)	29.10	8.52	5.67	4.43	4.03	3.90	3.02	2.50

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-6 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	100	0
February 25, 2011	100	100	71	47	30	62	100	0
February 25, 2012	100	85	53	32	18	10	100	0
February 25, 2013	100	71	40	22	11	5	0	0
February 25, 2014	100	59	30	15	7	0	0	0
February 25, 2015	100	49	23	10	0	0	0	0
February 25, 2016	100	41	17	7	0	0	0	0
February 25, 2017	100	34	13	1	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	24	8	0	0	0	0	0
February 25, 2020	100	20	6	0	0	0	0	0
February 25, 2021	100	16	0	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	6	0	0	0	0	0	0
February 25, 2027	100	1	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	92	0	0	0	0	0	0	0
February 25, 2035	79	0	0	0	0	0	0	0
February 25, 2036	66	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.27	6.20	4.80	4.24	4.25	5.50	2.65
Weighted Average Life (in years)(1)(2)	29.10	8.52	5.67	4.40	3.94	3.90	3.15	2.64

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-7 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	100	0
February 25, 2011	100	100	71	47	30	18	100	0
February 25, 2012	100	85	53	32	18	10	8	0
February 25, 2013	100	71	40	22	11	*	0	0
February 25, 2014	100	59	30	15	7	0	0	0
February 25, 2015	100	49	23	10	0	0	0	0
February 25, 2016	100	41	17	7	0	0	0	0
February 25, 2017	100	34	13	0	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	24	8	0	0	0	0	0
February 25, 2020	100	20	3	0	0	0	0	0
February 25, 2021	100	16	0	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	4	0	0	0	0	0	0
February 25, 2027	100	0	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	92	0	0	0	0	0	0	0
February 25, 2035	79	0	0	0	0	0	0	0
February 25, 2036	66	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.24	6.17	4.77	4.17	4.07	4.74	2.79
Weighted Average Life (in years)(1)(2)	29.10	8.52	5.67	4.39	3.88	3.84	3.15	2.65

*	Indicates a number that is greater than zero but less than 0.5%

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-8 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	100	0
February 25, 2011	100	100	71	47	30	18	100	0
February 25, 2012	100	85	53	32	18	10	0	0
February 25, 2013	100	71	40	22	11	0	0	0
February 25, 2014	100	59	30	15	5	0	0	0
February 25, 2015	100	49	23	10	0	0	0	0
February 25, 2016	100	41	17	6	0	0	0	0
February 25, 2017	100	34	13	0	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	24	8	0	0	0	0	0
February 25, 2020	100	20	0	0	0	0	0	0
February 25, 2021	100	16	0	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	7	0	0	0	0	0	0
February 25, 2026	100	0	0	0	0	0	0	0
February 25, 2027	100	0	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	92	0	0	0	0	0	0	0
February 25, 2035	79	0	0	0	0	0	0	0
February 25, 2036	66	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.19	6.14	4.73	4.09	3.93	4.27	2.94
Weighted Average Life (in years)(1)(2)	29.10	8.52	5.67	4.37	3.82	3.72	3.15	2.65

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-M-9 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
February 25, 2008	100	100	100	100	100	100	100	100
February 25, 2009	100	100	100	100	100	100	100	100
February 25, 2010	100	100	100	100	100	100	100	94
February 25, 2011	100	100	71	47	30	18	23	94
February 25, 2012	100	85	53	32	18	10	0	53
February 25, 2013	100	71	40	22	11	0	0	1
February 25, 2014	100	59	30	15	0	0	0	0
February 25, 2015	100	49	23	10	0	0	0	0
February 25, 2016	100	41	17	0	0	0	0	0
February 25, 2017	100	34	13	0	0	0	0	0
February 25, 2018	100	28	10	0	0	0	0	0
February 25, 2019	100	24	3	0	0	0	0	0
February 25, 2020	100	20	0	0	0	0	0	0
February 25, 2021	100	16	0	0	0	0	0	0
February 25, 2022	100	13	0	0	0	0	0	0
February 25, 2023	100	11	0	0	0	0	0	0
February 25, 2024	100	9	0	0	0	0	0	0
February 25, 2025	100	*	0	0	0	0	0	0
February 25, 2026	100	0	0	0	0	0	0	0
February 25, 2027	100	0	0	0	0	0	0	0
February 25, 2028	100	0	0	0	0	0	0	0
February 25, 2029	100	0	0	0	0	0	0	0
February 25, 2030	100	0	0	0	0	0	0	0
February 25, 2031	100	0	0	0	0	0	0	0
February 25, 2032	100	0	0	0	0	0	0	0
February 25, 2033	100	0	0	0	0	0	0	0
February 25, 2034	92	0	0	0	0	0	0	0
February 25, 2035	79	0	0	0	0	0	0	0
February 25, 2036	66	0	0	0	0	0	0	0
February 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.10	9.13	6.10	4.68	4.03	3.80	3.97	5.06
Weighted Average Life (in years)(1)(2)	29.10	8.52	5.67	4.36	3.78	3.61	3.15	2.65

*	Indicates a number that is greater than zero but less than 0.5%

(1)
The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)	To the first possible group II optional termination date.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the trust fund (exclusive of the reserve funds, and, for the avoidance of doubt, the Swap Accounts, the Supplemental Interest Trusts, the Swap Administration Agreement and the Interest Rate Swap Agreements) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the trust fund.

Characterization of the Regular Certificates

For federal income tax purposes, a beneficial owner of a Class A Certificate or Class M Certificate (each, a “Regular Certificate”) will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the trustee will treat the beneficial owner of each Regular Certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Regular Certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to:

(A)  in the case of the Class I-A Certificates or Class I-M Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Group I Net Swap Payment, if any, which would be payable to the Group I Swap Provider pursuant to the Group I Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Group I Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of the notional amount set forth in this prospectus supplement with respect to the Group I Interest Rate Swap Agreement and such distribution date, and 100, and assuming for this purpose that the fixed rate used to calculate the Group I Fixed Swap Payment as described in this prospectus supplement does not exceed the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date),

(B)  in the case of the Class II-1A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-1 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Group II Net Swap Payment, if any, which would be payable to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Group II Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-1 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this prospectus supplement with respect to the Group II Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Subgroup II-1 Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Group II Fixed Swap Payment as described in this prospectus supplement does not exceed the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-1 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-1 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date),

(C)  in the case of the Class II-2A Certificates, the weighted average of the net mortgage rates of the mortgage loans in the Subgroup II-2 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Group II Net Swap Payment, if any, which would be payable to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Group II Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-2 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this prospectus supplement with respect to the Group II Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Subgroup II-2 Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Group II Fixed Swap Payment as described in this prospectus supplement does not exceed the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-2 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-2 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date),

(D)  in the case of the Class II-3A Certificates, the weighted average of the net mortgage rates of the mortgage loans in the Subgroup II-3 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Group II Net Swap Payment, if any, which would be payable to the Group II Swap Provider pursuant to the Group II Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Group II Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-3 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this prospectus supplement with respect to the Group II Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Subgroup II-3 Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Group II Fixed Swap Payment as described in this prospectus supplement does not exceed the weighted average of the net mortgage rates of the mortgage loans in Subgroup II-3 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Subgroup II-3 as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and

(E)  in the case of the Class II-M Certificates, the weighted average of the rates determined pursuant to clauses (B), (C) and (D) above, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans in the related Subgroup the aggregate Certificate Principal Balance of the related Class II-A Certificates, and

(ii) any related Swap Termination Payment will be treated as being payable solely from Excess Cashflow with respect to the related loan group. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to a Regular Certificate may differ from the actual amount of distributions on such certificate.

Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to a Regular Certificate in excess of the amount payable on the certificate will be treated as having been received by the holder of that certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of a Regular Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, as subject to the discussion under “—The Notional Principal Contract Component” below.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the Regular Certificates relating to a loan group and the related Class CE Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Regular Certificate.

Allocation

A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the trustee may assume the notional principal contract component of each Regular Certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

Original Issue Discount

It is expected that the REMIC regular interest components of the Class I-M-7, Class I-M-8, Class I-M-9, Class II-M-7, Class II-M-8 and II-M-9 Certificates will, and the REMIC regular interest components of the other offered certificates may, be issued with original issue discount, referred to in this prospectus supplement as OID. A beneficial owner of a Regular Certificate must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the prepayment assumption as described in this prospectus supplement. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

The Notional Principal Contract Component

The trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that each notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a Regular Certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Regular Certificate.

Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the related REMIC regular interest component will be treated as having been received in respect of the related notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the related notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to such notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component, but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificates in any period and over the term of the a Regular Certificate. As a result, the a Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

Sale or Exchange of the Regular Certificates

Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that a Regular Certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

Status of the Regular Certificates

The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Regular Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the prospectus.

No Withholding on Net Swap Payments Payable to the Trust by the related Swap Provider

The Pooling and Servicing Agreement will restrict any transfer of any Class CE Certificate unless the proposed transferee of such Class CE Certificate (1) provides to the trustee the appropriate tax certification form that would eliminate any withholding or deduction for taxes from amounts payable by the related Swap Provider, pursuant to the related Interest Rate Swap Agreement, to the Swap Administrator on behalf of the related Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (2) agrees to update such form (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that such form has become obsolete or incorrect, each as a condition to such transfer. Under the Pooling and Servicing Agreement, upon receipt of any such tax certification form from a proposed transferee of any Class CE Certificate, the trustee will forward such tax certification form provided to it to the related Supplemental Interest Trust Trustee. The related Supplemental Interest Trust Trustee will then forward such tax certification form provided to it to the related Swap Provider. Each holder of a Class CE Certificate and each transferee thereof will be deemed to have consented to the related Supplemental Interest Trust Trustee forwarding to the related Swap Provider any such tax certification form it has provided and updated in accordance with these transfer restrictions. In addition, if any transfer of Class CE Certificates would cause the related Supplemental Interest Trust to be beneficially owned by two or more persons for federal income tax purposes, the Pooling and Servicing Agreement will contain additional provisions to ensure that the related Swap Provider receives the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable by the related Swap Provider, pursuant to the related Interest Rate Swap Agreement, to the Swap Administrator on behalf of the related Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and any updates thereto from the proposed multiple holders of the related class of Class CE Certificates or the related Supplemental Interest Trust, as applicable. Any purported sales or transfers of any Class CE Certificate to a transferee which does not comply with the requirements of this paragraph will be deemed null and void under the Pooling and Servicing Agreement.

STATE AND OTHER TAXES

None of the depositor, the master servicer or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates are encouraged to consult their own tax advisors regarding such tax consequences.

All investors are encouraged to consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates is encouraged to consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

•	a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriter, the trustee, the master servicer, any subservicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

For so long as the holder of an offered certificate also holds an interest in the related Supplemental Interest Trust, the holder will be deemed to have acquired and be holding an offered certificate without the right to receive payments from the related Supplemental Interest Trust and, separately, the right to receive payments from the related Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the related Supplemental Interest Trust. In addition, while the related Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the related Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the related Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the related Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

Each beneficial owner of an offered subordinate certificate or any interest therein who acquires the certificate following termination of the related Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered subordinate certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the offered subordinate certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Moody's, Standard & Poor’s or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary is encouraged determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc., as the underwriter, the depositor has agreed to sell the offered certificates to the underwriter, and the underwriter has agreed to purchase the offered certificates from the depositor. Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the offered certificates will be approximately $683,938,000 before deducting issuance expenses payable by the depositor, estimated to be $612,000.

The depositor has been advised by the underwriter that it intends to make a market in the offered certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the offered certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

The legality of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the master servicer and Bear, Stearns & Co. Inc.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the trustee, the issuing entity, BSRM, PCC, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor” and “Servicing of the Mortgage Loans — The Master Servicer” in this prospectus supplement for a description of the legal proceedings against the sponsor and the master servicer.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, the master servicer, the issuing entity, Bear, Stearns & Co. Inc., Master Funding LLC, BSRM and the depositor are affiliated parties. The trustee, the custodian and the Swap Providers are affiliated parties. There are no affiliations among (a) the sponsor, the depositor, the master servicer, Bear Stearns Residential Mortgage Corporation, Bear, Stearns & Co. Inc. and the issuing entity and (b) any of the Group I Swap Provider, the Group II Swap Provider, PCC or LaSalle. There are no affiliations among (a) PCC and (b) any of LaSalle, the Group I Swap Provider and the Group II Swap Provider.

Except as otherwise described below, there are currently no business relationships, agreements, arrangements, transactions or understandings among (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. Except as otherwise described below, no such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

With respect to the mortgage loans originated by PCC, ECC Capital Corporation, of which PCC is a wholly owned subsidiary, sold certain operating assets used in its subprime wholesale mortgage banking division to BSRM, a wholly owned subsidiary of The Bear Stearns Companies Inc., in exchange for cash and the assumption of certain liabilities by BSRM, on February 9, 2007 at which time PCC effectively exited the wholesale mortgage business.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Ratings
Class	Standard & Poor’s	Moody’s
I-A-1	--	Aaa
I-A-2	--	Aaa
I-A-3	--	Aaa
I-A-4	--	Aaa
I-M-1	--	Aa1
I-M-2	--	Aa2
I-M-3	--	Aa3
I-M-4	--	A1
I-M-5	--	A2
I-M-6	--	A3
I-M-7	--	Baa1
I-M-8	--	Baa2
I-M-9	--	Baa3
II-1A-1	AAA	Aaa
II-1A-2	AAA	Aaa
II-1A-3	AAA	Aaa
II-1A-4	AAA	Aaa
II-2A	AAA	Aaa
II-3A	AAA	Aaa
II-M-1	AA+	Aa1
II-M-2	AA	Aa2
II-M-3	AA-	Aa3
II-M-4	A+	A1
II-M-5	A	A2
II-M-6	A-	A3
II-M-7	BBB+	Baa1
II-M-8	BBB	Baa2
II-M-9	BBB-	Baa3

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the trustee’s internet web site promptly after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net.

INDEX OF DEFINED TERMS

1998 Policy Statement
AB Servicing Criteria
Applied Realized Loss Amount
Basis Risk Shortfall
Basis Risk Shortfall Carry Forward Amount
Certificate Principal Balance
Class I-A Certificates
Class I-A Principal Distribution Amount
Class II-1A Principal Distribution Amount
Class II-2A Principal Distribution Amount
Class II-3A Principal Distribution Amount
Class II-A Certificates
Class II-A Principal Distribution Amount
Class II-M Certificates
Class II-M-1 Principal Distribution Amount
Class II-M-10 Principal Distribution Amount
Class II-M-2 Principal Distribution Amount
Class II-M-3 Principal Distribution Amount
Class II-M-4 Principal Distribution Amount
Class II-M-5 Principal Distribution Amount
Class II-M-6 Principal Distribution Amount
Class II-M-7 Principal Distribution Amount
Class II-M-8 Principal Distribution Amount
Class II-M-9 Principal Distribution Amount
Class I-M Certificates
Class I-M-1 Principal Distribution Amount
Class I-M-10 Principal Distribution Amount
Class I-M-2 Principal Distribution Amount
Class I-M-3 Principal Distribution Amount
Class I-M-4 Principal Distribution Amount
Class I-M-5 Principal Distribution Amount
Class I-M-6 Principal Distribution Amount
Class I-M-7 Principal Distribution Amount
Class I-M-8 Principal Distribution Amount
Class I-M-9 Principal Distribution Amount
Clearstream
Code
Compensating Interest
CPR
CSSF
Current Interest
DTC
Due Period
EMC
ERISA
Euroclear
Excess Cashflow
Excess Spread
Exemption
Extra Principal Distribution Amount
Financial Intermediary
Fiscal Quarter
Global Securities
Group I Additional Termination Events
Group I Certificates
Group I Current Specified Enhancement
Percentage
Group I Early Termination Date
Group I Extra Principal Distribution Amount
Group I Interest Rate Swap Agreement
Group I Offered Certificates
Group I Overcollateralization Amount
Group I Overcollateralization Release Amount
Group I Overcollateralization Target Amount
Group I Stepdown Date
Group I Supplemental Interest Trust
Group I Supplemental Interest Trust Trustee
Group I Swap Account
Group I Swap Default
Group I Swap Provider
Group I Swap Provider Trigger Event
Group I Swap Termination Event
Group I Swap Termination Payment
Group I Termination Events
Group I Trigger Event
Group II Additional Termination Events
Group II Certificates
Group II Current Specified Enhancement Percentage
Group II Early Termination Date
Group II Extra Principal Distribution Amount
Group II Interest Rate Swap Agreement
Group II Offered Certificates
Group II Overcollateralization Amount
Group II Overcollateralization Release Amount
Group II Overcollateralization Target Amount
Group II Stepdown Date
Group II Supplemental Interest Trust
Group II Supplemental Interest Trust Trustee
Group II Swap Account
Group II Swap Default
Group II Swap Provider
Group II Swap Provider Trigger Event
Group II Swap Termination Event
Group II Swap Termination Payment
Group II Termination Events
Group II Trigger Event
HELOCs
Illegality
Insurance Proceeds
Interest Carry Forward Amount
Interest Funds
Interest Rate Swap Agreement
IRS
LaSalle
LIBOR Business Day
Liquidation Proceeds
Margin
MERS
MERS® System
Moody’s
NCUA
Net Rate Cap
non-U.S. person
Notional Principal Contract Component
Notional Principal Contract Regulations
One-Year LIBOR:
OTS
Parity Act
Pass-Through Rate
Piggyback Loan
Plans
Prepayment Interest Shortfall
Prepayment Period
Principal Distribution Amount
Principal Funds
PTE
Realized Loss
Reference Banks
Regular Certificate
Relief Act
Remaining Excess Spread
REMIC regular interest component
REO
Restricted Group
Rules
Stated Principal Balance
Subgroup II-1 Principal Distribution Amount
Subgroup II-1 Swap Notional Allocation Percentage
Subgroup II-2 Principal Distribution Amount
Subgroup II-2 Swap Notional Allocation Percentage
Subgroup II-3 Principal Distribution Amount
Subgroup II-3 Swap Notional Allocation Percentage
Subsequent Recoveries
Supplemental Interest Trusts
Swap Accounts
Swap Administration Agreement
Swap Administrator
Swap Providers
Tax Counsel
U.S. person
Unpaid Realized Loss Amount

SCHEDULE A

Mortgage Loan Statistical Data

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in each loan group and each subgroup, and about the mortgage loans in Loan Group II in the aggregate. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans in the related loan group and related subgroups or of the mortgage loans in Loan Group II in the aggregate, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

Mortgage Interest Rates of the Mortgage Loans in Loan Group I

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%.....................................................................	...........	2	$592,994	0.46%	586	66.32%
6.001% - 6.500%.....................................................................	...........	11	3,559,867	2.75	595	71.96
6.501% - 7.000%.....................................................................	...........	36	10,232,066	7.91	608	76.02
7.001% - 7.500%.....................................................................	...........	44	11,504,742	8.89	595	77.73
7.501% - 8.000%.....................................................................	...........	67	15,010,157	11.60	602	77.10
8.001% - 8.500%.....................................................................	...........	90	19,718,741	15.23	584	78.96
8.501% - 9.000%.....................................................................	...........	117	27,752,830	21.44	577	80.25
9.001% - 9.500%.....................................................................	...........	77	15,316,467	11.83	586	83.09
9.501% - 10.000%....................................................................	...........	75	14,139,396	10.92	569	82.56
10.001% - 10.500%..................................................................	...........	33	5,138,266	3.97	564	79.85
10.501% - 11.000%...................................................................	...........	22	3,033,304	2.34	580	83.99
11.001% - 11.500%....................................................................	...........	5	652,203	0.50	580	78.79
11.501% - 12.000%...................................................................	...........	10	1,577,445	1.22	567	79.92
12.001% - 12.500%..................................................................	...........	12	717,659	0.55	617	100.00
12.501% - 13.000%..................................................................	...........	6	323,870	0.25	648	100.00
13.001% - 13.500%..................................................................	...........	2	77,768	0.06	630	99.55
13.501% - 14.000%..................................................................	...........	2	63,948	0.05	600	100.00
14.001 or greater..................................................................	...........	1	20,696	0.02	604	92.98
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Loan Group I was approximately 8.591%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group I

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%..................................................................	...........	2	$154,658	0.12%	564	18.19%
20.01% - 30.00%..................................................................	...........	7	833,655	0.64	591	26.60
30.01% - 40.00%..................................................................	...........	5	973,686	0.75	595	36.13
40.01% - 50.00%..................................................................	...........	19	3,306,911	2.55	580	44.86
50.01% - 60.00%..................................................................	...........	33	6,610,671	5.11	563	55.88
60.01% - 70.00%..................................................................	...........	73	13,762,758	10.63	565	66.69
70.01% - 80.00%.....................................................................	...........	187	40,193,901	31.05	577	78.22
80.01% - 90.00%.....................................................................	...........	201	49,965,208	38.60	593	87.27
90.01% - 100.00%...................................................................	...........	85	13,630,972	10.53	616	96.25
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Loan Group I was approximately 79.67%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group I

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%..................................................................	...........	2	$154,658	0.12%	564	18.19%
20.01% - 30.00%..................................................................	...........	7	833,655	0.64	591	26.60
30.01% - 40.00%..................................................................	...........	5	973,686	0.75	595	36.13
40.01% - 50.00%..................................................................	...........	19	3,306,911	2.55	580	44.86
50.01% - 60.00%..................................................................	...........	33	6,610,671	5.11	563	55.88
60.01% - 70.00%..................................................................	...........	73	13,762,758	10.63	565	66.69
70.01% - 80.00%.....................................................................	...........	154	32,195,018	24.87	565	77.83
80.01% - 90.00%.....................................................................	...........	193	48,950,023	37.82	593	87.18
90.01% - 100.00%...................................................................	...........	126	22,645,041	17.50	620	90.22
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Loan Group I was approximately 80.97%.

Original Principal Balances of the Mortgage Loans as of the cut-off date in Loan Group I

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $100,000........................................................................	...........	118	$8,219,779	6.35%	591	81.04%
$100,001 - $200,000.............................................................	...........	229	33,297,417	25.73	578	76.58
$200,001 - $300,000............................................................	...........	136	33,605,019	25.96	583	77.33
$300,001 - $400,000............................................................	...........	68	23,577,884	18.22	584	80.44
$400,001 - $500,000............................................................	...........	40	18,001,504	13.91	596	83.37
$500,001 - $600,000............................................................	...........	14	7,715,831	5.96	594	86.63
$600,001 - $700,000............................................................	...........	3	1,921,370	1.48	625	83.36
$700,001 - $800,000............................................................	...........	3	2,201,258	1.70	599	86.96
$800,001 and greater...........................................................	...........	1	892,358	0.69	604	89.25
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

As of the cut-off date, the average original principal balance of the mortgage loans in Loan Group I was approximately $211,584.

Credit Score for the Mortgage Loans in Loan Group I

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519…………………………………………………………….	...........	47	$8,796,920	6.80%	510	73.66%
520 - 539……………………………………………………………	...........	70	14,496,858	11.20	530	73.77
540 - 559……………………………………………………………	...........	75	15,594,345	12.05	552	77.89
560 - 579……………………………………………………………	...........	81	17,336,420	13.39	569	76.39
580 - 599……………………………………………………………	...........	94	19,875,219	15.36	590	80.22
600 - 619……………………………………….……………………	...........	144	32,431,526	25.06	609	83.16
620 - 639……………………………………………………………	...........	37	7,506,823	5.80	628	84.94
640 - 659……………………………………………………………	...........	29	5,306,626	4.10	649	82.71
660 - 679……………………………………………………………	...........	16	3,740,589	2.89	672	85.94
680 - 699……………………………………………………………	...........	13	2,872,974	2.22	687	83.56
700 - 719……………………………………………………………	...........	3	671,769	0.52	703	81.41
720 - 739……………………………………………………………	...........	2	674,967	0.52	723	90.00
760 - 779……………………………………………………………	...........	1	127,384	0.10	767	85.00
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group I was approximately 586.

Geographic Distribution of the Mortgaged Properties in Loan Group I*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………………….	...........	3	$401,738	0.31%	622	93.75%
Arizona………………………………………………………………	...........	27	6,082,730	4.70	592	85.16
Arkansas…………………………………………………………..	...........	3	269,794	0.21	590	61.83
California…………………………………………………………..	...........	116	37,827,638	29.23	591	76.91
Colorado…………………………………………………………..	...........	5	1,401,225	1.08	576	89.81
Connecticut………………………………………………………	...........	7	1,558,216	1.20	583	75.82
District of Columbia………………………………………	...........	7	1,376,048	1.06	613	67.59
Florida……………………………………………………………….	...........	79	14,577,338	11.26	586	77.53
Georgia……………………………………………………………..	...........	24	3,929,092	3.04	580	83.30
Illinois…………………………………………………………………	...........	25	4,045,817	3.13	578	82.50
Indiana……………………………………………………………….	...........	9	806,806	0.62	623	87.62
Iowa…………………………………………………………………….	...........	2	139,736	0.11	549	70.54
Kansas……………………………………………………………….	...........	2	194,683	0.15	615	89.63
Kentucky……………………………………………………………	...........	6	725,103	0.56	612	87.50
Louisiana…………………………………………………………..	...........	2	236,945	0.18	542	75.86
Maine………………………………………………………………..	...........	1	199,917	0.15	513	80.00
Maryland……………………………………………………………	...........	48	11,194,628	8.65	572	79.94
Massachusetts………………………………………………..	...........	1	103,951	0.08	517	80.00
Michigan……………………………………………………………	...........	4	259,340	0.20	613	85.51
Minnesota…………………………………………………………	...........	8	1,386,909	1.07	584	79.92
Mississippi………………………………………………………..	...........	2	174,678	0.13	567	89.65
Missouri……………………………………………………………	...........	11	1,063,165	0.82	558	84.75
Nebraska………………………………………………………….	...........	1	51,977	0.04	535	65.00
Nevada………………………………………………………………	...........	14	2,667,847	2.06	606	78.26
New Hampshire……………………………………………….	...........	2	507,759	0.39	625	65.39
New Jersey………………………………………………………..	...........	20	4,253,322	3.29	581	77.51
New Mexico………………………………………………………	...........	4	389,324	0.30	565	90.78
New York…………………………………………………………..	...........	29	9,720,112	7.51	578	82.20
North Carolina……………………………………………….	...........	10	1,418,613	1.10	591	84.42
Ohio…………………………………………………………………….	...........	9	1,209,344	0.93	575	83.19
Oklahoma………………………………………………………….	...........	2	224,151	0.17	606	88.01
Oregon......………………………………………………………….	...........	3	596,101	0.46	547	75.84
Pennsylvania…………………………………………………….	...........	26	3,814,782	2.95	572	77.44
Rhode Island...………………………………………………….	...........	3	726,217	0.56	597	83.13
South Carolina………………………………………………….	...........	2	238,320	0.18	565	88.89
Tennessee………………………………………………………..	...........	10	1,511,984	1.17	577	88.02
Texas………………………………………………………………….	...........	14	1,717,500	1.33	591	83.16
Utah…………………………………………………………………….	...........	2	336,883	0.26	556	87.63
Vermont……………………………………………………………….	...........	1	199,951	0.15	621	79.68
Virginia……………………………………………………………….	...........	48	9,406,775	7.27	592	82.01
Washington………………………………………………………	...........	3	362,648	0.28	594	65.38
West Virginia……………………………………………………	...........	1	204,943	0.16	560	83.95
Wisconsin………………………………………………………….	...........	16	1,918,369	1.48	581	82.98
Total.........		612	$129,432,421	100.00%	586	79.67%

*No more than approximately 0.72% of the mortgage loans in Loan Group I by aggregate principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group I

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family...............................................................................	...........	29	$7,107,810	5.49%	592	76.01%
Condominium......................................................................	...........	21	3,914,778	3.02	599	82.24
PUD..........................................................................................	...........	77	19,123,380	14.77	598	83.28
Single Family.........................................................................	...........	477	97,685,260	75.47	582	79.09
Townhouse......................................................................	...........	8	1,601,192	1.24	620	81.74
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

Occupancy Status of Mortgaged Properties in Loan Group I*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor...................................................................................	...........	42	$7,732,434	5.97%	617	76.51%
Owner Occupied...................................................................	...........	565	120,708,035	93.26	583	79.91
Second Home......................................................................	...........	5	991,951	0.77	627	75.63
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group I

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
180 - 239 months................................................................	...........	14	$1,085,338	0.84%	632	98.08%
240 - 359 months................................................................	...........	3	261,195	0.20	546	65.70
360 months...........................................................................	...........	595	128,085,888	98.96	585	79.54
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group I was approximately 358 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group I

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
121 - 180 months...................................................................	...........	14	$1,085,338	0.84%	632	98.08%
181 - 240 months...................................................................	...........	3	261,195	0.20	546	65.70
301 - 360 months..................................................................	...........	595	128,085,888	98.96	585	79.54
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group I was approximately 357 months.

Loan Purpose for the Mortgage Loans in Loan Group I

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance..........................................................	...........	425	$93,621,728	72.33%	579	77.73%
Purchase................................................................................	...........	116	21,823,270	16.86	616	87.32
Rate/Term Refinance.......................................................	...........	71	13,987,422	10.81	584	80.74
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

Documentation Type of the Mortgage Loans in Loan Group I

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative.....................................................................	...........	363	$69,662,127	53.82%	577	79.44%
Limited……………………………………………………………….............	...........	12	2,745,832	2.12	628	81.84
Lite………………………………………………………………………............	...........	1	744,906	0.58	587	82.78
Stated Income………………………………………………….............	...........	236	56,279,556	43.48	594	79.81
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

Product Type of the Mortgage Loans in Loan Group I

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
FIXED…………………………………………………………………............	...........	122	$17,354,445	13.41%	584	76.22%
FIXED INTEREST ONLY……………………………….............	...........	5	1,177,600	0.91	602	77.62
BALLOON…………………………………………………………………..	...........	43	7,534,569	5.82	593	79.81
LIBOR 2/6 ARM………………………………………………............	...........	184	32,672,432	25.24	571	78.98
LIBOR 2/6 ARM INTEREST ONLY……………..............	...........	62	19,258,664	14.88	627	83.64
LIBOR 2/6 BALLOON……………………………………………….	...........	168	45,061,108	34.81	579	79.69
LIBOR 2/6 DUAL AMORTIZATION…………………	………..	3	1,117,970	0.86	557	84.98
LIBOR 3/6 ARM………………………………………………............	...........	14	2,369,666	1.83	606	80.91
LIBOR 3/6 ARM INTEREST ONLY……………..............	...........	1	135,000	0.10	612	90.00
LIBOR 3/6 BALLOON…………………………...…..................	...........	8	2,346,595	1.81	566	78.60
LIBOR 5/6 ARM…………………………………………………………	...........	1	134,938	0.10	604	90.00
LIBOR 5/6 BALLOON……………………………………………….	...........	1	269,434	0.21	583	70.00
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group I

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months.................................................................................	...........	442	$103,365,806	79.86%	585	80.26%
Fixed.........................................................................................	...........	170	26,066,614	20.14	587	77.32
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group I

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
18 - 23 months.........................................................................	...........	416	$97,765,173	75.53%	586	80.31%
24 - 29 months.........................................................................	...........	1	345,000	0.27	528	75.00
30 - 35 months.........................................................................	………..	23	4,851,261	3.75	587	80.04
54 - 59 months.........................................................................	...........	2	404,372	0.31	590	76.67
Fixed............................................................................................	...........	170	26,066,614	20.14	587	77.32
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

The weighted average next rate adjustment for the adjustable rate mortgage loans in Loan Group I is 24 months. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group I

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.750% - 10.999%.................................................................	...........	1	$264,926	0.20%	573	67.95%
11.000% - 11.249%.................................................................	...........	2	497,644	0.38	606	68.59
11.250% - 11.499%.................................................................	...........	1	269,434	0.21	583	70.00
11.500% - 11.749%.................................................................	...........	5	1,519,266	1.17	603	75.80
11.750% - 11.999%.................................................................	...........	10	2,677,978	2.07	591	82.79
12.000% - 12.249%.................................................................	...........	6	1,911,087	1.48	585	81.54
12.250% - 12.499%.................................................................	...........	15	3,901,553	3.01	594	76.58
12.500% - 12.749%.................................................................	...........	15	3,377,325	2.61	591	76.98
12.750% - 12.999%.................................................................	...........	21	7,091,528	5.48	607	76.78
13.000% - 13.249%.................................................................	...........	18	4,561,861	3.52	581	81.87
13.250% - 13.499%.................................................................	...........	24	5,886,056	4.55	565	73.38
13.500% - 13.749%.................................................................	...........	28	7,189,372	5.55	590	79.86
13.750% - 13.999%.................................................................	...........	40	10,807,053	8.35	584	82.46
14.000% - 14.249%.................................................................	...........	26	6,512,779	5.03	584	81.73
14.250% - 14.499%.................................................................	...........	37	8,201,364	6.34	588	81.68
14.500% - 14.749%.................................................................	...........	33	7,150,451	5.52	578	81.99
14.750% - 14.999%.................................................................	...........	42	10,528,533	8.13	595	83.31
15.000% - 15.249%.................................................................	...........	20	3,819,478	2.95	584	79.95
15.250% - 15.499%.................................................................	...........	24	3,676,872	2.84	587	82.96
15.500% - 15.749%.................................................................	...........	27	4,871,797	3.76	580	79.87
15.750% - 15.999%.................................................................	...........	22	3,859,806	2.98	564	81.02
16.000% - 16.249%.................................................................	...........	7	1,067,045	0.82	575	74.73
16.250% - 16.499%.................................................................	...........	6	1,131,889	0.87	563	83.84
16.500% - 16.749%.................................................................	...........	4	706,059	0.55	583	70.08
16.750% - 16.999%.................................................................	...........	4	1,117,987	0.86	605	89.45
17.000% - 17.249%.................................................................	...........	2	239,348	0.18	516	70.00
17.500% - 17.749%.................................................................	...........	2	527,315	0.41	518	75.96
Fixed..........................................................................................	...........	170	26,066,614	20.14	587	77.32
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Loan Group I was approximately 14.070%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group I

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.000% - 5.249%....................................................................	...........	1	$517,202	0.40%	550	90.00%
5.250% - 5.499%....................................................................	...........	1	479,478	0.37	628	95.00
5.500% - 5.749%....................................................................	...........	68	16,403,360	12.67	609	84.75
5.750% - 5.999%....................................................................	...........	11	2,721,892	2.10	590	74.75
6.000% - 6.249%....................................................................	...........	25	5,032,409	3.89	575	76.98
6.250% - 6.499%....................................................................	...........	11	2,089,093	1.61	555	74.85
6.500% - 6.749%....................................................................	...........	5	1,610,482	1.24	595	79.09
6.750% - 6.999%....................................................................	...........	21	6,143,125	4.75	598	78.76
7.000% - 7.249%....................................................................	...........	7	2,042,935	1.58	582	79.98
7.250% - 7.499%....................................................................	...........	20	4,753,380	3.67	596	75.41
7.500% - 7.749%....................................................................	...........	21	4,335,994	3.35	610	79.46
7.750% - 7.999%....................................................................	...........	20	5,481,098	4.23	600	77.89
8.000% - 8.249%....................................................................	...........	19	4,767,887	3.68	588	82.34
8.250% - 8.499%....................................................................	...........	26	5,740,700	4.44	569	72.08
8.500% - 8.749%....................................................................	...........	32	8,182,889	6.32	580	81.60
8.750% - 8.999%....................................................................	...........	37	9,528,942	7.36	571	81.57
9.000% - 9.249%....................................................................	...........	23	5,144,234	3.97	573	80.26
9.250% - 9.499%....................................................................	...........	20	4,545,906	3.51	583	83.86
9.500% - 9.749%....................................................................	...........	21	4,173,681	3.22	560	79.62
9.750% - 9.999%....................................................................	...........	18	4,314,731	3.33	579	87.38
10.000% - 10.249%.................................................................	...........	10	1,661,999	1.28	593	84.17
10.250% - 10.499%.................................................................	...........	8	1,207,222	0.93	553	83.98
10.500% - 10.749%.................................................................	...........	8	927,750	0.72	557	63.60
10.750% - 10.999%.................................................................	...........	4	531,269	0.41	543	76.19
11.000% - 11.249%...................................................................	...........	1	132,985	0.10	512	70.00
11.250% - 11.499%.....................................................................	...........	1	221,826	0.17	556	70.00
11.500% - 11.749%...................................................................	...........	2	543,875	0.42	530	60.64
11.750% - 11.999%...................................................................	...........	1	129,461	0.10	595	70.00
Fixed..........................................................................................	...........	170	26,066,614	20.14	587	77.32
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Loan Group I was approximately 7.776%.

Periodic Rate Cap of the Mortgage Loans in Loan Group I

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%.......................................................................................	...........	441	$103,048,471	79.62%	586	80.26%
1.500%.......................................................................................	...........	1	317,336	0.25	528	79.90
Fixed.........................................................................................	...........	170	26,066,614	20.14	587	77.32
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Loan Group I was approximately 1.002%.

Initial Rate Cap of the Mortgage Loans in Loan Group I

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000 - 2.249%.......................................................................	...........	231	$56,221,874	43.44%	574	79.20%
3.000 - 3.249%.......................................................................	...........	209	46,485,045	35.91	597	81.36
5.000 - 5.249%.......................................................................	...........	2	658,888	0.51	691	93.03
Fixed.........................................................................................	...........	170	26,066,614	20.14	587	77.32
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Loan Group I was approximately 2.469%.

Gross Margin of the Mortgage Loans in Loan Group I

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.750% - 4.999%....................................................................	...........	1	$131,147	0.10%	511	80.00%
5.000% - 5.249%....................................................................	...........	1	517,202	0.40	550	90.00
5.250% - 5.499%....................................................................	...........	135	34,581,867	26.72	587	82.29
5.500% - 5.749%....................................................................	...........	128	29,285,468	22.63	605	83.42
5.750% - 5.999%....................................................................	...........	116	27,041,517	20.89	569	75.70
6.000% - 6.249%....................................................................	...........	32	6,246,480	4.83	579	76.28
6.250% - 6.499%....................................................................	...........	13	2,363,425	1.83	558	75.40
6.750% - 6.999%....................................................................	...........	9	1,926,236	1.49	544	76.76
7.000% - 7.249%....................................................................	...........	2	301,818	0.23	573	60.85
7.250% - 7.499%....................................................................	...........	1	127,384	0.10	767	85.00
7.500% - 7.749%....................................................................	...........	2	225,645	0.17	603	100.00
7.750% - 7.999%....................................................................	...........	2	617,616	0.48	594	80.00
Fixed..........................................................................................	...........	170	26,066,614	20.14	587	77.32
Total.........	...........	612	$129,432,421	100.00%	586	79.67%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Loan Group I was approximately 5.625%.

Originator of the Mortgage Loans in Loan Group I

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BEAR STEARNS RESIDENTIAL……………………….	…........	120	$24,213,219	18.71%	608	79.68%
EMC MORTGAGE CORPORATION………………….	…........	174	35,013,292	27.05	591	82.00
PCC (formerly ENCORE)……………………………………..	…........	318	70,205,910	54.24	576	78.50
Total…......	…........	612	$129,432,421	100.00%	586	79.67%

Mortgage Interest Rates of the Mortgage Loans in Subgroup II-1

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%...................................................................	...........	8	$3,173,532	0.82%	692	80.43%
6.001% - 6.500%...................................................................	...........	61	21,659,951	5.61	657	74.75
6.501% - 7.000%...................................................................	...........	134	37,903,280	9.81	651	73.64
7.001% - 7.500%...................................................................	...........	156	47,834,256	12.38	630	76.11
7.501% - 8.000%...................................................................	...........	214	57,767,100	14.95	621	77.66
8.001% - 8.500%...................................................................	...........	192	57,242,344	14.82	615	80.13
8.501% - 9.000%...................................................................	...........	251	64,392,412	16.67	596	81.03
9.001% - 9.500%...................................................................	...........	126	32,623,431	8.44	580	80.60
9.501% - 10.000%...................................................................	...........	140	27,870,576	7.21	589	83.49
10.001% - 10.500%...................................................................	...........	69	13,138,206	3.40	581	84.58
10.501% - 11.000%...................................................................	...........	51	6,375,461	1.65	592	84.58
11.001% - 11.500%...................................................................	...........	67	5,791,790	1.50	639	91.74
11.501% - 12.000%...................................................................	...........	58	5,206,737	1.35	630	93.88
12.001% - 12.500%...................................................................	...........	38	3,479,582	0.90	625	94.43
12.501% - 13.000%...................................................................	...........	19	1,730,227	0.45	637	99.45
13.501% - 14.000%...................................................................	...........	2	105,966	0.03	640	100.00
14.000% and greater...................................................................	...........	1	20,986	0.01	599	100.00
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Subgroup II-1 was approximately 8.374%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-1

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.00% - 10.00%...............................................................	...........	1	$19,972	0.01%	602	9.62%
10.01% - 20.00%...............................................................	...........	3	191,707	0.05	558	16.30
20.01% - 30.00%...............................................................	...........	12	1,136,208	0.29	614	24.86
30.01% - 40.00%................................................................	...........	28	4,126,533	1.07	588	36.16
40.01% - 50.00%..............................................................	...........	49	8,861,323	2.29	616	46.66
50.01% - 60.00%..............................................................	...........	102	21,069,899	5.45	607	56.33
60.01% - 70.00%.............................................................	...........	256	55,524,840	14.37	591	66.55
70.01% - 80.00%...............................................................	...........	477	135,764,392	35.14	622	78.84
80.01% - 90.00%...............................................................	...........	291	100,077,342	25.91	606	87.29
90.01% - 100.00%...........................................................	...........	368	59,543,624	15.41	644	97.77
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Subgroup II-1 was approximately 79.56%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-1

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.00% - 10.00%...............................................................	...........	1	$19,972	0.01%	602	9.62%
10.01% - 20.00%...............................................................	...........	3	191,707	0.05	558	16.30
20.01% - 30.00%...............................................................	...........	12	1,136,208	0.29	614	24.86
30.01% - 40.00%................................................................	...........	27	4,042,210	1.05	588	36.21
40.01% - 50.00%..............................................................	...........	49	8,895,732	2.30	616	46.56
50.01% - 60.00%..............................................................	...........	102	21,069,899	5.45	607	56.33
60.01% - 70.00%.............................................................	...........	255	55,347,947	14.33	590	66.52
70.01% - 80.00%...............................................................	...........	239	62,095,732	16.07	578	77.55
80.01% - 90.00%...............................................................	...........	283	98,964,297	25.62	606	87.14
90.01% - 100.00%...........................................................	...........	616	134,552,136	34.83	652	87.97
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Subgroup II-1 was approximately 83.42%.

Original Principal Balances of the Mortgage Loans as of the cut-off date in Subgroup II-1

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $100,000...................................................................	...........	349	$24,191,082	6.26%	624	83.41%
$100,001 - $200,000...................................................................	...........	480	70,922,610	18.36	601	75.79
$200,001 - $300,000...................................................................	...........	307	75,421,168	19.52	607	74.92
$300,001 - $400,000...................................................................	...........	145	50,158,733	12.98	620	78.14
$400,001 - $500,000...................................................................	...........	142	64,486,386	16.69	617	81.87
$500,001 - $600,000...................................................................	...........	95	51,513,701	13.33	626	83.45
$600,001 - $700,000...................................................................	...........	42	26,993,757	6.99	630	84.22
$700,001 - $800,000...................................................................	...........	15	11,194,587	2.90	622	85.61
$800,001 and greater...................................................................	...........	12	11,433,815	2.96	626	84.24
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

As of the cut-off date, the average original principal balance of the mortgage loans in Subgroup II-1 was approximately $243,588.

Credit Score for the Mortgage Loans in Subgroup II-1

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519.............................................................................................	...........	96	$18,667,518	4.83%	510	70.71%
520 - 539.............................................................................................	...........	135	29,588,169	7.66	530	75.38
540 - 559.............................................................................................	...........	159	38,114,732	9.87	550	77.35
560 - 579.............................................................................................	...........	117	30,395,405	7.87	569	77.82
580 - 599.............................................................................................	...........	123	30,298,175	7.84	589	77.28
600 - 619.............................................................................................	...........	162	42,075,719	10.89	609	79.72
620 - 639.............................................................................................	...........	239	60,137,517	15.57	628	81.98
640 - 659.............................................................................................	...........	216	54,166,914	14.02	649	82.41
660 - 679.............................................................................................	...........	121	29,397,926	7.61	668	80.94
680 - 699.............................................................................................	...........	91	23,889,858	6.18	688	84.38
700 - 719.............................................................................................	...........	60	14,167,768	3.67	709	79.95
720 - 739.............................................................................................	...........	21	4,132,508	1.07	728	84.97
740 - 759.............................................................................................	...........	10	2,181,639	0.56	750	80.39
760 - 779.............................................................................................	...........	21	5,255,205	1.36	768	80.42
780 - 799.............................................................................................	...........	11	2,480,760	0.64	786	78.00
800 - 819.............................................................................................	...........	5	1,366,026	0.35	811	82.62
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

As of the cut-off date, the weighted average credit score of the mortgage loans in Subgroup II-1 was approximately 615.

Geographic Distribution of the Mortgaged Properties in Subgroup II-1*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama……………………………………………………………….	...........	2	$197,971	0.05%	527	79.55%
Arizona……………………………………………………………….	...........	78	14,978,161	3.88	617	79.14
California…………………………………………………………..	...........	474	157,428,139	40.75	623	79.96
Colorado……………………………………………………………..	...........	13	2,398,864	0.62	608	81.84
Connecticut…………………………………………………….	...........	13	2,570,641	0.67	608	78.18
Delaware………………………………………………………………	...........	1	314,967	0.08	554	90.00
District of Columbia…………………………………………………….	...........	8	2,938,991	0.76	572	77.19
Florida…………………………………………………………………	...........	203	40,678,262	10.53	607	77.91
Georgia…………………………………………………………………	...........	23	3,159,697	0.82	604	82.79
Hawaii……………………………………………………………..	...........	6	1,584,256	0.41	671	67.25
Idaho………………………………………………………………………	...........	4	826,932	0.21	599	91.13
Illinois……………………………………………………………….	...........	85	18,748,888	4.85	613	77.87
Indiana………………………………………………………………..	...........	14	1,282,968	0.33	603	88.61
Iowa…………………………………………………….	...........	9	637,874	0.17	585	81.91
Kansas…………………………………………………….	...........	4	431,218	0.11	584	81.62
Kentucky…………………………………………………….	...........	10	1,009,985	0.26	584	77.61
Louisiana…………………………………………………….	...........	6	914,917	0.24	598	81.83
Maine…………………………………………………….	...........	3	328,624	0.09	604	50.90
Maryland……………………………………………………………………..	...........	92	22,903,431	5.93	603	80.75
Massachusetts…………………………………………………….	...........	18	3,158,186	0.82	581	78.02
Michigan…………………………………………………….	...........	14	1,908,372	0.49	637	89.13
Minnesota…………………………………………………….	...........	8	1,544,768	0.40	631	84.11
Mississippi…………………………………………………….	...........	5	652,360	0.17	627	86.39
Missouri…………………………………………………….	...........	13	1,959,202	0.51	606	81.07
Nebraska…………………………………………………….	...........	1	219,245	0.06	570	90.00
Nevada…………………………………………………….	...........	38	9,693,725	2.51	639	80.83
New Hampshire…………………………………………………….	...........	2	259,898	0.07	640	71.80
New Jersey…………………………………………………….	...........	73	18,810,609	4.87	617	80.53
New Mexico…………………………………………………….	...........	9	1,278,826	0.33	573	80.37
New York…………………………………………………….	...........	108	33,175,744	8.59	620	79.11
North Carolina…………………………………………………….	...........	13	2,175,889	0.56	580	80.44
Ohio………………………………………………………………………………..	...........	13	1,139,949	0.30	625	95.41
Oklahoma…………………………………………………………….	...........	9	853,346	0.22	611	87.32
Oregon......……………………………………………………………..	...........	8	1,482,780	0.38	623	78.28
Pennsylvania…………………………………………………….	...........	34	5,116,746	1.32	597	80.63
Rhode Island…………………………………………………….	...........	2	457,411	0.12	618	91.27
South Carolina…………………………………………………….	...........	12	1,952,956	0.51	585	78.13
Tennessee…………………………………………………………..	...........	14	1,248,833	0.32	614	86.11
Texas…………………………………………………………………….	...........	30	4,149,753	1.07	608	83.55
Utah……………………………………………………………………..	...........	10	1,514,953	0.39	594	76.97
Virginia………………………………………………………………….	...........	69	13,260,812	3.43	601	74.89
Washington…………………………………………………………	...........	28	6,220,626	1.61	615	77.13
West Virginia………………………………………………………….	...........	4	509,202	0.13	561	72.89
Wisconsin…………………………………………………………….	...........	3	216,893	0.06	542	67.58
Wyoming………………………………………………………………….	...........	1	19,972	0.01	602	9.62
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

*No more than approximately 0.61% of the mortgage loans in Subgroup II-1 by principal balance of the related mortgage loans as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Subgroup II-1

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family...............................………………………	...........	106	$32,752,619	8.48%	641	78.52%
Condominium.............................................	...........	100	21,557,081	5.58	631	80.10
PUD........................................................................	...........	223	58,843,272	15.23	624	81.65
Single Family....................................................	...........	1152	272,587,749	70.56	609	79.21
Townhouse....................................................	...........	6	575,117	0.15	609	74.54
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

Occupancy Status of Mortgaged Properties in Subgroup II-1*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor..............................................................	...........	98	$20,997,424	5.44%	638	75.41%
Owner Occupied.................................................	...........	1,478	362,686,869	93.88	614	79.77
Second Home.............................................	...........	11	2,631,546	0.68	642	84.48
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Subgroup II-1

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months...........................................	...........	1	$99,325	0.03%	615	54.05%
180 - 239 months...........................................	...........	124	11,304,043	2.93	662	93.08
240 - 359 months........................................	...........	12	1,467,197	0.38	647	81.41
360 months.................................................	...........	1,450	373,445,274	96.67	614	79.15
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Subgroup II-1 was approximately 354 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Subgroup II-1

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months............................................	...........	1	$99,325	0.03%	615	54.05%
121 - 180 months............................................	...........	124	11,304,043	2.93	662	93.08
181 - 240 months.......................................	...........	12	1,467,197	0.38	647	81.41
301 - 360 months...........................................	...........	1,450	373,445,274	96.67	614	79.15
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Subgroup II-1 was approximately
353 months.

Loan Purpose for the Mortgage Loans in Subgroup II-1

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance...................................	...........	924	$240,694,714	62.31%	601	76.74%
Purchase..........................................................	...........	547	114,362,095	29.60	648	85.68
Rate/Term Refinance……………………………	...........	116	31,259,030	8.09	609	78.97
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

Documentation Type of the Mortgage Loans in Subgroup II-1

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative..........................................	...........	845	$190,291,473	49.26%	602	79.62%
Limited…………………………………………………………….	...........	1	595,492	0.15	531	60.00
Lite…………………………………………………………….	...........	22	5,398,502	1.40	601	78.92
Stated Income…………………………………………….	...........	719	190,030,372	49.19	629	79.59
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

Product Type of the Mortgage Loans in Subgroup II-1

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON……………………………………………………………..	...........	198	$31,638,277	8.19%	638	79.66%
FIXED……………………………………………………………………..	...........	324	46,915,044	12.14	628	77.24
FIXED DUAL AMORTIZATION	...........	3	873,686	0.23	614	76.76
FIXED IO…………………………………………………………………	...........	9	2,548,450	0.66	665	76.09
LIBOR 1/6 ARM………………………………………………….	…………	1	71,161	0.02	690	74.01
LIBOR 2/1 ARM…………………………………………………..	...........	3	768,300	0.20	754	100.00
LIBOR 2/6 ARM DUAL AMORT………………………………………….	...........	50	19,767,620	5.12	589	83.27
LIBOR 2/6 ARM…………………………………………………..	...........	392	89,924,060	23.28	594	79.61
LIBOR 2/6 BALLOON………………………………………..	...........	338	104,293,179	27.00	600	79.11
LIBOR 2/6 ARM IO……………………………………………..	...........	153	57,546,483	14.90	656	80.91
LIBOR 3/1 ARM…………………………………………………..	...........	6	456,785	0.12	742	100.00
LIBOR 3/6 ARM…………………………………………………….	...........	48	9,773,420	2.53	597	75.96
LIBOR 3/6 BALLOON…………………………...…..................	...........	23	7,747,680	2.01	605	80.89
LIBOR 3/6 ARM DUAL AMORTIZATION……..	………….	1	124,923	0.03	614	65.79
LIBOR 3/6 ARM IO………………………………………………	...........	20	8,688,255	2.25	646	83.17
LIBOR 5/6 ARM…………………………………………………….	...........	11	2,481,231	0.64	624	72.72
LIBOR 5/6 BALLOON……………………………………………….	...........	5	2,026,485	0.52	649	78.67
LIBOR 5/6 ARM IO……………………………………………….	...........	2	670,800	0.17	654	78.83
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

Rate Adjustment Frequency of the Mortgage Loans in Subgroup II-1

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months..........................................................................	...........	1044	$303,115,296	78.46%	610	79.87%
12 months.......................................................................	...........	9	1,225,085	0.32	750	100.00
Fixed................................................................	...........	534	81,975,458	21.22	633	78.14
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

Months to Next Rate Adjustment of the Mortgage Loans in Subgroup II-1

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 - 11 months...........................................................................	...........	1	$71,161	0.02%	690	74.01%
12 - 17 months.........................................................................	...........	5	1,490,216	0.39	597	87.13
18 - 23 months.........................................................................	...........	931	270,809,426	70.10	610	79.98
30 - 35 months.........................................................................	...........	98	26,791,062	6.94	617	80.09
54 - 59 months.........................................................................	...........	18	5,178,516	1.34	638	75.84
Fixed..................................................................................	...........	534	81,975,458	21.22	633	78.14
Total...........	...........	1,587	$386,315,839	100.00%	615	79.56%

The weighted average next rate adjustment for the adjustable rate mortgage loans in Subgroup II-1 is 24 months. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Subgroup II-1

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.750% - 10.999%...................................................................	...........	7	$2,851,532	0.74%	684	83.45%
11.250% - 11.499%...................................................................	...........	16	5,820,348	1.51	658	79.68
11.500% - 11.749%...................................................................	...........	23	7,684,848	1.99	656	79.25
11.750% - 11.999%...................................................................	...........	48	15,057,859	3.90	649	76.29
12.000% - 12.249%...................................................................	...........	31	10,489,968	2.72	620	77.56
12.250% - 12.499%...................................................................	...........	42	13,990,207	3.62	639	77.48
12.500% - 12.749%...................................................................	...........	49	15,697,760	4.06	626	80.85
12.750% - 12.999%...................................................................	...........	63	19,248,574	4.98	614	77.25
13.000% - 13.249%...................................................................	...........	36	10,768,261	2.79	646	79.49
13.250% - 13.499%...................................................................	...........	76	24,624,421	6.37	615	78.41
13.500% - 13.749%...................................................................	...........	67	19,670,541	5.09	603	80.42
13.750% - 13.999%...................................................................	...........	114	34,611,063	8.96	599	80.31
14.000% - 14.249%...................................................................	...........	55	16,298,712	4.22	618	78.24
14.250% - 14.499%...................................................................	...........	67	20,733,603	5.37	591	81.14
14.500% - 14.749%...................................................................	...........	63	16,200,926	4.19	612	82.51
14.750% - 14.999%...................................................................	...........	85	19,625,846	5.08	584	83.54
15.000% - 15.249%...................................................................	...........	38	9,523,300	2.47	590	80.45
15.250% - 15.499%...................................................................	...........	31	6,987,091	1.81	577	77.40
15.500% - 15.749%...................................................................	...........	37	9,955,125	2.58	604	84.05
15.750% - 15.999%...................................................................	...........	41	10,643,195	2.76	579	80.83
16.000% - 16.249%...................................................................	...........	13	2,871,725	0.74	590	81.38
16.250% - 16.499%...................................................................	...........	18	4,482,621	1.16	576	84.17
16.500% - 16.749%...................................................................	...........	17	3,654,316	0.95	586	87.04
16.750% - 16.999%...................................................................	...........	5	632,055	0.16	563	77.06
17.000% - 17.249%...................................................................	...........	6	988,151	0.26	546	73.99
17.250% - 17.499%...................................................................	...........	2	347,372	0.09	585	89.59
18.000% - 18.249%...................................................................	...........	1	349,752	0.09	541	54.10
18.250% - 18.499%...................................................................	...........	1	471,250	0.12	502	65.00
18.500% - 18.749%...................................................................	………….	1	59,960	0.02	538	12.24
Fixed.......................	...........	534	81,975,458	21.22	633	78.14
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Subgroup II-1 was approximately 13.772%.

Minimum Mortgage Rates of the Mortgage Loans in Subgroup II-1

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000% - 2.249%...................................................................	...........	1	$349,259	0.09%	685	69.99%
3.250% - 3.499%...................................................................	...........	7	934,971	0.24	763	100.00
4.250% - 4.499%...................................................................	...........	2	224,796	0.06	670	77.19
4.500% - 4.749%...................................................................	...........	2	717,783	0.19	667	74.93
4.750% - 4.999%...................................................................	...........	3	848,403	0.22	669	77.19
5.000% - 5.249%...................................................................	...........	1	79,783	0.02	596	66.67
5.250% - 5.499%...................................................................	...........	9	1,825,167	0.47	616	66.68
5.500% - 5.749%...................................................................	...........	15	2,114,817	0.55	611	80.55
5.750% - 5.999%...................................................................	...........	17	4,805,205	1.24	666	82.67
6.000% - 6.249%...................................................................	...........	52	15,296,024	3.96	617	76.29
6.250% - 6.499%...................................................................	...........	59	20,631,022	5.34	635	81.13
6.500% - 6.749%...................................................................	...........	46	12,436,080	3.22	640	79.71
6.750% - 6.999%...................................................................	...........	98	31,448,706	8.14	614	80.17
7.000% - 7.249%...................................................................	...........	42	13,583,198	3.52	622	78.18
7.250% - 7.499%...................................................................	...........	66	19,144,750	4.96	627	77.54
7.500% - 7.749%...................................................................	...........	77	22,861,936	5.92	620	84.04
7.750% - 7.999%...................................................................	...........	84	25,727,107	6.66	615	77.95
8.000% - 8.249%...................................................................	...........	41	11,710,118	3.03	637	78.54
8.250% - 8.499%...................................................................	...........	72	22,852,231	5.92	608	80.58
8.500% - 8.749%...................................................................	...........	61	17,271,406	4.47	606	81.67
8.750% - 8.999%...................................................................	...........	88	27,386,841	7.09	585	82.02
9.000% - 9.249%...................................................................	...........	30	7,684,423	1.99	594	79.69
9.250% - 9.499%...................................................................	...........	42	13,910,381	3.60	578	82.46
9.500% - 9.749%...................................................................	...........	30	7,737,538	2.00	588	79.83
9.750% - 9.999%...................................................................	...........	49	11,072,830	2.87	577	80.11
10.000% - 10.249%...................................................................	...........	12	2,991,450	0.77	580	78.33
10.250% - 10.499%...................................................................	...........	17	3,538,857	0.92	547	78.30
10.500% - 10.749%...................................................................	...........	9	1,587,567	0.41	564	80.81
10.750% - 10.999%...................................................................	...........	7	1,397,250	0.36	510	69.65
11.000% - 11.249%...................................................................	...........	6	734,160	0.19	542	54.98
11.250% - 11.499%...................................................................	...........	2	177,262	0.05	566	80.56
11.500% - 11.749%...................................................................	...........	2	473,503	0.12	519	65.74
11.750% - 11.999%..................................................................	...........	2	240,824	0.06	508	63.57
12.000% - 12.249%..................................................................	...........	1	73,480	0.02	512	70.00
12.250% - 12.499%..................................................................	...........	1	471,250	0.12	502	65.00
Fixed.........................................................................................	...........	534	81,975,458	21.22	633	78.14
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Subgroup II-1 was approximately 7.836%.

Periodic Rate Cap of the Mortgage Loans in Subgroup II-1

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%............................................................................	...........	1010	$290,737,797	75.26%	610	79.84%
2.000%.............................................................................	...........	43	13,602,584	3.52	632	82.26
Fixed...............................................................................	...........	534	81,975,458	21.22	633	78.14
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Subgroup II-1 was approximately 1.045%.

Initial Rate Cap of the Mortgage Loans in Subgroup II-1

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.000% - 1.499%...............................................................	...........	1	$149,890	0.04%	649	25.00%
2.000% - 2.249%...............................................................	...........	676	200,875,252	52.00	611	79.73
3.000% - 3.249%..............................................................	...........	374	102,930,243	26.64	611	80.50
5.000% - 5.249%..............................................................	...........	1	241,692	0.06	553	66.85
6.000% - 6.249%..............................................................	...........	1	143,305	0.04	534	70.00
Fixed...................................................................................	...........	534	81,975,458	21.22	633	78.14
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Subgroup II-1 was approximately 2.342%.

Gross Margin of the Mortgage Loans in Subgroup II-1

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000% - 2.249%..................................................................	...........	1	$349,259	0.09%	685	69.99%
2.500% - 2.749%..................................................................	...........	1	249,375	0.06	641	95.00
3.250% - 3.499%..................................................................	...........	7	934,971	0.24	763	100.00
4.250% - 4.499%..................................................................	...........	3	426,207	0.11	691	87.97
4.500% - 4.749%..................................................................	...........	2	717,783	0.19	667	74.93
4.750% - 4.999%..................................................................	...........	3	848,403	0.22	669	77.19
5.000% - 5.249%..................................................................	...........	3	350,752	0.09	682	55.08
5.250% - 5.499%..................................................................	...........	442	138,097,965	35.75	627	81.03
5.500% - 5.749%..................................................................	...........	50	11,384,003	2.95	627	79.08
5.750% - 5.999%..................................................................	...........	222	59,792,001	15.48	573	76.08
6.000% - 6.249%..................................................................	...........	55	15,938,855	4.13	617	76.44
6.250% - 6.499%..................................................................	...........	46	16,066,142	4.16	622	81.71
6.500% - 6.749%..................................................................	...........	58	13,553,442	3.51	622	79.07
6.750% - 6.999%..................................................................	...........	86	27,260,651	7.06	591	81.76
7.000% - 7.249%..................................................................	...........	7	1,713,652	0.44	604	80.57
7.250% - 7.499%..................................................................	...........	22	5,165,295	1.34	592	77.56
7.500% - 7.749%..................................................................	...........	24	6,768,123	1.75	619	93.68
7.750% - 7.999%..................................................................	...........	7	1,612,330	0.42	538	77.34
8.000% - 8.249%..................................................................	...........	4	1,074,709	0.28	559	74.40
8.250% - 8.499%..................................................................	...........	4	1,174,611	0.30	581	82.56
8.500% - 8.749%..................................................................	...........	3	464,073	0.12	537	70.06
8.750% - 8.999%..................................................................	...........	2	283,181	0.07	563	93.02
9.500% - 9.749%..................................................................	...........	1	114,599	0.03	528	84.96
Fixed.....................................................................................	...........	534	81,975,458	21.22	633	78.14
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Subgroup II-1 was approximately 5.840%.

Originator of the Mortgage Loans in Subgroup II-1

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
PCC (formerly ENCORE	...........	1021	$259,629,960	67.21%	615	78.83%
NATIONAL CITY…………………………………………………..	...........	174	28,674,928	7.42	629	82.61
QUICK LOAN FUNDING……………………………………………	...........	81	23,106,170	5.98	596	82.01
OTHER……………………………………………………………………	...........	311	74,904,781	19.39	617	80.19
Total.........	...........	1,587	$386,315,839	100.00%	615	79.56%

Mortgage Interest Rates of the Mortgage Loans in Subgroup II-2

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%..................................................................	...........	2	$539,744	0.52%	671	78.85%
6.001% - 6.500%..................................................................	...........	13	3,617,211	3.49	661	82.48
6.501% - 7.000%..................................................................	...........	52	13,433,113	12.97	638	82.85
7.001% - 7.500%..................................................................	...........	46	11,201,963	10.81	635	83.26
7.501% - 8.000%..................................................................	...........	90	20,333,392	19.63	631	84.43
8.001% - 8.500%..................................................................	...........	75	15,260,908	14.73	621	85.84
8.501% - 9.000%..................................................................	...........	99	20,283,387	19.58	609	86.90
9.001% - 9.500%..................................................................	...........	34	6,881,176	6.64	614	86.77
9.501% - 10.000%..................................................................	...........	31	5,696,366	5.50	595	84.53
10.001% - 10.500%	...........	12	1,588,994	1.53	586	89.25
10.501% - 11.000%..................................................................	...........	16	1,366,944	1.32	607	92.00
11.001% - 11.500%..................................................................	...........	16	956,703	0.92	620	96.48
11.501% - 12.000%..................................................................	...........	29	1,215,770	1.17	639	99.71
12.001% - 12.500%..................................................................	...........	18	775,930	0.75	630	99.86
12.501% - 13.000%..................................................................	...........	9	449,286	0.43	630	100.00
Total...........................................................................	...........	542	$103,600,886	100.00%	624	85.50%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Subgroup II-2 was approximately 8.262%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-2

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
70.01% - 80.00%............................................	...........	192	$40,566,850	39.16%	628	78.42%
80.01% - 90.00%...........................................	...........	192	44,074,305	42.54	619	87.59
90.01% - 100.00%..........................................	...........	158	18,959,731	18.30	625	95.80
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Subgroup II-2 was approximately 85.50%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-2

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
70.01% - 80.00%............................................	...........	116	$24,936,740	24.07%	617	77.59%
80.01% - 90.00%...........................................	...........	186	42,596,906	41.12	620	87.60
90.01% - 100.00%..........................................	...........	240	36,067,240	34.81	633	88.51
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Subgroup II-2 was approximately 88.64%.

Original Principal Balances of the Mortgage Loans as of the cut-off date in Subgroup II-2

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $100,000..................................................................	...........	141	$8,140,674	7.86%	627	91.73%
$100,001 - $200,000..................................................................	...........	176	27,522,252	26.57	622	84.29
$200,001 - $300,000..................................................................	...........	128	31,756,247	30.65	621	85.36
$300,001 - $400,000..................................................................	...........	80	28,087,507	27.11	628	85.23
$400,001 - $500,000..................................................................	...........	12	5,283,846	5.10	624	85.46
$500,001 - $600,000..................................................................	...........	4	2,171,341	2.10	608	84.98
$600,001 - $700,000..................................................................	...........	1	639,018	0.62	631	80.00
Total...........................................................................	...........	542	$103,600,886	100.00%	624	85.50%

As of the cut-off date, the average original principal balance of the mortgage loans in Subgroup II-2 was approximately $191,289.

Credit Score for the Mortgage Loans in Subgroup II-2

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519............................................................................................	...........	1	$201,000	0.19%	500	73.09%
520 - 539............................................................................................	...........	1	$107,313	0.10	528	90.00
540 - 559............................................................................................	...........	13	3,027,403	2.92	557	84.76
560 - 579............................................................................................	...........	55	11,020,976	10.64	569	84.01
580 - 599............................................................................................	...........	65	12,328,729	11.90	590	87.18
600 - 619............................................................................................	...........	99	19,306,820	18.64	609	85.56
620 - 639............................................................................................	...........	124	23,737,597	22.91	629	85.83
640 - 659............................................................................................	...........	99	17,535,068	16.93	650	85.36
660 - 679............................................................................................	...........	51	8,825,588	8.52	668	85.15
680 - 699............................................................................................	...........	19	4,661,884	4.50	688	85.89
700 - 719............................................................................................	...........	10	1,828,829	1.77	707	84.50
720 - 739............................................................................................	...........	3	755,877	0.73	727	83.45
740 - 759............................................................................................	...........	1	179,957	0.17	755	80.00
760 - 779............................................................................................	...........	1	83,846	0.08	762	80.00
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

As of the cut-off date, the weighted average credit score of the mortgage loans in Subgroup II-2 was approximately 624.

Geographic Distribution of the Mortgaged Properties in Subgroup II-2*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Arizona…………………………………………………….	...........	23	$3,946,288	3.81%	625	84.25%
Arkansas…………………………………………………….	...........	3	240,875	0.23	619	86.89
California…………………………………………………….	...........	99	28,043,767	27.07	628	85.55
Colorado…………………………………………………….	...........	5	480,370	0.46	623	84.94
Connecticut…………………………………………………….	...........	6	1,357,230	1.31	639	85.57
Delaware…………………………………………………….	...........	1	134,976	0.13	583	90.00
District of Columbia…………………………………………………….	...........	4	1,002,483	0.97	627	85.50
Florida…………………………………………………….	...........	46	8,227,398	7.94	620	81.70
Georgia…………………………………………………….	...........	32	4,479,656	4.32	624	84.98
Hawaii…………………………………………………….	...........	7	2,085,026	2.01	612	88.71
Idaho…………………………………………………….	...........	3	756,916	0.73	639	87.64
Illinois…………………………………………………….	...........	69	12,053,160	11.63	622	86.90
Indiana…………………………………………………….	...........	5	357,424	0.35	620	87.03
Iowa…………………………………………………………..	...........	3	253,554	0.24	604	84.42
Kentucky…………………………………………………….	...........	4	482,897	0.47	627	92.54
Louisiana…………………………………………………….	...........	2	454,061	0.44	605	92.25
Maine……………………………………………………………………..	...........	1	208,804	0.20	555	88.94
Maryland……………………………………………………………………..	...........	25	4,480,277	4.32	634	84.79
Massachusetts…………………………………………………….	...........	6	1,531,673	1.48	646	83.16
Michigan…………………………………………………….	...........	1	167,339	0.16	566	90.00
Minnesota…………………………………………………….	...........	5	957,368	0.92	607	92.18
Mississippi…………………………………………………….	...........	2	141,280	0.14	604	81.70
Missouri…………………………………………………….	...........	5	476,248	0.46	597	89.59
Nebraska…………………………………………………….	...........	1	252,225	0.24	575	95.00
Nevada…………………………………………………….	...........	21	3,910,786	3.77	625	84.56
New Hampshire…………………………………………………….	...........	1	327,825	0.32	668	80.00
New Jersey…………………………………………………….	...........	19	3,154,714	3.05	631	85.44
New Mexico…………………………………………………….	...........	7	997,203	0.96	611	88.02
New York…………………………………………………….	...........	23	6,012,634	5.80	637	82.91
North Carolina…………………………………………………….	...........	6	1,145,175	1.11	600	90.69
Ohio…………………………………………………….	...........	17	1,376,706	1.33	619	87.31
Oklahoma…………………………………………………….	...........	2	326,090	0.31	602	88.50
Oregon......…………………………………………………….	...........	7	984,166	0.95	638	86.18
Pennsylvania…………………………………………………….	...........	18	2,671,738	2.58	615	85.44
Rhode Island…………………………………………………….	...........	1	220,919	0.21	617	81.85
South Carolina…………………………………………………….	...........	4	615,417	0.59	583	82.72
Tennessee…………………………………………………….	...........	6	638,486	0.62	604	89.97
Texas…………………………………………………….	...........	7	667,633	0.64	623	80.64
Utah……………………………………………………………	...........	2	295,278	0.29	623	82.58
Virginia…………………………………………………….	...........	24	3,503,901	3.38	608	88.78
Washington……………………………………………….	...........	12	2,515,432	2.43	632	86.53
West Virginia……………………………………………….	...........	2	445,518	0.43	590	82.44
Wisconsin……………………………………………….	...........	5	1,219,974	1.18	591	85.44
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

*No more than approximately 0.86% of the mortgage loans in Subgroup II-2 by principal balance of the related mortgage loans as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Subgroup II-2

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family...............................……………………	...........	30	$10,243,996	9.89%	626	83.57%
Condominium...............................................	...........	39	6,195,710	5.98	633	86.01
PUD.................................................................	...........	63	12,269,659	11.84	622	85.47
Single Family...............................................	...........	406	74,465,511	71.88	623	85.73
Townhouse.....................................................	...........	4	426,009	0.41	664	86.86
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

Occupancy Status of Mortgaged Properties in Subgroup II-2*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor............................................................	...........	30	$7,077,938	6.83%	643	85.54%
Owner Occupied.......................................	...........	508	95,509,938	92.19	623	85.55
Second Home..............................................	...........	4	1,013,010	0.98	587	80.78
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Subgroup II-2

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
180 - 239 months........................................	...........	49	$2,423,868	2.34%	625	96.91%
240 - 359 months.........................................	...........	2	156,713	0.15	630	95.94
360 months...................................................	...........	491	101,020,305	97.51	624	85.21
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Subgroup II-2 was approximately 356 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Subgroup II-2

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
121 - 180 months...........................................	...........	49	$2,423,868	2.34%	625	96.91%
181 - 240 months...............................................	...........	1	127,132	0.12	627	95.00
241 - 300 months...............................................	...........	1	29,580	0.03	641	100.00
301 - 360 months...............................................	...........	491	101,020,305	97.51	624	85.21
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Subgroup II-2 was approximately 354 months.

Loan Purpose for the Mortgage Loans in Subgroup II-2

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance...................................	...........	360	$77,149,154	74.47%	621	85.59%
Purchase...........................................................	...........	103	10,714,588	10.34	643	84.81
Rate/Term Refinance……………...………...	...........	79	15,737,144	15.19	622	85.54
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

Documentation Type of the Mortgage Loans in Subgroup II-2

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative..........................................	...........	342	$61,309,210	59.18%	619	85.77%
Lite………………………………………………………..	...........	9	1,478,649	1.43	609	80.56
Stated Income…………………………………………	...........	191	40,813,027	39.39	632	85.28
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

Product Type of the Mortgage Loans in Subgroup II-2

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON…………………………………..…………………………	...........	73	$8,627,081	8.33%	643	86.52%
FIXED…………………………………………………………………	...........	112	14,211,883	13.72	628	87.23
FIXED DUAL AMORTIZATION………………………………………………………	...........	4	728,800	0.70	623	80.63
FIXED IO……………………………………………………………..		4	764,024	0.74	663	79.57
LIBOR 2/6 BALLOON…………………..……………………….		115	28,729,791	27.73	614	85.48
LIBOR 2/6 ARM…………………………………………………….		118	22,391,294	21.61	615	85.15
LIBOR 2/6 ARM DUAL AMORT……………………………………..		21	5,611,209	5.42	615	88.73
LIBOR 2/6 ARM IO…………………………………………….		52	13,509,214	13.04	639	83.63
LIBOR 3/6 ARM………………………………………………….		14	2,109,399	2.04	604	84.97
LIBOR 3/6 ARM BALLOON……………………….		10	2,503,707	2.42	632	84.07
LIBOR 3/6 ARM DUAL AMORT……………………………………..		1	270,473	0.26	643	95.00
LIBOR 3/6 ARM IO…………………………………………..		8	1,663,749	1.61	639	86.10
LIBOR 5/6 ARM……………………………………………….		4	855,781	0.83	630	81.87
LIBOR 5/6 ARM BALLOON……………………….		3	704,775	0.68	616	83.80
LIBOR 5/6 ARM IO……………………………………………..		3	919,705	0.89	667	81.07
Total.........		542	$103,600,886	100.00%	624	85.50%

Rate Adjustment Frequency of the Mortgage Loans in Subgroup II-2

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months .....	349	$79,269,097	76.51%	620	85.19%
Fixed ...	193	24,331,789	23.49	634	86.54
Total.........	542	$103,600,886	100.00%	624	85.50%

Months to Next Rate Adjustment of the Mortgage Loans in Subgroup II-2

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12 - 17 months ..........		3	$566,753	0.55%	652	81.42%
18 - 23 months ..........		303	69,674,755	67.25	619	85.31
30 - 35 months ..		33	6,547,328	6.32	625	85.33
54 - 59 months .........................................................	...........	10	2,480,261	2.39	640	82.12
Fixed............................................................................	...........	193	24,331,789	23.49	634	86.54
Total...........	...........	542	$103,600,886	100.00%	624	85.50%

The weighted average next rate adjustment for the adjustable rate mortgage loans in Subgroup II-2 is 24 months. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Subgroup II-2

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.750% - 10.999%............................................................................	...........	1	$251,744	0.24%	701	80.00%
11.000% - 11.249%............................................................................	...........	4	1,095,383	1.06	637	80.48
11.250% - 11.499%............................................................................	...........	4	932,365	0.90	648	82.75
11.500% - 11.749%............................................................................	...........	4	1,107,671	1.07	637	83.68
11.750% - 11.999%............................................................................	...........	23	6,812,331	6.58	632	83.93
12.000% - 12.249%............................................................................	...........	7	2,065,306	1.99	646	82.56
12.250% - 12.499%............................................................................	...........	11	2,515,009	2.43	620	84.74
12.500% - 12.749%............................................................................	...........	14	2,670,337	2.58	606	84.81
12.750% - 12.999%............................................................................	...........	28	6,040,223	5.83	626	83.74
13.000% - 13.249%............................................................................	...........	8	1,517,933	1.47	608	85.43
13.250% - 13.499%............................................................................	...........	19	4,647,645	4.49	618	86.40
13.500% - 13.749%............................................................................	...........	20	4,779,556	4.61	615	85.79
13.750% - 13.999%............................................................................	...........	45	10,864,399	10.49	630	86.05
14.000% - 14.249%............................................................................	...........	16	4,118,606	3.98	618	84.01
14.250% - 14.499%............................................................................	...........	25	5,121,880	4.94	626	87.14
14.500% - 14.749%............................................................................	...........	33	7,426,476	7.17	623	85.73
14.750% - 14.999%............................................................................	...........	36	7,289,620	7.04	607	85.20
15.000% - 15.249%............................................................................	...........	12	2,025,550	1.96	590	85.00
15.250% - 15.499%............................................................................	...........	11	2,240,490	2.16	619	87.15
15.500% - 15.749%............................................................................	...........	7	1,713,661	1.65	598	80.61
15.750% - 15.999%............................................................................	...........	11	2,033,004	1.96	610	88.27
16.250% - 16.499%............................................................................	...........	2	342,762	0.33	628	95.00
16.500% - 16.749%............................................................................	...........	4	888,303	0.86	570	86.72
16.750% - 16.999%............................................................................	...........	3	481,137	0.46	587	83.21
17.250% - 17.499%............................................................................	...........	1	287,706	0.28	595	90.00
Fixed...................................................................................................	...........	193	24,331,789	23.49	634	86.54
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Subgroup II-2 was approximately 13.748%.

Minimum Mortgage Rates of the Mortgage Loans in Subgroup II-2

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.500% - 4.749%............................................................................	...........	1	$71,872	0.07%	688	80.00%
4.750% - 4.999%............................................................................	...........	1	72,587	0.07	625	80.00
5.000% - 5.249%............................................................................	...........	2	173,654	0.17	695	77.41
5.250% - 5.499%............................................................................	...........	4	689,149	0.67	622	83.21
5.500% - 5.749%............................................................................	...........	5	945,936	0.91	589	83.78
5.750% - 5.999%............................................................................	...........	8	1,606,677	1.55	653	85.75
6.000% - 6.249%............................................................................	...........	29	6,725,155	6.49	640	82.78
6.250% - 6.499%............................................................................	...........	20	4,198,013	4.05	624	85.63
6.500% - 6.749%............................................................................	...........	15	3,511,169	3.39	639	89.23
6.750% - 6.999%............................................................................	...........	52	14,180,730	13.69	620	84.92
7.000% - 7.249%............................................................................	...........	11	2,630,636	2.54	639	82.25
7.250% - 7.499%............................................................................	...........	24	5,218,946	5.04	617	84.60
7.500% - 7.749%............................................................................	...........	28	5,274,764	5.09	618	84.67
7.750% - 7.999%............................................................................	...........	33	7,466,874	7.21	630	83.22
8.000% - 8.249%............................................................................	...........	10	2,054,791	1.98	620	83.04
8.250% - 8.499%............................................................................	...........	19	4,340,189	4.19	617	88.61
8.500% - 8.749%............................................................................	...........	19	4,594,376	4.43	614	86.92
8.750% - 8.999%............................................................................	...........	27	6,171,963	5.96	609	88.36
9.000% - 9.249%............................................................................	...........	12	3,109,106	3.00	611	84.67
9.250% - 9.499%............................................................................	...........	6	1,089,394	1.05	621	89.89
9.500% - 9.749%............................................................................	...........	8	1,874,742	1.81	601	83.66
9.750% - 9.999%............................................................................	...........	7	1,323,755	1.28	594	82.49
10.000% - 10.249%............................................................................	...........	1	142,778	0.14	556	85.00
10.250% - 10.499%............................................................................	...........	1	231,167	0.22	563	85.00
10.500% - 10.749%............................................................................	...........	4	1,115,630	1.08	562	84.05
10.750% - 10.999%............................................................................	...........	1	167,339	0.16	566	90.00
11.250% - 11.499%............................................................................	...........	1	287,706	0.28	595	90.00
Fixed...................................................................................................	...........	193	24,331,789	23.49	634	86.54
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Subgroup II-2 was approximately 7.586%.

Periodic Rate Cap of the Mortgage Loans in Subgroup II-2

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%...............................................................	...........	340	$76,979,527	74.30%	620	85.17%
2.000%.............................................................	...........	9	2,289,570	2.21	629	85.75
Fixed.............................................................	...........	193	24,331,789	23.49	634	86.54
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Subgroup II-2 was approximately 1.029%.

Initial Rate Cap of the Mortgage Loans in Subgroup II-2

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000% - 2.249%	...........	167	$39,244,519	37.88%	616	85.41%
3.000% - 3.249%............................................................................	...........	179	39,536,905	38.16	625	84.97
5.000% - 5.249%............................................................................	...........	2	278,869	0.27	664	81.63
6.000% - 6.249%............................................................................	...........	1	208,804	0.20	555	88.94
Fixed................................................................................................	...........	193	24,331,789	23.49	634	86.54
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Subgroup II-2 was approximately 2.520%.

Gross Margin of the Mortgage Loans in Subgroup II-2

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.500% - 4.749%............................................................................	...........	1	$71,872	0.07%	688	80.00%
4.750% - 4.999%............................................................................	...........	2	288,987	0.28	682	80.00
5.000% - 5.249%............................................................................	...........	3	503,654	0.49	620	77.57
5.250% - 5.499%............................................................................	...........	127	29,397,957	28.38	623	85.77
5.500% - 5.749%............................................................................	...........	25	5,833,361	5.63	610	85.22
5.750% - 5.999%............................................................................	...........	40	9,155,101	8.84	600	83.91
6.000% - 6.249%............................................................................	...........	26	5,993,773	5.79	639	83.03
6.250% - 6.499%............................................................................	...........	23	4,963,130	4.79	619	84.57
6.500% - 6.749%............................................................................	...........	32	7,352,361	7.10	636	86.33
6.750% - 6.999%............................................................................	...........	45	11,589,571	11.19	616	85.86
7.000% - 7.249%............................................................................	...........	4	565,329	0.55	613	81.10
7.250% - 7.499%............................................................................	...........	11	2,027,580	1.96	603	85.46
7.500% - 7.749%............................................................................	...........	9	1,218,421	1.18	624	89.06
7.750% - 7.999%............................................................................	...........	1	308,000	0.30	637	75.12
Fixed...............................................................................................	...........	193	24,331,789	23.49	634	86.54
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Subgroup II-2 was approximately 5.954%.

Originator of the Mortgage Loans in Subgroup II-2

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
PCC (formerly ENCORE)……………………………………………..	...........	290	$56,347,627	54.39%	622	85.74%
NATIONAL CITY…………………………………………………..	...........	74	10,394,321	10.03	622	85.81
QUICK LOAN FUNDING…………………………………………………..	...........	40	9,208,566	8.89	619	87.32
IMPAC MORTGAGE…………………………………………………..	...........	32	7,443,380	7.18	622	83.58
LIBERTY AMERICAN…………………………………………………..	...........	22	5,577,052	5.38	639	84.03
OTHER…………………………………………………..	...........	84	14,629,941	14.12	630	84.78
Total.........	...........	542	$103,600,886	100.00%	624	85.50%

Mortgage Interest Rates of the Mortgage Loans in Subgroup II-3

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%............................................................................	...........	6	$1,806,100	1.69%	668	85.13%
6.001% - 6.500%............................................................................	...........	14	4,338,193	4.07	653	82.57
6.501% - 7.000%............................................................................	...........	57	15,032,641	14.10	637	82.96
7.001% - 7.500%............................................................................	...........	61	15,128,000	14.19	629	84.12
7.501% - 8.000%............................................................................	...........	97	22,633,266	21.23	621	85.75
8.001% - 8.500%............................................................................	...........	62	16,161,069	15.16	614	85.09
8.501% - 9.000%............................................................................	...........	68	14,759,009	13.84	610	87.01
9.001% - 9.500%............................................................................	...........	39	7,618,615	7.15	609	84.29
9.501% - 10.000%............................................................................	...........	31	6,017,537	5.64	602	84.93
10.001% - 10.500%............................................................................	...........	9	1,915,466	1.80	613	86.15
10.501% - 11.000%............................................................................	...........	6	1,016,229	0.95	592	89.56
11.001% - 11.500%............................................................................	...........	2	189,205	0.18	598	87.73
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Subgroup II-3 was approximately 8.018%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-3

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
70.01% - 80.00%............................................	...........	157	$37,651,451	35.32%	614	77.84%
80.01% - 90.00%...........................................	...........	236	55,771,664	52.31	623	87.44
90.01% - 100.00%..........................................	...........	59	13,192,216	12.37	638	94.78
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Subgroup II-3 was approximately 84.96%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Subgroup II-3

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
70.01% - 80.00%...............................................	...........	130	$32,187,194	30.19%	609	77.48%
80.01% - 90.00%..........................................	...........	229	54,534,947	51.15	624	87.45
90.01% - 100.00%.........................................	...........	93	19,893,190	18.66	637	90.21
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Subgroup II-3 was approximately 86.10%.

Original Principal Balances of the Mortgage Loans as of the cut-off date in Subgroup II-3

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $100,000............................................................................	...........	32	$2,385,804	2.24%	617	85.43%
$100,001 - $200,000............................................................................	...........	149	23,525,767	22.07	620	84.69
$200,001 - $300,000............................................................................	...........	154	38,054,000	35.69	622	85.61
$300,001 - $400,000............................................................................	...........	94	32,547,406	30.53	621	84.92
$400,001 - $500,000............................................................................	...........	21	9,035,582	8.47	630	83.55
$500,001 - $600,000............................................................................	...........	2	1,066,771	1.00	614	79.69
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

As of the cut-off date, the average original principal balance of the mortgage loans in Subgroup II-3 was approximately $235,982.

Credit Score for the Mortgage Loans in Subgroup II-3

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
520 - 539...................................................................................................	...........	2	$423,868	0.40%	524	84.25%
540 - 559...................................................................................................	...........	12	2,705,640	2.54	554	82.44
560 - 579...................................................................................................	...........	56	12,318,518	11.55	569	82.96
580 - 599...................................................................................................	...........	69	16,810,111	15.77	587	84.00
600 - 619...................................................................................................	...........	89	19,371,226	18.17	609	84.37
620 - 639...................................................................................................	...........	94	23,161,358	21.72	628	85.98
640 - 659...................................................................................................	...........	61	14,868,879	13.95	648	86.02
660 - 679...................................................................................................	...........	29	6,807,086	6.38	669	85.30
680 - 699...................................................................................................	...........	24	5,859,325	5.50	689	86.03
700 - 719...................................................................................................	...........	9	2,482,507	2.33	709	87.44
720 - 739...................................................................................................	...........	3	690,480	0.65	726	85.78
740 - 759...................................................................................................	...........	3	877,951	0.82	753	88.47
760 - 779...................................................................................................	...........	1	238,380	0.22	770	90.00
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

As of the cut-off date, the weighted average credit score of the mortgage loans in Subgroup II-3 was approximately 622.

Geographic Distribution of the Mortgaged Properties in Subgroup II-3*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………….	...........	1	$378,869	0.36%	649	94.99%
Arizona…………………………………………………….	...........	17	3,661,025	3.43	636	88.15
Arkansas…………………………………………………….	...........	1	251,805	0.24	645	80.00
California…………………………………………………….	...........	97	30,442,204	28.55	624	83.63
Colorado…………………………………………………….	...........	2	447,579	0.42	604	80.14
Connecticut…………………………………………………….	...........	4	1,011,974	0.95	634	88.25
District of Columbia…………………………………………………….	...........	4	1,164,772	1.09	607	86.97
Florida…………………………………………………….	...........	58	13,292,772	12.47	626	84.12
Georgia…………………………………………………….	...........	21	3,415,275	3.20	619	85.17
Hawaii…………………………………………………….	...........	1	223,835	0.21	636	80.00
Idaho…………………………………………………….	...........	1	179,961	0.17	529	90.00
Illinois…………………………………………………….	...........	52	11,184,249	10.49	629	85.86
Indiana…………………………………………………….	...........	6	770,510	0.72	634	89.11
Iowa…………………………………………………………..	...........	1	125,946	0.12	566	90.00
Louisiana…………………………………………………….	...........	2	317,775	0.30	621	73.62
Maine…………………………………………………….	...........	2	439,722	0.41	632	87.58
Maryland……………………………………………………………………..	...........	28	6,705,718	6.29	608	85.25
Massachusetts…………………………………………………….	...........	2	579,132	0.54	599	81.01
Minnesota…………………………………………………….	...........	5	834,671	0.78	603	81.47
Mississippi…………………………………………………….	...........	4	626,940	0.59	580	88.26
Missouri…………………………………………………….	...........	2	233,721	0.22	574	90.00
Nevada…………………………………………………….	...........	10	2,371,628	2.22	633	85.62
New Hampshire…………………………………………………….	...........	1	259,938	0.24	682	90.00
New Jersey…………………………………………………….	...........	20	5,415,013	5.08	601	86.39
New Mexico…………………………………………………….	...........	6	1,283,364	1.20	597	89.68
New York…………………………………………………….	...........	15	3,799,417	3.56	619	83.35
North Carolina…………………………………………………….	...........	4	775,899	0.73	599	84.68
Ohio…………………………………………………….	...........	5	552,345	0.52	619	82.68
Oklahoma…………………………………………………….	...........	3	661,397	0.62	580	87.82
Oregon......…………………………………………………….	...........	7	1,348,607	1.26	656	84.96
Pennsylvania…………………………………………………….	...........	17	3,023,521	2.84	616	85.70
Rhode Island…………………………………………………….	...........	3	937,205	0.88	664	86.00
South Carolina…………………………………………………….	...........	3	361,643	0.34	617	81.16
Tennessee…………………………………………………….	...........	6	876,211	0.82	592	91.71
Texas…………………………………………………….	...........	3	589,395	0.55	603	74.77
Utah……………………………………………………………	...........	6	1,388,961	1.30	613	90.34
Virginia…………………………………………………….	...........	18	3,741,364	3.51	618	84.35
Washington……………………………………………….	...........	8	1,965,805	1.84	638	84.66
West Virginia……………………………………………….	...........	3	803,304	0.75	617	88.60
Wisconsin……………………………………………….	...........	3	171,856	0.16	621	92.87
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

*No more than approximately 1.67% of mortgage loans in Subgroup II-3 by principal balance of the related mortgage loans as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Subgroup II-3

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family...............................……………………	...........	32	$9,358,723	8.78%	613	82.23%
Condominium...............................................	...........	23	5,280,365	4.95	625	85.63
PUD.................................................................	...........	53	13,735,476	12.88	622	85.24
Single Family...............................................	...........	344	78,240,767	73.39	622	85.19
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

Occupancy Status of Mortgaged Properties in Subgroup II-3*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor............................................................	...........	44	$8,963,875	8.41%	635	83.19%
Owner Occupied.......................................	...........	402	96,530,468	90.54	620	85.09
Second Home..............................................	...........	6	1,120,987	1.05	676	87.66
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Subgroup II-3

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
180 - 239 months........................................	...........	1	$382,788	0.36%	672	80.00%
240 - 359 months.........................................	...........	3	359,196	0.34	612	85.29
360 months...................................................	...........	448	105,873,345	99.30	621	84.97
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Subgroup II-3 was approximately 359 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Subgroup II-3

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
121 - 180 months...........................................	...........	1	$382,788	0.36%	672	80.00%
181 - 240 months...............................................	...........	1	173,399	0.16	599	90.00
241 - 359 months...............................................	...........	2	185,797	0.17	623	80.88
301 - 360 months...............................................	...........	448	105,873,345	99.30	621	84.97
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Subgroup II-3 was approximately
358 months.

Loan Purpose for the Mortgage Loans in Subgroup II-3

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance...................................	...........	336	$82,204,643	77.10%	619	84.53%
Purchase...........................................................	...........	28	4,139,723	3.88	642	85.54
Rate/Term Refinance……………...………...	...........	88	20,270,964	19.01	627	86.56
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

Documentation Type of the Mortgage Loans in Subgroup II-3

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative..........................................	...........	228	$50,716,041	47.57%	618	85.79%
Lite………………………………………………………..	...........	6	956,901	0.90	634	81.96
Stated Income…………………………………………	...........	218	54,942,388	51.53	625	84.24
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

Product Type of the Mortgage Loans in Subgroup II-3

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON…………………………………….…………………………	...........	40	$9,967,365	9.35%	648	85.59%
FIXED………………………………………………………	...........	67	12,817,041	12.02	625	83.54
FIXED IO………………………………………………………	...........	8	2,534,049	2.38	648	83.69
LIBOR 2/6 ARM DUAL AMORT……………………………………..	...........	7	2,516,143	2.36	609	83.83
LIBOR 2/6 ARM……………………………………..	...........	106	21,492,438	20.16	615	84.99
LIBOR 2/6 BALLOON………………...……………………….	...........	160	41,297,700	38.74	610	85.22
LIBOR 2/6 ARM IO…………………………………..	...........	42	10,849,509	10.18	644	85.87
LIBOR 3/6 ARM…………………………………..	...........	9	2,015,131	1.89	639	82.02
LIBOR 3/6 BALLOON………………...……………………….	...........	4	829,073	0.78	633	88.21
LIBOR 3/6 ARM IO……………………………….	...........	9	2,296,881	2.15	614	84.80
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

Rate Adjustment Frequency of the Mortgage Loans in Subgroup II-3

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months.......................................................	...........	337	$81,296,875	76.25%	617	85.14%
Fixed................................................................................	...........	115	25,318,455	23.75	636	84.36
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

Months to Next Rate Adjustment of the Mortgage Loans in Subgroup II-3

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
18 - 23............................................................................	...........	315	$76,155,790	71.43%	616	85.20%
30 - 35...............................................................................	...........	22	5,141,085	4.82	627	84.26
Fixed............................................................................	...........	115	25,318,455	23.75	636	84.36
Total...........	...........	452	$106,615,330	100.00%	622	84.96%

The weighted average next rate adjustment for the adjustable rate mortgage loans in Subgroup II-3 is 24 months . Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Subgroup II-3

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.500% - 10.749%.........................................................................	...........	1	$373,609	0.35%	575	85.00%
10.750% - 10.999%.........................................................................	...........	4	1,194,111	1.12	677	84.20
11.000% - 11.249%.........................................................................	...........	2	682,724	0.64	618	84.11
11.250% - 11.499%.........................................................................	...........	3	976,563	0.92	650	81.94
11.500% - 11.749%.........................................................................	...........	12	3,312,636	3.11	628	81.16
11.750% - 11.999%.........................................................................	...........	22	5,978,484	5.61	626	84.31
12.000% - 12.249%.........................................................................	...........	15	3,884,923	3.64	616	84.50
12.250% - 12.499%.........................................................................	...........	21	5,173,527	4.85	620	82.93
12.500% - 12.749%.........................................................................	...........	19	4,820,807	4.52	624	84.35
12.750% - 12.999%.........................................................................	...........	39	10,262,579	9.63	628	87.43
13.000% - 13.249%.........................................................................	...........	19	4,652,242	4.36	615	85.28
13.250% - 13.499%.........................................................................	...........	25	6,618,621	6.21	618	86.31
13.500% - 13.749%.........................................................................	...........	21	4,898,248	4.59	628	87.21
13.750% - 13.999%.........................................................................	...........	41	9,459,118	8.87	601	85.98
14.000% - 14.249%.........................................................................	...........	19	4,438,802	4.16	603	83.91
14.250% - 14.499%.........................................................................	...........	11	1,716,952	1.61	615	82.50
14.500% - 14.749%.........................................................................	...........	17	3,257,998	3.06	614	84.83
14.750% - 14.999%.........................................................................	...........	18	3,918,325	3.68	593	85.15
15.000% - 15.249%.........................................................................	...........	5	781,585	0.73	619	85.80
15.250% - 15.499%.........................................................................	...........	7	1,518,936	1.42	594	85.69
15.500% - 15.749%.........................................................................	...........	3	779,916	0.73	609	79.67
15.750% - 15.999%...........................................................	...........	7	1,233,209	1.16	592	88.38
16.000% - 16.249%.........................................................................		1	254,864	0.24	698	75.00
16.250% - 16.499%.........................................................................	...........	2	499,307	0.47	608	90.00
16.500% - 16.749%.........................................................................		1	317,486	0.30	579	90.00
17.000% - 17.249%.........................................................................	...........	1	187,920	0.18	622	80.00
17.500% - 17.749%.........................................................................	...........	1	103,383	0.10	616	90.00
Fixed................................................................................................	...........	115	25,318,455	23.75	636	84.36
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Subgroup II-3 was approximately 13.283%.

Minimum Mortgage Rates of the Mortgage Loans in Subgroup II-3

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.000% - 5.249%.........................................................................	...........	1	$69,204	0.06%	664	80.00%
5.250% - 5.499%.........................................................................	...........	1	130,899	0.12	623	80.00
5.500% - 5.749%.........................................................................	...........	3	626,897	0.59	588	83.78
5.750% - 5.999%.........................................................................	...........	7	1,917,529	1.80	642	83.46
6.000% - 6.249%.........................................................................	...........	4	970,587	0.91	623	86.30
6.250% - 6.499%.........................................................................	...........	6	1,823,660	1.71	642	83.65
6.500% - 6.749%.........................................................................	...........	11	2,980,709	2.80	632	81.29
6.750% - 6.999%.........................................................................	...........	24	6,373,666	5.98	623	84.01
7.000% - 7.249%.........................................................................	...........	17	4,394,861	4.12	618	84.94
7.250% - 7.499%.........................................................................	...........	28	6,368,828	5.97	614	82.70
7.500% - 7.749%.........................................................................	...........	22	5,296,402	4.97	625	84.43
7.750% - 7.999%.........................................................................	...........	45	11,691,925	10.97	623	87.09
8.000% - 8.249%.........................................................................	...........	18	4,392,304	4.12	611	85.00
8.250% - 8.499%.........................................................................	...........	23	6,171,350	5.79	614	86.54
8.500% - 8.749%.........................................................................	...........	24	5,515,945	5.17	628	87.25
8.750% - 8.999%.........................................................................	...........	36	8,523,650	7.99	602	86.35
9.000% - 9.249%.........................................................................	...........	16	3,683,935	3.46	614	82.92
9.250% - 9.499%.........................................................................	...........	11	2,063,148	1.94	605	84.82
9.500% - 9.749%.........................................................................	...........	14	2,693,314	2.53	611	84.30
9.750% - 9.999%.........................................................................	...........	15	3,206,477	3.01	593	85.10
10.000% - 10.249%.........................................................................	...........	3	722,341	0.68	631	83.70
10.250% - 10.499%.........................................................................	...........	3	776,023	0.73	588	87.29
10.500% - 10.749%.........................................................................	...........	1	247,467	0.23	633	90.00
10.750% - 10.999%.........................................................................	...........	4	655,757	0.62	577	88.46
Fixed................................................................................................	...........	115	25,318,455	23.75	636	84.36
Total...........	...........	452	$106,615,330	100.00%	622	84.96%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Subgroup II-3 was approximately 8.047%.

Periodic Rate Cap of the Mortgage Loans in Subgroup II-3

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%...............................................................	...........	337	$81,296,875	76.25%	617	85.14%
Fixed.............................................................	...........	115	25,318,455	23.75	636	84.36
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Subgroup II-3 was approximately 1.000%.

Initial Rate Cap of the Mortgage Loans in Subgroup II-3

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.000% - 1.499%.........................................................................	...........	2	$439,722	0.41%	632	87.58%
2.000% - 2.249%.........................................................................	...........	312	76,621,846	71.87	617	85.14
3.000% - 3.249%.........................................................................	...........	23	4,235,306	3.97	609	84.95
Fixed.............................................................................................	...........	115	25,318,455	23.75	636	84.36
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Subgroup II-3 was approximately 2.047%.

Gross Margin of the Mortgage Loans in Subgroup II-3

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.500% - 2.749%.........................................................................	...........	1	$237,825	0.22%	603	84.10%
5.000% - 5.249%.........................................................................	...........	1	69,204	0.06	664	80.00
5.250% - 5.499%.........................................................................	...........	236	57,267,805	53.71	622	85.52
5.500% - 5.749%.........................................................................	...........	18	3,831,298	3.59	637	85.78
5.750% - 5.999%.........................................................................	...........	65	16,832,244	15.79	596	83.57
6.000% - 6.249%.........................................................................	...........	1	85,362	0.08	603	95.00
6.250% - 6.499%.........................................................................	...........	3	847,097	0.79	632	85.62
6.750% - 6.999%.........................................................................	...........	1	203,967	0.19	569	85.00
7.000% - 7.249%.........................................................................	...........	2	509,938	0.48	637	88.29
7.250% - 7.499%.........................................................................	...........	6	863,374	0.81	586	82.41
7.500% - 7.749%.........................................................................	...........	2	251,759	0.24	638	90.00
7.750% - 7.999%.........................................................................	...........	1	297,000	0.28	606	90.00
Fixed............................................................................................	...........	115	25,318,455	23.75	636	84.36
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Subgroup II-3 was approximately 5.479%.

Originator of the Mortgage Loans in Subgroup II-3

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
PCC (formerly ENCORE)……………………………………………..	...........	416	$100,426,321	94.20%	622	84.96%
OTHER…………………………………………………..	...........	36	6,189,009	5.80	616	84.94
Total.........	...........	452	$106,615,330	100.00%	622	84.96%

Mortgage Interest Rates of the Mortgage Loans in Loan Group II

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%.....................................................................	...........	16	$5,519,375	0.93%	682	81.81%
6.001% - 6.500%.....................................................................	...........	88	29,615,356	4.96	657	76.84
6.501% - 7.000%.....................................................................	...........	243	66,369,034	11.13	645	77.61
7.001% - 7.500%.....................................................................	...........	263	74,164,219	12.43	630	78.83
7.501% - 8.000%.....................................................................	...........	401	100,733,758	16.89	623	80.85
8.001% - 8.500%.....................................................................	...........	329	88,664,321	14.86	616	82.02
8.501% - 9.000%.....................................................................	...........	418	99,434,807	16.67	601	83.11
9.001% - 9.500%.....................................................................	...........	199	47,123,222	7.90	589	82.09
9.501% - 10.000%....................................................................	...........	202	39,584,480	6.64	592	83.86
10.001% - 10.500%..................................................................	...........	90	16,642,666	2.79	585	85.20
10.501% - 11.000%...................................................................	...........	73	8,758,635	1.47	594	86.32
11.001% - 11.500%....................................................................	...........	85	6,937,698	1.16	635	92.29
11.501% - 12.000%...................................................................	...........	87	6,422,507	1.08	632	94.99
12.001% - 12.500%..................................................................	...........	56	4,255,513	0.71	626	95.42
12.501% - 13.000%..................................................................	...........	28	2,179,513	0.37	636	99.57
13.501% - 14.000%..................................................................	...........	2	105,966	0.02	640	100.00
14.001 or greater..................................................................	...........	1	20,986	0.00	599	100.00
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Group II total was approximately 8.291%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group II

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01% - 10.00%………………………………………………………………..	...........	1	$19,972	0.00%	602	9.62%
10.01% - 20.00%..................................................................	...........	3	191,707	0.03	558	16.30
20.01% - 30.00%..................................................................	...........	12	1,136,208	0.19	614	24.86
30.01% - 40.00%..................................................................	...........	28	4,126,533	0.69	588	36.16
40.01% - 50.00%..................................................................	...........	49	8,861,323	1.49	616	46.66
50.01% - 60.00%..................................................................	...........	102	21,069,899	3.53	607	56.33
60.01% - 70.00%..................................................................	...........	256	55,524,840	9.31	591	66.55
70.01% - 80.00%.....................................................................	...........	826	213,982,693	35.87	622	78.58
80.01% - 90.00%.....................................................................	...........	719	199,923,311	33.51	614	87.40
90.01% - 100.00%...................................................................	...........	585	91,695,571	15.37	640	96.93
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

* Original Loan-to-Value Ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Group II total was approximately 81.56%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group II

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.01% - 10.00%………………………………………………………………..	...........	1	$19,972	0.00%	602	9.62%
10.01% - 20.00%..................................................................	...........	3	191,707	0.03	558	16.30
20.01% - 30.00%..................................................................	...........	12	1,136,208	0.19	614	24.86
30.01% - 40.00%..................................................................	...........	27	4,042,210	0.68	588	36.21
40.01% - 50.00%..................................................................	...........	49	8,895,732	1.49	616	46.56
50.01% - 60.00%..................................................................	...........	102	21,069,899	3.53	607	56.33
60.01% - 70.00%..................................................................	...........	255	55,347,947	9.28	590	66.52
70.01% - 80.00%.....................................................................	...........	485	119,219,666	19.99	595	77.54
80.01% - 90.00%.....................................................................	...........	698	196,096,150	32.87	614	87.33
90.01% - 100.00%...................................................................	...........	949	190,512,566	31.94	647	88.31
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Group II total was approximately 84.81% .

Original Principal Balances of the Mortgage Loans as of the cut-off date in Loan Group II

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $100,000........................................................................	...........	522	$34,717,559	5.82%	624	85.50%
$100,001 - $200,000.............................................................	...........	805	121,970,630	20.45	609	79.43
$200,001 - $300,000............................................................	...........	589	145,231,415	24.35	614	80.00
$300,001 - $400,000............................................................	...........	319	110,793,647	18.57	622	81.93
$400,001 - $500,000............................................................	...........	175	78,805,813	13.21	619	82.31
$500,001 - $600,000............................................................	...........	101	54,751,813	9.18	625	83.44
$600,001 - $700,000............................................................	...........	43	27,632,775	4.63	630	84.13
$700,001 - $800,000............................................................	...........	15	11,194,587	1.88	622	85.61
$800,001 and greater...........................................................	...........	12	11,433,815	1.92	626	84.24
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

As of the cut-off date, the average original principal balance of the mortgage loans in Group II total was approximately $231,273.

Credit Score for the Mortgage Loans in Loan Group II

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519…………………………………………………………….	...........	97	$18,868,518	3.16%	510	70.74%
520 - 539……………………………………………………………	...........	138	30,119,350	5.05	530	75.55
540 - 559……………………………………………………………	...........	184	43,847,776	7.35	551	78.17
560 - 579……………………………………………………………	...........	228	53,734,899	9.01	569	80.27
580 - 599……………………………………………………………	...........	257	59,437,015	9.96	589	81.23
600 - 619……………………………………….……………………	...........	350	80,753,765	13.54	609	82.23
620 - 639……………………………………………………………	...........	457	107,036,471	17.94	628	83.70
640 - 659……………………………………………………………	...........	376	86,570,861	14.51	649	83.63
660 - 679……………………………………………………………	...........	201	45,030,599	7.55	668	82.42
680 - 699……………………………………………………………	...........	134	34,411,067	5.77	688	84.87
700 - 719……………………………………………………………	...........	79	18,479,104	3.10	709	81.41
720 - 739……………………………………………………………	...........	27	5,578,866	0.94	728	84.86
740 - 759……………………………………………………………	...........	14	3,239,547	0.54	751	82.56
760 - 779……………………………………………………………	...........	23	5,577,431	0.93	768	80.83
780 - 799……………………………………………………………	...........	11	2,480,760	0.42	786	78.00
800 - 819……………………………………………………………	...........	5	1,366,026	0.23	811	82.62
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

As of the cut-off date, the weighted average credit score of the mortgage loans in Group II total was approximately 618.

Geographic Distribution of the Mortgaged Properties in Loan Group II*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama…………………………………………………………….	...........	3	$576,840	0.10%	607	89.69%
Arizona………………………………………………………………	...........	118	22,585,474	3.79	621	81.49
Arkansas…………………………………………………………..	...........	4	492,680	0.08	632	83.37
California…………………………………………………………..	...........	670	215,914,110	36.19	624	81.20
Colorado…………………………………………………………..	...........	20	3,326,813	0.56	610	82.06
Connecticut………………………………………………………	...........	23	4,939,845	0.83	622	82.27
Delaware……………………………………………………………	...........	2	449,943	0.08	563	90.00
District of Columbia………………………………………	...........	16	5,106,246	0.86	591	81.05
Florida……………………………………………………………….	...........	307	62,198,432	10.43	613	79.74
Georgia……………………………………………………………..	...........	76	11,054,628	1.85	617	84.41
Hawaii………………………………………………………………..	...........	14	3,893,117	0.65	637	79.48
Idaho………………………………………………………………..	...........	8	1,763,810	0.30	609	89.52
Illinois…………………………………………………………………	...........	206	41,986,297	7.04	620	82.59
Indiana……………………………………………………………….	...........	25	2,410,901	0.40	616	88.54
Iowa…………………………………………………………………….	...........	13	1,017,375	0.17	588	83.54
Kansas……………………………………………………………….	...........	4	431,218	0.07	584	81.62
Kentucky……………………………………………………………	...........	14	1,492,881	0.25	598	82.44
Louisiana…………………………………………………………..	...........	10	1,686,753	0.28	604	83.09
Maine………………………………………………………………..	...........	6	977,150	0.16	606	75.54
Maryland……………………………………………………………	...........	145	34,089,426	5.71	608	82.17
Massachusetts………………………………………………..	...........	26	5,268,991	0.88	602	79.84
Michigan……………………………………………………………	...........	15	2,075,711	0.35	631	89.20
Minnesota…………………………………………………………	...........	18	3,336,807	0.56	617	85.77
Mississippi………………………………………………………..	...........	11	1,420,580	0.24	604	86.75
Missouri……………………………………………………………	...........	20	2,669,171	0.45	602	83.37
Nebraska………………………………………………………….	...........	2	471,470	0.08	573	92.67
Nevada………………………………………………………………	...........	69	15,976,138	2.68	635	82.45
New Hampshire……………………………………………….	...........	4	847,661	0.14	664	80.55
New Jersey………………………………………………………..	...........	112	27,380,336	4.59	615	82.26
New Mexico………………………………………………………	...........	22	3,559,394	0.60	593	85.87
New York…………………………………………………………..	...........	146	42,987,794	7.21	622	80.01
North Carolina……………………………………………….	...........	23	4,096,962	0.69	589	84.11
Ohio…………………………………………………………………….	...........	35	3,069,000	0.51	621	89.49
Oklahoma………………………………………………………….	...........	14	1,840,832	0.31	598	87.71
Oregon......………………………………………………………….	...........	22	3,815,553	0.64	638	82.68
Pennsylvania…………………………………………………….	...........	69	10,812,004	1.81	607	83.24
Rhode Island...………………………………………………….	...........	6	1,615,534	0.27	645	86.92
South Carolina………………………………………………….	...........	19	2,930,016	0.49	588	79.47
Tennessee………………………………………………………..	...........	26	2,763,531	0.46	605	88.78
Texas………………………………………………………………….	...........	40	5,406,781	0.91	609	82.23
Utah…………………………………………………………………….	...........	18	3,199,192	0.54	605	83.29
Virginia……………………………………………………………….	...........	111	20,506,076	3.44	606	78.99
Washington………………………………………………………	...........	48	10,701,863	1.79	623	80.73
West Virginia……………………………………………………	...........	9	1,758,023	0.29	594	82.49
Wisconsin………………………………………………………….	...........	11	1,608,723	0.27	588	83.82
Wyoming……………………………………………………………	...........	1	19,972	0.00	602	9.62
Total.........		2,581	$596,532,055	100.00%	618	81.56%

*No more than approximately 0.47% of the mortgage loans in Group II total by aggregate principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group II

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family...............................................................................	...........	168	$52,355,338	8.78%	633	80.17%
Condominium......................................................................	...........	162	33,033,157	5.54	630	82.09
PUD..........................................................................................	...........	339	84,848,407	14.22	623	82.78
Single Family.........................................................................	...........	1,902	425,294,027	71.29	614	81.45
Townhouse......................................................................	...........	10	1,001,126	0.17	632	79.78
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

Occupancy Status of Mortgaged Properties in Loan Group II*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor...................................................................................	...........	172	$37,039,237	6.21%	638	79.23%
Owner Occupied...................................................................	...........	2,388	554,727,275	92.99	616	81.69
Second Home......................................................................	...........	21	4,765,544	0.80	638	84.44
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group II

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
120 - 179 months................................................................	...........	1	$99,325	0.02%	615	54.05%
180 - 239 months................................................................	...........	174	14,110,700	2.37	656	93.38
240 - 359 months................................................................	...........	17	1,983,106	0.33	639	83.26
360 months...........................................................................	...........	2,389	580,338,924	97.29	617	81.27
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Group II total was approximately 355 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group II

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
61 - 120 months...................................................................	...........	1	$99,325	0.02%	615	54.05%
121 - 180 months...................................................................		174	14,110,700	2.37	656	93.38
181 - 240 months...................................................................	...........	14	1,767,728	0.30	640	83.23
241 - 300 months..................................................................	...........	3	215,378	0.04	626	83.51
301 - 360 months..................................................................	...........	2,389	580,338,924	97.29	617	81.27
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Group II total was approximately 354 months.

Loan Purpose for the Mortgage Loans in Loan Group II

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance..........................................................	...........	1,620	$400,048,510	67.06%	609	80.05%
Purchase................................................................................	...........	678	129,216,406	21.66	647	85.60
Rate/Term Refinance.......................................................	...........	283	67,267,138	11.28	618	82.79
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

Documentation Type of the Mortgage Loans in Loan Group II

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative.....................................................................	...........	1,415	$302,316,725	50.68%	608	81.90%
Limited……………………………………………………………….............	...........	1	595,492	0.10	531	60.00
Lite………………………………………………………………………............	...........	37	7,834,052	1.31	606	79.60
Stated Income………………………………………………….............	...........	1,128	285,785,787	47.91	629	81.29
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

Product Type of the Mortgage Loans in Loan Group II

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
FIXED…………………………………………………………………............	...........	503	$73,943,968	12.40%	627	80.26%
FIXED 10YR DUAL AMORTIZATION…………............	...........	7	1,602,487	0.27	618	78.52
FIXED INTEREST ONLY……………………………….............	...........	21	5,846,523	0.98	657	79.84
BALLOON…………………………………………………………………..	...........	311	50,232,724	8.42	641	82.01
LIBOR 1/6 ARM…………………………………………………………	…………	1	71,161	0.01	690	74.01
LIBOR 2/1 ARM…………………………………………………………	...........	3	768,300	0.13	754	100.00
LIBOR 2/6 ARM………………………………………………............	...........	616	133,807,792	22.43	601	81.40
LIBOR 2/6 ARM INTEREST ONLY……………..............	...........	247	81,905,205	13.73	651	82.02
LIBOR 2/6 BALLOON……………………………………………….	...........	613	174,320,670	29.22	605	81.61
LIBOR 2/6 10 YR DUAL AMORTIZATION…………..	...........	78	27,894,973	4.68	596	84.42
LIBOR 3/1 ARM………………………………………………………….	...........	6	456,785	0.08	742	100.00
LIBOR 3/6 BALLOON…………………………...…..................	...........	37	11,080,460	1.86	613	82.16
LIBOR 3/6 ARM………………………………………………............	...........	71	13,897,950	2.33	604	78.21
LIBOR 3/6 ARM INTEREST ONLY……………..............	...........	37	12,648,885	2.12	639	83.85
LIBOR 3/6 10 YR DUAL AMORTIZATION…………..	...........	2	395,396	0.07	634	85.77
LIBOR 5/6 ARM…………………………………………………………	...........	15	3,337,012	0.56	626	75.06
LIBOR 5/6 ARM INTEREST ONLY………………………..	...........	5	1,590,505	0.27	661	80.13
LIBOR 5/6 BALLOON……………………………………………….	...........	8	2,731,259	0.46	641	79.99
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group II

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months.................................................................................	...........	1,730	$463,681,268	77.73%	613	81.70%
12 months.................................................................................	...........	9	1,225,085	0.21	750	100.00
Fixed.........................................................................................	...........	842	131,625,702	22.07	634	80.89
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group II

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 - 11 months...........................................................................	...........	1	$71,161	0.01%	690	74.01%
12 - 17 months...........................................................................	...........	8	2,056,969	0.34	612	85.56
18 - 23 months.........................................................................	...........	1,549	416,639,971	69.84	612	81.82
30 - 35 months.........................................................................	………..	153	38,479,475	6.45	620	81.54
54 - 59 months.........................................................................	...........	28	7,658,776	1.28	639	77.87
Fixed............................................................................................	...........	842	131,625,702	22.07	634	80.89
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

The weighted average next rate adjustment for the adjustable rate mortgage loans in Group II total is 24 months. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group II

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.500% - 10.749%.................................................................	...........	1	$373,609	0.06%	575	85.00%
10.750% - 10.999%.................................................................	...........	12	4,297,386	0.72	683	83.46
11.000% - 11.249%.................................................................	...........	6	1,778,107	0.30	630	81.87
11.250% - 11.499%.................................................................	...........	23	7,729,275	1.30	656	80.33
11.500% - 11.749%.................................................................	...........	39	12,105,155	2.03	647	80.18
11.750% - 11.999%.................................................................	...........	93	27,848,674	4.67	640	79.88
12.000% - 12.249%.................................................................	...........	53	16,440,197	2.76	622	79.82
12.250% - 12.499%.................................................................	...........	74	21,678,744	3.63	632	79.62
12.500% - 12.749%.................................................................	...........	82	23,188,904	3.89	624	82.03
12.750% - 12.999%.................................................................	...........	130	35,551,376	5.96	620	81.29
13.000% - 13.249%.................................................................	...........	63	16,938,436	2.84	634	81.61
13.250% - 13.499%.................................................................	...........	120	35,890,687	6.02	616	80.90
13.500% - 13.749%.................................................................	...........	108	29,348,346	4.92	609	82.43
13.750% - 13.999%.................................................................	...........	200	54,934,581	9.21	605	82.42
14.000% - 14.249%.................................................................	...........	90	24,856,120	4.17	615	80.21
14.250% - 14.499%.................................................................	...........	103	27,572,434	4.62	599	82.34
14.500% - 14.749%.................................................................	...........	113	26,885,400	4.51	615	83.68
14.750% - 14.999%.................................................................	...........	139	30,833,791	5.17	591	84.14
15.000% - 15.249%.................................................................	...........	55	12,330,435	2.07	591	81.54
15.250% - 15.499%.................................................................	...........	49	10,746,517	1.80	588	80.61
15.500% - 15.749%.................................................................	...........	47	12,448,701	2.09	603	83.30
15.750% - 15.999%.................................................................	...........	59	13,909,408	2.33	585	82.59
16.000% - 16.249%.................................................................	...........	14	3,126,589	0.52	599	80.86
16.250% - 16.499%.................................................................	...........	22	5,324,690	0.89	582	85.42
16.500% - 16.749%.................................................................	...........	22	4,860,106	0.81	583	87.18
16.750% - 16.999%.................................................................	...........	8	1,113,192	0.19	574	79.72
17.000% - 17.249%.................................................................	...........	7	1,176,071	0.20	558	74.95
17.250% - 17.499%.................................................................	...........	3	635,077	0.11	590	89.78
17.500% - 17.749%.................................................................	...........	1	103,383	0.02	616	90.00
18.000% - 18.249%.................................................................	...........	1	349,752	0.06	541	54.10
18.250% - 18.499%.................................................................	...........	1	471,250	0.08	502	65.00
18.500% - 18.749%.................................................................	...........	1	59,960	0.01	538	12.24
Fixed..........................................................................................	...........	842	131,625,702	22.07	634	80.89
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Group II total was approximately 13.683%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group II

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000% -2.249%....................................................................	...........	1	$349,259	0.06%	685	69.99%
3.250% - 3.499%....................................................................	...........	7	934,971	0.16	763	100.00
4.250% - 4.499%....................................................................	...........	2	224,796	0.04	670	77.19
4.500% - 4.749%....................................................................	...........	3	789,654	0.13	669	75.39
4.750% - 4.999%....................................................................	...........	4	920,989	0.15	666	77.41
5.000% - 5.249%....................................................................	...........	4	322,641	0.05	664	75.31
5.250% -5.499%....................................................................	...........	14	2,645,214	0.44	618	71.64
5.500% - 5.749%....................................................................	...........	23	3,687,650	0.62	601	81.93
5.750% - 5.999%....................................................................	...........	32	8,329,410	1.40	658	83.45
6.000% - 6.249%....................................................................	...........	85	22,991,766	3.85	624	78.61
6.250% - 6.499%....................................................................	...........	85	26,652,695	4.47	634	82.02
6.500% - 6.749%....................................................................	...........	72	18,927,957	3.17	639	81.73
6.750% - 6.999%....................................................................	...........	174	52,003,102	8.72	616	81.93
7.000% - 7.249%....................................................................	...........	70	20,608,695	3.45	623	80.14
7.250% - 7.499%....................................................................	...........	118	30,732,525	5.15	623	79.81
7.500% - 7.749%....................................................................	...........	127	33,433,101	5.60	620	84.20
7.750% - 7.999%....................................................................	...........	162	44,885,906	7.52	619	81.21
8.000% - 8.249%....................................................................	...........	69	18,157,213	3.04	629	80.61
8.250% - 8.499%....................................................................	...........	114	33,363,771	5.59	610	82.73
8.500% - 8.749%....................................................................	...........	104	27,381,728	4.59	612	83.67
8.750% - 8.999%....................................................................	...........	151	42,082,454	7.05	592	83.83
9.000% - 9.249%....................................................................	...........	58	14,477,463	2.43	603	81.58
9.250% - 9.499%....................................................................	...........	59	17,062,923	2.86	584	83.22
9.500% - 9.749%....................................................................	...........	52	12,305,593	2.06	595	81.39
9.750% - 9.999%....................................................................	...........	71	15,603,062	2.62	582	81.33
10.000% - 10.249%.................................................................	...........	16	3,856,569	0.65	589	79.58
10.250% - 10.499%.................................................................	...........	21	4,546,047	0.76	554	80.18
10.500% - 10.749%.................................................................	...........	14	2,950,664	0.49	569	82.81
10.750% - 10.999%.................................................................	...........	12	2,220,346	0.37	534	76.74
11.000% - 11.249%...................................................................	...........	6	734,160	0.12	542	54.98
11.250% - 11.499%.....................................................................	...........	3	464,967	0.08	584	86.40
11.500% - 11.749%...................................................................	...........	2	473,503	0.08	519	65.74
11.750% - 11.999%...................................................................	...........	2	240,824	0.04	508	63.57
12.000% - 12.249%.................................................................	...........	1	73,480	0.01	512	70.00
12.250% - 12.499%.................................................................	...........	1	471,250	0.08	502	65.00
Fixed..........................................................................................	...........	842	131,625,702	22.07	634	80.89
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Group II total was approximately 7.830%.

Periodic Rate Cap of the Mortgage Loans in Loan Group II

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%.......................................................................................	...........	1,687	$449,014,199	75.27%	613	81.71%
2.000%.......................................................................................	...........	52	15,892,154	2.66	632	82.76
Fixed.........................................................................................	...........	842	131,625,702	22.07	634	80.89
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Group II total was approximately 1.034%.

Initial Rate Cap of the Mortgage Loans in Loan Group II

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.000 - 1.499%.......................................................................	...........	3	$589,612	0.10%	636	71.67%
2.000 - 2.249%.......................................................................	...........	1,155	316,741,618	53.10	613	81.74
3.000 - 3.249%.......................................................................	...........	576	146,702,454	24.59	615	81.83
5.000 - 5.249%.......................................................................	...........	3	520,561	0.09	612	74.77
6.000 - 6.249%.......................................................................	...........	2	352,109	0.06	546	81.23
Fixed.........................................................................................	...........	842	131,625,702	22.07	634	80.89
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Group II total was approximately 2.321%.

Gross Margin of the Mortgage Loans in Loan Group II

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000% - 2.249%....................................................................	...........	1	$349,259	0.06%	685	69.99%
2.500% - 2.749%....................................................................	...........	2	487,200	0.08	622	89.68
3.250% - 3.499%....................................................................	...........	7	934,971	0.16	763	100.00
4.250% - 4.499%....................................................................	...........	3	426,207	0.07	691	87.97
4.500% - 4.749%....................................................................	...........	3	789,654	0.13	669	75.39
4.750% - 4.999%....................................................................	...........	5	1,137,389	0.19	672	77.91
5.000% - 5.249%....................................................................	...........	7	923,610	0.15	647	69.21
5.250% - 5.499%....................................................................	...........	805	224,763,727	37.68	625	82.79
5.500% - 5.749%....................................................................	...........	93	21,048,662	3.53	624	82.00
5.750% - 5.999%....................................................................	...........	327	85,779,347	14.38	580	78.39
6.000% - 6.249%....................................................................	...........	82	22,017,990	3.69	623	78.31
6.250% - 6.499%....................................................................	...........	72	21,876,369	3.67	622	82.51
6.500% - 6.749%....................................................................	...........	90	20,905,803	3.50	627	81.62
6.750% - 6.999%....................................................................	...........	132	39,054,190	6.55	598	83.00
7.000% - 7.249%....................................................................	...........	13	2,788,920	0.47	612	82.09
7.250% - 7.499%....................................................................	...........	39	8,056,248	1.35	594	80.07
7.500% - 7.749%....................................................................	...........	35	8,238,304	1.38	620	92.88
7.750% - 7.999%....................................................................	...........	9	2,217,330	0.37	561	78.72
8.000% - 8.249%....................................................................	...........	4	1,074,709	0.18	559	74.40
8.250% - 8.499%....................................................................	...........	4	1,174,611	0.20	581	82.56
8.500% - 8.749%....................................................................	...........	3	464,073	0.08	537	70.06
8.750% - 8.999%....................................................................	...........	2	283,181	0.05	563	93.02
9.500% - 9.749%....................................................................	...........	1	114,599	0.02	528	84.96
Fixed..........................................................................................	...........	842	131,625,702	22.07	634	80.89
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Group II total was approximately 5.796%.

Originator of the Mortgage Loans in Loan Group II

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
PCC (formerly ENCORE)……………………………………………..	...........	1,727	$416,403,908	69.80%	618	81.24%
NATIONAL CITY……………………………………………………….	...........	257	40,375,680	6.77	626	83.46
QUICK LOAN FUNDING …………………………………………..	...........	121	32,314,735	5.42	603	83.52
OTHER……………………..…………………………………………..	...........	476	107,437,731	18.01	620	81.48
Total.........	...........	2,581	$596,532,055	100.00%	618	81.56%

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX
DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-HE2 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

(a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. Person. As used in this prospectus supplement the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

As used in this prospectus supplement, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

Mortgage-Backed/Asset-Backed Securities (Issuable in Series)
Bear Stearns Asset Backed Securities I LLC
Depositor
The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

•  Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

•  Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

•  A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

•  No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

Consider carefully the risk factors beginning on page 6 of this prospectus.

The securities represent obligations of the issuing entity only and do not represent an interest in or obligation of the depositor, the sponsor, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

•	mortgage loans secured by senior or junior liens on one- to four-family residential properties;

•	closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

•
home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

•	installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

•	mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

•	private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.
December 18, 2006

TABLE OF CONTENTS

RISK FACTORS
DESCRIPTION OF THE SECURITIES
General
The Primary Assets and Their Valuation
Exchangeable Securities
Exchanges
Procedures
Payments of Interest
Payments of Principal
Final Scheduled Distribution Date
Special Redemption
Optional Redemption, Purchase or Termination
Weighted Average Lives of the Securities
THE TRUST FUNDS
General
The Loans
FICO Scores
Private Label Securities
Agency Securities
Collection and Distribution Accounts
CREDIT ENHANCEMENT
Subordinated Securities
Insurance Policies, Surety Bonds and Guaranties
Overcollateralization
Other Insurance Policies
Reserve Funds
Cross-Collateralization
Minimum Principal Payment Agreement
Deposit Agreement
Financial Instruments
Static Pool Information
SERVICING OF LOANS
General
Collection Procedures; Escrow Accounts
Deposits to and Withdrawals from the Collection Account
Advances and Limitations on Advances
Maintenance of Insurance Policies and Other Servicing Procedures
Realization upon Defaulted Loans
Enforcement of Due-on-Sale Clauses
Servicing Compensation and Payment of Expenses
Certain Matters Regarding the Servicer
THE AGREEMENTS
Assignment of Primary Assets
Reports to Holders
Events of Default; Rights upon Event of Default
The Trustees
Duties of Trustees
Resignation of Trustees
Amendment of Agreement
Voting Rights
List of Holders
Book-Entry Securities
REMIC Administrator
Termination
MATERIAL LEGAL ASPECTS OF THE LOANS
Mortgages
Foreclosure on Mortgages
Environmental Risks
Rights of Redemption
Junior Mortgages; Rights of Senior Mortgages
Anti-Deficiency Legislation and Other Limitations on Lenders
Due-on-Sale Clauses in Mortgage Loans
Enforceability of Prepayment and Late Payment Fees
Equitable Limitations on Remedies
Applicability of Usury Laws
The Home Improvement Contracts and the Manufactured Housing Contracts
Installment Sales Contracts
Civil Relief Act
THE SPONSOR
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
General
Taxation of Debt Securities
Taxation of the REMIC and its Holders
REMIC Expenses; Single Class REMICs
Taxation of the REMIC
Taxation of Holders of Residual Interest Securities
Administrative Matters
Inducement Fees
Tax Status as a Grantor Trust
Sale or Exchange
Miscellaneous Tax Aspects
Taxation of Classes of Exchangeable Securities
Tax Treatment of Foreign Investors
Tax Characterization of the Trust Fund as a Partnership
Tax Consequences to Holders of the Notes
Tax Consequences to Holders of the Certificates
REPORTABLE TRANSACTIONS
STATE AND LOCAL TAX CONSIDERATIONS
ERISA CONSIDERATIONS
Class and Statutory Exemptions
Class exemptions for purchases and sales of securities.
Underwriter Exemption
Insurance company general accounts.
Revolving pool features.
ERISA Considerations Relating to Notes
Exchangeable Securities
Tax Exempt Investors
Consultation with Counsel
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
RATINGS
LEGAL INVESTMENT CONSIDERATIONS
PLAN OF DISTRIBUTION
GLOSSARY OF TERMS

Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that expands on the more general information contained in this prospectus, you are encouraged to rely on the information in the prospectus supplement.

You are encouraged to rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

•	the principal amount, interest rate and authorized denominations of each class of securities;

•
information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

•
information concerning the sponsor or any other seller of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

•	the terms of any credit enhancement with respect to particular classes of the securities;

•	information concerning other trust fund assets, including any reserve fund;

•	the final scheduled distribution date for each class of securities;

•	the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

•	information about any REMIC tax elections for some or all of the trust fund assets; and

•	particulars of the plan of distribution for the securities.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information by Reference” in this prospectus.

Risk Factors

You should consider carefully the following information, together with the information set forth under “Risk Factors” in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price
No market will exist for the securities before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

Only the assets of the related trust fund are available to pay your securities
The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

• all payments then due on the related securities have been made, and • any other payments specified in the related prospectus supplement have been made.
Once released, such assets will no longer be available to make payments to securityholders.

You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor’s very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

• funds obtained from enforcing any similar obligation of the originator of the loan, or • monies from any reserve fund established to pay for loan repurchases.
Credit enhancement may be insufficient to provide against particular risks
Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

Principal payments on the loans may adversely affect the average life of, and rate of return on, your securities
You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

•  the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;

• how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;
• if any party has an option to terminate the related trust early, the effect of the exercise of the option;
• the rate and timing of defaults and losses on the assets in the related trust fund;
• repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, the sponsor or any other seller; and

•  in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

All the above factors may affect the yield to maturity of the securities.
The interest accrual period may reduce the effective yield on your securities
Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

Loans with balloon payments may increase your risk of loss
Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Adjustable rate or interest only loans may be underwritten to less stringent standards than fixed rate loans
A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers’ income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Junior lien loans generally are riskier than senior lien loans
If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust’s ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values could reduce the amount and delay the timing of recoveries on defaulted mortgage loans
The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

•  an overall decline in the residential real estate markets where the properties are located;

• failure of borrowers to maintain their properties adequately; and
• natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.
If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.
Some mortgaged properties may not be owner occupied
The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower’s primary residence.

Home improvement contracts and other loans may not have sufficient security
A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

If a loan of this type goes into default, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with the borrower’s other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower’s assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home improvement contracts will not be stamped
The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, typically the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre- funding account are not used to purchase trust assets, you will receive a prepayment on the related securities
The related prospectus supplement may provide that the depositor or sponsor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

Bankruptcy laws may result in adverse claims against trust fund assets
The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court’s permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender’s secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.
Environmental risks may adversely affect trust fund assets
Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer protection laws may adversely affect trust fund assets	The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws
• require certain disclosures to the borrowers regarding the terms of the loans;

•  prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•  require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

Subordinate securities are subject to additional risk
If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

Any credit support provided by financial instruments may be insufficient to protect against particular risks
As described under “Credit Enhancement—Financial Instruments” in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuing entity of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuing entity of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC residual securities are subject to additional risk
If you invest in any class of securities that represent the “residual interest” in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC’s taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

Book-entry registration may limit your ability to sell securities and delay your receipt of payments
Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Ratings of the securities do not address all investment risks and must be viewed with caution
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency’s assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or
• an adverse change in the financial or other condition of a credit enhancement provider.

Description of the Securities

General

Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

The sponsor and any other seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

Each series of securities will consist of one or more classes of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate	A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.
Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate	A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.
Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization Class or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying loans).

A series may also include one or more classes of subordinated securities. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

Payments of principal and interest on the securities will be made by the trustee or the securities administrator, as applicable. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee).:

•	all payments with respect to the primary assets for that series (see, “—The Primary Assets and Their Valuation” below), together with reinvestment income thereon;

•
amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

•	amounts available pursuant to any other credit enhancement for the series.

If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See “The Trust Funds—Collection and Distribution Accounts” in this prospectus.

The Primary Assets and Their Valuation

The primary assets of each trust fund may include one or more pools of the following:

•	Residential Loans,

•	Home Equity Loans,

•	Home Improvement Contracts,

•	Manufactured Housing Contracts,

•	Agency Securities, and

•	Private Label Securities.

When we use the term “loans” in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the “mortgaged properties.”

If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. The initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Exchangeable Securities

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders specified in the related prospectus supplement, will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•	the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Payments of Interest

The securities of each class that by their terms are entitled to receive interest will bear interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or on the basis of a 360-day year and the actual number of days elapsed during the related accrual period, as specified in the related prospectus supplement) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). All indices that apply to pool assets with adjustable rates will be indices “that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See “—Weighted Average Lives of the Securities” below.

Special Redemption

If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor, the trustee or the securities administrator, as applicable, prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee or the securities administrator, as applicable, receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

The Trust Funds

General

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include assets purchased by the depositor from the sponsor and any other seller composed of:

•	the primary assets of the trust fund;

•
amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

•	any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

•	REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

•	the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

The primary assets for a series will be sold by the sponsor and any other seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the sponsor or any other seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

•	to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

•	to issue the related securities,

•	to make payments and distributions on the securities, and

•	to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be either “conventional” loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement and expanded upon in the related prospectus supplement:

•	Interest may be payable at

–	a fixed rate,

–	a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

–	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

–	a rate that otherwise varies from time to time, or

–	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the “sum of the digits” or “Rule of 78s” methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the sponsor or any other seller of the property or another source.

•	Principal may be

–	payable on a level debt service basis to fully amortize the loan over its term,

–	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

–	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may

–	be fixed for the life of the loan,

–	increase over a specified period of time or

–	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

When we use the term “mortgaged property” in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as further described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term “properties” in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in this prospectus.

Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

•
A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

•	A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

•	A borrower may fail to make the required periodic payment.

•	Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

•
a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

•	a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a “manufactured home” as “a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended. The Serviceman’s Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.

The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans;

•
the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

•	the range and average principal balance of the loans;

•	the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

•	the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

•	the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

•	any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

•	the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

•	the geographic distribution of any mortgaged properties securing the loans;

•
for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

•	the lien priority of the loans;

•	the delinquency status and year of origination of the loans;

•	whether the loans are closed-end loans and/or revolving credit line loans; and

•	in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities or if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Private Label Securities

General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

•	pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

•	collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

The Private Label Securities will previously have been

•	offered and distributed to the public pursuant to an effective registration statement, or

•
purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuing entity or its affiliate, whichever is later.

Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

The issuer of Private Label Securities will be

•	a financial institution or other entity engaged generally in the business of lending,

•	a public agency or instrumentality of a state, local or federal government, or

•	a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable below:

•	the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

•	the maximum original term to stated maturity of the Private Label Securities,

•	the weighted average term to stated maturity of the Private Label Securities,

•	the pass-through or certificate rate or range of rates of the Private Label Securities,

•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

•	certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

•	the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

•	the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

•	the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

•	the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the underlying loans,

•	the minimum and maximum stated maturities of the underlying loans at origination,

•	the lien priority of the underlying loans, and

•	the delinquency status (disclosed in 30/31 day buckets) and year of origination of the underlying loans.

The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement.

Agency Securities

Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306 (g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section

306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers’ monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

•	fixed-rate level installment conventional mortgage loans,

•	fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

•	adjustable rate conventional mortgage loans, or

•	adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the sponsor and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders’ instructions.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

A separate collection account will be established by the trustee or the servicer, as applicable, in the name of the trustee, for each series of securities for receipt of

•	the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

•	all amounts received with respect to the primary assets of the related trust fund, and

•	income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee or the securities administrator, as applicable, will establish a separate distribution account for each series of securities. The trustee or the securities administrator, as applicable, will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker’s acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. The trustee or the party designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the proceeds of the offering of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See “Material Federal Income Tax Considerations—Taxation of the REMIC” and “ERISA Considerations” in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

•	the sum of

•	the amount of interest accrued on the securities of the series, and

•	if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

•	the amount of interest available from the primary assets in the trust fund.

Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

Credit Enhancement

If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor’s assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the trust fund assets;

•	paying administrative expenses; or

•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Overcollateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

•	the cost of repair or replacement of the property, and

•
upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Material Legal Aspects of the Loans” in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans and will not be restored.

Reserve Funds

If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee or the securities administrator, as applicable, as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee or the securities administrator, as applicable, to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

Amounts deposited into a reserve fund will be invested by the trustee or the securities administrator, as applicable, in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

•	the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

•	the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

•
to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•
to provide payments if any index rises above or falls below specified levels (all indices that apply to pool assets with adjustable rates will be indices “that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds); or

•	to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee, supplemental interest trustee or securities administrator, as applicable, on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure will only provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

Static Pool Information

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Servicing of Loans

General

Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

•	waive any assumption fee, late payment charge, or other charge in connection with a loan, and

•	to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

•
an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

•
an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

The funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

The servicer, the depositor, the trustee, the sponsor or any additional seller, as applicable, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

•	all payments in respect of principal, including prepayments, on the primary assets;

•
all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

•
all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

•	all Insurance Proceeds;

•	all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

•	all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

•	all repurchase prices of any primary assets repurchased by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement.

The servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

•
to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer’s right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties (“Insurance Proceeds”)) that represent late recoveries of scheduled payments with respect to which the Advance was made;

•
to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

•
to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

•
in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

•	to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

•
to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•
to make payments to the trustee or the securities administrator, as applicable, of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

•	to clear and terminate the collection account pursuant to the related agreement

Inaddition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance. The servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties typically will contain a “coinsurance” clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of

•	the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

•	such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

Coverage will be in an amount at least equal to the greater of

•	the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

•	the outstanding principal balance of the related loan.

The servicer will also typically maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

•	the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

•	its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

When any property is about to be conveyed by the borrower, the servicer will typically, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable “due-on-sale” clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

The servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer may also be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

The servicer may also pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month’s interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

The servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer’s expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer’s expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property. This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Certain Matters Regarding the Servicer

The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. The events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under “The Agreements—Events of Default; Rights upon Event of Default—Pooling and Servicing Agreement; Servicing Agreement” in this prospectus.

The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

•	services similar loans in the ordinary course of its business;

•	is reasonably satisfactory to the trustee;

•	has a net worth of not less than the amount specified in the prospectus supplement;

•
would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

•
executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

Except to the extent otherwise provided in the related prospectus supplement or pooling and servicing agreement, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

The Agreements

The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date. The trustee will, concurrently with the assignment, execute and deliver the securities.

Assignment of Mortgage Loans. The depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Assignment of Home Improvement Contracts. The depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the sponsor identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. The Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts” in this prospectus.

Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will cause a UCC-1 financing statement to be executed by depositor, the sponsor or any additional seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts” in this prospectus.

Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

•	the original principal amount,

•	its unpaid principal balance as of the cut-off date,

•	the current interest rate,

•	the current scheduled payment of principal and interest,

•	the maturity date, if any, of the related note, and

•	if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. The trustee will not typically be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See “The Trust Funds—Private Label Securities” in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

•	the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

•	immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities,

•	there has been no other sale of the Agency or Private Label Securities, and

•	there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities.

Repurchase and Substitution of Non-Conforming Primary Assets. If any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor, the sponsor or any additional seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor, the sponsor or any additional seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. The repurchase shall be effected at a price equal to the sum of:

•	the lesser of

•	the principal balance of the primary asset, and

•	the trust fund’s federal income tax basis in the primary asset;

plus

•	accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund’s federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the related prospectus supplement, the depositor, the sponsor or any additional seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

•
it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

•	it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

•	it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

•	it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

•	if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

The sponsor or another entity will make representations and warranties with respect to primary assets for each series. If the sponsor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related pooling and servicing agreement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the sponsor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the related pooling and servicing agreement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

The sponsor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or sponsor of the non-conforming primary assets. See “Risk Factors—Only the assets of the related trust fund are available to pay your certificates” in this prospectus.

No holder of securities of a series, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than percentage specified in the related prospectus supplement of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

•
The applicable trustee or the securities administrator, as applicable, will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a monthly statement setting forth, the items specified in the related prospectus supplement and in the related pooling and servicing agreement or indenture.

In addition, within a reasonable period of time after the end of each calendar year the trustee or securities administrator, as applicable, will furnish to each holder of record at any time during the calendar year:

•	the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

•	the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Holders.”

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee’s or the securities administrator’s website referenced under “Available Information” in this prospectus as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Loans-Evidence as to Compliance” in the related prospectus supplement.

Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See “Servicing of Loans-Evidence as to Compliance” in the related prospectus supplement.

If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee or the securities administrator, as applicable. The trustee or the securities administrator, as applicable, will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. “Events of default under the pooling and servicing agreement for each series of certificates include, but are not limited to:

•
any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

•
any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the a percentage specified in the related prospectus supplement of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than a percentage specified in the related prospectus supplement of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

Indenture. “Events of default” under the indenture for each series of notes include, but are not limited to:

•	a default for thirty (30) days (or other time period specified in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•
any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

•	any other event of default specified with respect to notes of that series.

If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or other period specified in the related prospectus supplement), unless:

•	the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

•
the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of a percentage specified in the related prospectus supplement of the total amount of the then-outstanding notes of the series.

In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or other period specified in the related prospectus supplement) in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Agreements to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Agreements. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

On and after the time the master servicer receives a notice of termination pursuant to the Agreements, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Agreements and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Agreements; provided, however, pursuant to the Agreements, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Agreements in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Agreements. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least the amount specified in the related prospectus supplement, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Agreements, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Agreements), with like effect as if originally named as a party to the Agreements, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreements. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Agreements. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Agreements.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Agreements and to the rating agencies.

The trustee will transmit by mail to all certificateholders, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Agreements will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Agreements as set forth in the Agreements except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Agreements, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Agreements is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreements, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreements provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Resignation of Trustees

Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

•	if the trustee ceases to be eligible to continue as such under the related agreement, or

•	if the trustee becomes insolvent, or

•	the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

The Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

•	to cure any ambiguity,

•	to correct any defective provisions or to correct or supplement any provision in the agreement,

•	to add to the duties of the depositor, the applicable trustee or the servicer,

•	to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

•
to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the sponsor, any other seller, the servicer or any trustee is obligated to maintain or improve the rating), or

•	to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. An amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

Each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than the percentage specified in the related prospectus supplement of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, a percentage specified in the related prospectus supplement of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

•	reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

•
reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered “Holders” under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See “Description of the Securities—Optional Redemption, Purchase or Termination” in this prospectus.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as “mortgage loans.” The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of “owner or operator” for a secured creditor who, without “participating in the management” of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender “participates in the management” of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

A regulation promulgated by the U.S. Environmental Protection Agency (EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh’g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass’n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

•
exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

•
exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be “participation in management,” including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an “owner or operator,” even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Federal Bankruptcy Code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts and the Manufactured Housing Contracts

General

The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests,” each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. The contracts will typically not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.

Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days’ notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Security Interests in the Manufactured Homes

The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

Consumer Protection Laws

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower’s equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Civil Relief Act

Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•
are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

•
may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

•
may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

If a borrower’s obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

The Sponsor

The sponsor will be EMC Mortgage Corporation (“EMC”) for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions Group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999.

The Depositor

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc.

The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor’s securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor’s Limited Liability Company Agreement limits the depositor’s activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. In conjunction with EMC’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus, in the related prospectus supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

•	to purchase the primary assets of the related trust fund,

•	to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

•	to establish any reserve funds described in the related prospectus supplement, and

•	to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the sponsor or any other seller in exchange for the primary assets.

Material Federal Income Tax Considerations

General

The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig, LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

The federal income tax consequences to securityholders will vary depending on whether:

•	the securities of a series are classified as indebtedness;

•	an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICs under the Code;

•	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

•
securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

•	To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they may not have the character described in the preceding sentence.

Taxation of Debt Securities

Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes, including securities that are REMIC regular interests.

Debt securities that permit interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with “original issue discount” or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. Holders are encouraged to be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than “qualified stated interest” payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See “—Election to Treat All Interest as Original Issue Discount” below.

In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any “true” discount on such debt security (i.e., the excess of the debt security’s stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security’s issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of

(a)	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

(b)	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

•	events that have occurred before the end of the accrual period and

•	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See “—Tax Status as a Grantor Trust—Discount or Premium on Pass-Through Securities” below.

Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

•
in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

General. In the opinion of tax counsel, if one or more REMIC elections, as applicable, are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs, as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “regular interests” or “residual interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

•
securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Section 7701(a)(19)(C) of the Code); and

•
securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets).

If less than 95% of the REMIC’s assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC’s assets are qualifying assets.

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a “single class REMIC,” however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A “single class REMIC” refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and not deductible for purposes of calculating an individual holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

•	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

The expenses of the REMIC will typically be allocated to holders of the related REMIC residual interest securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “—Taxation of Owners of Residual Interest Securities”, would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and

•	deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed 2% of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See “—Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

To the extent that a REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a certificate representing a REMIC residual interest will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a REMIC residual interest security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders are encouraged to consult their tax advisers with respect to such additional limitations.

Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder’s adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the residual interest security at the time of sale or exchange. A holder’s adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder’s adjusted basis in the newly acquired residual interest or similar security.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “—Tax Treatment of Foreign Investors” below.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

•	First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

•	Second, the residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

•	Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of

•	REMIC taxable income for the quarterly period allocable to a residual interest security,

over

•
the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “—Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “disqualified organization” including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in “Tax Treatment of Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

(a)	the “formula test”:

the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

(1)	the present value of any consideration given to the transferee to acquire the residual interest;

(2)	the present value of the expected future distributions on the residual interest; and

(3)	the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

(b)	the “asset test”:

(1)
at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of the transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

(2)
the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation, a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

(3)
a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term applicable federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Inducement Fees

Final regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income:

(i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

(ii) ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

Prospective purchasers of the noneconomic REMIC residual interests are encouraged to consult with their tax advisors regarding the effect of these final regulations.

Tax Status as a Grantor Trust

General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as “pass-through securities.” In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of “stripped securities”, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent “reasonable” compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “—Taxation of Debt Securities —Market Discount” and “—Premium” above.

In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan’s principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders are encouraged to bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

•	in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

•	each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans’ character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

•	“real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and

•	“loans secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

Sale or Exchange

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder’s tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

•
the amount that would have been includible in the holder’s income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder’s holding period, over

•	the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

•	fails to furnish the applicable trustee with its taxpayer identification number;

•	furnishes the applicable trustee with an incorrect taxpayer identification number;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the applicable trustee or such holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee or securities administrator, as applicable, will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Taxation of Classes of Exchangeable Securities

General

Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the exchangeable securities of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The exchangeable securities will represent beneficial ownership of interests in the classes of securities in the related trust fund.

Tax Status

The exchangeable securities will represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and OID and interest accruing on exchangeable securities will represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). Exchangeable securities will be “qualified mortgages” under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

An exchangeable security represents beneficial ownership of an interest in one or more classes of securities on deposit in the related trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the exchangeable security among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an exchangeable security, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the exchangeable security should account for such interest as described for REMIC regular interests under “Taxation of Debt Securities” above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder. A prospective investor is encouraged to consult its tax advisor regarding this matter.

A holder of an exchangeable security should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as further described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against OID from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single class of exchangeable securities for several classes of related exchangeable securities, and then sells one of the related exchangeable securities, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the single class of exchangeable securities between the part of such class underlying the related exchangeable security that was sold and the part of such class underlying the related exchangeable securities that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate OID with respect to the retained part as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable securities that may be exchanged for a single class of related exchangeable securities that is identical to a class of securities that is on deposit in the related trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other classes of related exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an exchangeable security is subject to taxation in the same manner as foreign holders of debt securities. Such manner of taxation is discussed below under the heading “ —Tax Treatment of Foreign Investors.”

Backup Withholding

A holder of an exchangeable security is subject to backup withholding rules similar to those applicable to debt securities. Such manner of taxation is discussed under the heading “—Miscellaneous Tax Aspects—Backup Withholding” in this prospectus.

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of exchangeable securities that are not excepted from the reporting requirements.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, interest will normally qualify as portfolio interest and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

•	the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuing entity, or

•	the recipient is a controlled foreign corporation to which the issuing entity is a related person.

For interest to qualify for the portfolio interest exemption from United States withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold United States tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for United States withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuing entity to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See “—Excess Inclusions” above.

Tax Characterization of the Trust Fund as a Partnership

Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not “indexed securities” or “strip notes.” Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See “Taxation of Debt Securities—Election to Treat All Interest as Original Issue Discount” in this prospectus. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that is a “short-term note” (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a “foreign person” (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

•
is not actually or constructively a “10 percent shareholder” of the trust fund or the sponsor (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the trust fund or the sponsor is a “related person” within the meaning of the Code; and

•
provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person’s name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person and not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under “— Tax Characterization of the Trust Fund as a Partnership,” and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations is possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the underlying loans will not be issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and, thus, the tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

•	the name, address and taxpayer identification number of the nominee; and

•
as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected with a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

Each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Reportable Transactions

Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon several indicia, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

State and Local Tax Considerations

In addition to the United States federal income tax considerations described in this prospectus under “Material Federal Income Tax Considerations,” potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained certain relationships to a Plan, called “Parties in Interest”, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan=s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to a Plan’s assets, or Plan Assets, for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that a Plan=s assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a security with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered Parties in Interest with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class and Statutory Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such plan or entity (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by independent qualified professional asset managers.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by certain in-house investment managers.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

•
PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•
the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•
and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor’s benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm=s-length transaction with an unrelated party.

Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group”, other than the Underwriter. The Restricted Group consists of any Underwriter, the master servicer, any servicer, any insurer, the depositor, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the trust fund consisting of more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities other than the underwriter.

Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held by only “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the Exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy a class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

1.
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:

i.	The Plan is not an Excluded Plan,

ii.	Each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class,

iii.
After the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

iv.
In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

2.	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

3.	The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan=s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the pre-funding period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the trust fund during the pre-funding period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre- Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

•	either:

(1)
the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)
an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

•
the pre-funding period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)
be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)	have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the pre-funding period;

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Insurance company general accounts.

•
In the event that securities which are certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

•
Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

Revolving pool features.

The Exemption only covers certificates backed by a “fixed” pool of loans which requires that all the loans must be transferred to the trust fund or identified at closing (or transferred within the pre-funding period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities

With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code.

Consultation with Counsel

There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a security in reliance on the Exemption, or an Investor-Based Exemption, or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

 Method of Distribution

The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard before any such reoffer or sale.

Legal Matters

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered will be passed upon by Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

Financial Information

A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Available Information

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Reports to Holders” in this prospectus and “Servicing of Loans — Evidence as to Compliance” in the related prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee’s or the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website will be provided in the related Prospectus Supplement.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

Incorporation of Certain Information by Reference

This prospectus incorporates by reference all documents, including but not limited to the financial statements and reports filed or incorporated by reference by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to the requirements of Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities; provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity’s annual reports filed on Form 10-K with respect to a trust fund. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuing entities, including each trust fund, that file electronically with the SEC.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency’s assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Legal Investment Considerations

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

Plan of Distribution

The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

Glossary of Terms

Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Agreement. An owner trust agreement, servicing agreement or indenture.

Asset Value. With respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

•
the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

•	the then outstanding principal balance of the primary assets.

Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

Assumption Fee. The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

Benefit Plan Investors: Plans subject to Part 4 of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include Plan Assets by reason of any such Plan’s investment in the entity.

Closing Date. With respect to any series of bonds, the date on which the bonds are issued.

Code. The Internal Revenue Code of 1986.

DOL. The U.S. Department of Labor.

DOL Regulations. Regulations by the DOL promulgated at 29 C.F.R. '2510.3-101.

DTC Registered Bond. Any bond initially issued through the book-entry facilities of the DTC.

Exemption. An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) or any amendment thereto.

Exemption Rating Agency. Standard & Poor=s, a division of The McGraw-Hill Companies, Inc., Moody=s Investors Service, Inc., or Fitch, Inc or any other “Rating Agency” within the meaning of the Exemption.

Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

Issuing Entity. The Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the bonds.

Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

Parity Act. The Alternative Mortgage Transaction Parity Act of 1982.

Parties in Interest. With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Plan Assets. “Plan assets” of a Plan within the meaning of the DOL Regulations.

Plans. ERISA Plans and Tax Favored Plans.

Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

Tax Favored Plans. Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;

•
a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•
an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

$685,929,000
(Approximate)

Bear Stearns Asset Backed Securities I Trust 2007-HE2
Issuing Entity

Asset-Backed Certificates, Series 2007-HE2

EMC Mortgage Corporation
Sponsor and Master Servicer

Bear Stearns Asset Backed Securities I LLC
Depositor

Bear, Stearns & Co. Inc.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the base prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2007-HE2 Asset-Backed Certificates in any state where the offer is not permitted.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the base prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the base prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

February 27, 2007